As filed with the Securities and Exchange Commission on November 1, 2006
                                     An Exhibit List can be found on page II-11.
                                                    Registration No. 333-130535

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------


                             AMENDMENT NO. 2 TO THE
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

                               BRAVO! BRANDS INC.
                 (Name of small business issuer in its charter)



                                    FORMERLY
                        BRAVO! FOODS INTERNATIONAL CORP.
(Name Change Since Last Filing of Amendment No. 1 to the Registration Statement)


    Delaware                          2020                        62-1681831
(State or other           (Primary Standard Industrial         (I.R.S. Employer
Jurisdiction of            Classification Code Number)       Identification No.)
Incorporation or
  Organization)

                               11300 US Highway 1
                         North Palm Beach, Florida 33408
                                 (561) 625-1411
(Address and telephone number of principal executive offices and principal place of business)

                     Roy G. Warren, Chief Executive Officer
                               BRAVO! BRANDS INC.
                               11300 US Highway 1
                         North Palm Beach, Florida 33408
                                 (561) 625-1411
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                 Marc Ross, Esq.
                              Stephen Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

                                           Proposed
                                           maximum       Proposed
Title of each class of                     offering       maximum
   securities to be       Amount to be    price per      aggregate        Amount of
      registered         registered (1)     share     offering price   registration fee
----------------------   --------------   ---------   --------------   ----------------
Shares of common stock     40,500,000      $0.66(2)   $26,730,000.00       $3,146.12
Shares of common stock
  issuable upon exercise
  of warrants              17,504,688      $0.66(2)   $11,533,094.08       $1,359.80
                           ----------                                      ---------
Total                      58,004,688                                      $4,505.92*
                           ==========                                      =========

*     Previously paid

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are currently outstanding or issuable upon the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. Should a decrease in the exercise price for our warrants as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on December 7, 2005, which was $0.66 per share.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER __, 2006

                               BRAVO! BRANDS INC.
                              58,004,688 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders up to 58,004,688 shares of our common stock, including the following:

      o     40,500,000 shares of our common stock;

      o up to 15,492,188 shares issuable upon the exercise of common stock purchase warrants at $0.80.

      o up to 1,012,500 shares issuable upon the exercise of common stock purchase warrants at $0.50; and

      o up to 1,000,000 shares issuable upon the exercise of common stock purchase warrants at $0.05

      The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "BRVO". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 30, 2006, was $0.47.


      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2006.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Bravo! Brands Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               BRAVO! BRANDS INC.

      We are involved in the development and marketing of our Slammers(R) trademarked brand, the obtaining of license rights from third party holders of intellectual property rights to other trademarked brands, logos and characters, and the granting of production and marketing rights to processor dairies to produce branded flavored milk and generating revenue through the sale of "kits" to these dairies outside of the United States and through wholesale sales within the United States. The price of the "kits" consists of an invoiced price for a fixed amount of flavor ingredients per kit used to produce the flavored milk and a fee charged to the dairies for the production, promotion and sales rights for the branded flavored milk. In the United States, we also generate revenue from the unit sales of finished branded flavored milks to retail consumer outlets.

      Our new product introduction and growth expansion continue to be expensive and we reported a net loss of $79,528,653 for the year ended December 31, 2005 and a net loss of $11,517,620 for the year ended December 31, 2004. In addition, we had a net loss of $15,203,188 for the six months ended June 30, 2006. We have suffered operating losses and negative cash flows from operations since inception and, at December 31, 2005, we had an accumulated deficit, a capital deficit, are delinquent on certain debts and have negative working capital. These conditions give rise to substantial doubt about our ability to continue as a going concern.

      Our principal offices are located at 11300 US Highway 1, North Palm Beach, Florida 33408, and our telephone number is (561) 625-1411. We are a Delaware corporation.

The Offering

Common stock offered by         Up to 58,004,688 shares, which would represent
  selling stockholders          29.1% of our outstanding shares of common stock
                                assuming the exercise of warrants being
                                registered herewith including:

                                O 40,500,000 shares of common stock;

                                O up to 15,492,188 shares issuable upon the exercise of common stock purchase warrants at $0.80;

                                O up to 1,012,500 shares issuable upon the exercise of common stock purchase warrants at $0.50; and

                                O up to 1,000,000 shares issuable upon the exercise of common stock purchase warrants at $0.05.

Common stock to be outstanding Up to 212,522,689 shares after the offering

Use of Proceeds                 We will not receive any proceeds from the sale
                                of the common stock

Over-The-Counter Bulletin       BRVO
  Board Symbol


      The above information regarding common stock to be outstanding after the offering is based on 200,386,286 shares of common stock outstanding as of October 30, 2006 and assumes the subsequent exercise of warrants by our selling stockholders.

      To obtain funding for our ongoing operations, we entered into the following financing transaction:

      On November 28, 2005, we closed a funding transaction with 13 accredited institutional investors, for the issuance and sale of 40,500,000 shares of our common stock for a purchase price of $20,250,000. We also issued five-year warrants for the purchase of an additional 15,187,500 shares of common stock at an exercise price of $0.80 per share to these investors. In connection with this financing, we issued a five-year common stock purchase warrant to purchase of 1,012,500 shares of common stock at an exercise price of $0.50 and 304,688 shares at an exercise price of $0.80 to SG Cowen & Co., LLC, for its services as a Placement Agent in connection with this funding transaction. The securities are restricted and have been issued pursuant to an exemption to the registration requirements of Section 5 of the Securities Act of 1933 for "transactions of the issuer not involving any public offering" provided in Section 4(2) of the Act and pursuant to a Regulation D offering.

      The shares of common stock and the shares of common stock underlying the warrants carry registration rights that obligate us to file a registration statement within 45 days from closing and have the registration statement declared effective within 120 days from closing.

      In connection with an intellectual property licenses, we entered into the following:

      On June 20, 2005, we issued a one year warrant for the purchase of 1,000,000 shares of common stock at an exercise price of $0.05 per share to Marvel Enterprises, Inc., pursuant to an April 14, 2005 Services Agreement for marketing, promotional and creative services to be performed by Marvel Enterprises, Inc. in connection with an intellectual property license between our company and Marvel Enterprises, Inc.

      This prospectus relates to the resale of the shares of common stock and the shares of common stock issued or to be issued upon exercise of common stock purchase warrants in connection with the November 28, 2005 private placement and the shares of common stock issuable upon exercise of common stock purchase warrants issued in connection with the April 14, 2005 Services Agreement.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Requiring Us To Seek Additional Sources of Capital Which May Not Be Available, Requiring Us To Curtail Or Cease Operations.

      Our new product introduction and growth expansion continue to be expensive, and we reported a net loss of $79,528,653 for the year ended December 31, 2005 and a net loss of $11,517,620 for the year ended December 31, 2004. In addition, we had a net loss of $15,203,188 for the six months ended June 30, 2006. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel, marketing and promotions, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. While we closed on $20,250,000 in new equity financing in November 2005, after the payment of approximately $1.5 million in fees and expenses, we have allocated approximately $1.7 million of the net proceeds for the payment of a finders fee in connection with our execution of a Master Distribution Agreement with Coca-Cola Enterprises Inc. and approximately $5.4 million for the redemption of approximately 30.3 million warrants, and have allocated approximately $11.7 million for general working expenses. In addition, in August 2006, we completed a $30.0 million convertible note financing that is expected to fulfill our liquidity requirements through the end of 2006. However, $15.0 million of this financing is held in escrow, and there can be no assurance that the investors will release these amounts. We have entered into an Amendment Agreement with the holders of the convertible notes to amend the convertible notes in certain respects as consideration for the holders' release of our default resulting from our delay in the filing of the our quarterly report for the period ended June 30, 2006. There can be no assurance that these financings will be adequate for the development and marketing of our services and products at a level that provides sufficient profitability for sustained growth. If the present funds prove sufficient and we are unable to generate adequate funds from operations or external sources, we would be required to curtail or cease operations.

If We Are Unable to Achieve and Sustain Profitability, Our Business Operations Will be Harmed and If We Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

      Additional capital may be required to effectively support the operations and to otherwise implement our overall business strategy. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

      In their report dated February 9, 2006, except for Note 13 as to which the date is September 8, 2006, our independent auditors stated that our financial statements for the year ended December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a net loss for the year ended December 31, 2005 in the amount of $79,528,653 as well as a significant working capital deficiency as of that date. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals, and there can be no assurances that such methods will prove successful.

Since we depend upon key personnel having significant business contacts in the US and internationally, the loss of one or more of our management team may have a negative effect on our business.

The unexpected loss of the services of any member of the management team could have a material adverse effect on our ability to conduct and grow both our US and international business. We are and will be dependent on our current management teams for the foreseeable future

      o     to obtain needed additional financing

      o to develop and maintain critical business contacts for the production of our branded milk products

      o to develop and maintain third party licensor and brand development contacts for the formulation of new brand development and branded food products

We face intense competition in our US market that could negatively impact our results of operations

      Since we are smaller than our competitors in the US market and since we have limited resources and sell our branded products at premium prices, we have had difficulty in developing and maintaining our market share in the consumer milk market. This difficulty could adversely affect our ability to achieve our business goals to develop and increase the awareness of our branded products in an effort to increase sales, while maintaining a premium price structure.

      The ability of our competition to sell dairy and other food products at prices below prices charged by us for our products may represent an obstacle to our ability to secure a market share at revenue levels sufficient to achieve profitability.

      In our foreign business, we grant the rights to produce and sell branded milk products to processor dairies under production agreements. Our role in these agreements, in addition to granting the rights to produce the branded milks as part of the sale of flavor ingredient packages to dairies, is limited to marketing and promotion assistance and control over packaging and advertising design issues. Such processors dairies have significant control over sales and distribution of the branded milk products. A reduction in sales effort or discontinuance of sales of our products by our co-producers could lead to reduced sales.

Risks Relating to Convertible Preferred and Convertible Debenture Financing
Arrangement:

There Are a Large Number of Shares Underlying Our Convertible Debentures and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of October 30, 2006, we had 200,386,286 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 7,500,000 shares of common stock at below market prices, convertible prefered outstanding that may be converted into an estimated 31,400,000 shares of common stock at below market prices outstanding warrants to purchase an estimated 40,100,000 shares of common stock and options to purchase approximately 8,600,000 shares of common stock. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold pursuant to a currently effective registration statement or pursuant to Rule 144. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Debentures and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the debenture holders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings, selling these shares and then converting the rest of their holdings. In this way, the debenture holders could sell more than this limit while never holding more than this limit.

If We Are Required for any Reason to Repay Our Outstanding Convertible Debentures, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

      In November 2003, April 2004, June 2004, October 2004, December 2004, January 2005, April 2005, and July 2006, we entered into financing arrangements for the sale of $35,750,000 principal amount of convertible debentures. Currently, the remaining unpaid principal of the issued notes is $30,350,000, with approximately $131,312 in accrued interest.

      Any event of default could require the early repayment of the convertible debentures, including a default interest rate if the default is not cured with the specified grace period. We anticipate that the majority of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our working capital or raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us to recover the amounts due. Any such action may require us to obtain additional financing or curtail operations.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. In the event that we receive proceeds from the exercise of the Class A, Class B Warrants and other warrants, we will use these funds for working capital.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "BRVO".

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                 High   Low
                 ----   ---
2004
First Quarter     .17   .06
Second Quarter    .34   .14
Third Quarter     .27   .13
Fourth Quarter    .22   .09

2005
First Quarter     .18   .10
Second Quarter   1.21   .14
Third Quarter    1.43   .51
Fourth Quarter    .80   .47

2006
First Quarter     .74   .54
Second Quarter    .81   .50

HOLDERS


Equity holders at October 30, 2006

Common stock               200,386,286 shares   7,200 holders (approximate)
Series B preferred stock       107,440 shares   1 holder
Series H preferred stock        64,500 shares   1 holder
Series J preferred stock       200,000 shares   1 holder
Series K preferred stock        95,000 shares   1 holder

Dividends

      We have not paid dividends on our common stock and do not anticipate paying dividends. Management intends to retain future earnings, if any, to finance working capital, to expand our operations and to pursue our acquisition strategy.

      The holders of common stock are entitled to receive, pro rata, such dividends and other distributions as and when declared by our board of directors out of the assets and funds legally available therefor. The availability of funds is dependent upon dividends or distribution of profits from our subsidiaries and may be subject to regulatory control and approval by the appropriate government authorities on either a regional or national level.

      We have dividends in arrearage for our convertible preferred stock in the amount of $1,240,682 and $928,379 as of the years ended December 31, 2005 and 2004, respectively.

Securities authorized for issuance under equity compensation plans

      The equity compensation reported in this section has been and will be issued pursuant to individual compensation contracts and arrangements with employees, directors, consultants, advisors, vendors, suppliers, lenders and service providers. The equity is reported on an aggregate basis as of December 31, 2005. Our security holders have not approved the compensation contracts and arrangements underlying the equity reported.

                         Number of securities      Weighted average
                           to be issued upon     price of outstanding   Number of securities remaining
   Compensation Plan     exercise of options,   options, warrants and      for future issuance under
       Category           warrants and rights           rights             equity compensation plans
----------------------   --------------------   ---------------------   ------------------------------
Directors (former)               325,000                $ 0.71                  0  individual plans
Employees (former)               650,000                $ 0.87             60,000  individual plans
Directors/Management &                                                             2005 Stock Option
  Employees                    8,872,745                $0.245          1,475,000  Incentive Plan(1)
Consultants                      510,714                $ 0.30                  0  individual plans
                              ----------                ------          ---------
Total                         10,358,459                $ 0.77          1,535,000
                              ==========                ======          =========

On April 6, 2005, our Directors voted to adopt a Stock Option Incentive Plan for the grant of option to directors, employees and consultants for the purchase of up to 10,397,745 shares of our common stock. On May 12, 2005, the Board of Directors accepted and adopted the determination of the Compensation Committee to grant options to purchase 8,922,745 shares of common stock to our employees, directors and certain consultants. The ten-year options vest over a period of eighteen months and have exercise prices varying from $0.20 per share to $0.30 per share, with a weighted average exercise price of $0.24 per share.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

      Our business model includes the development and marketing of our Company owned Slammers(R) and Bravo!(TM) trademarked brands, the obtaining of license rights from third party holders of intellectual property rights to other trademarked brands, logos and characters and the production of our branded flavored milk drinks through third party processors. In the United States and the United Kingdom, we generate revenue from the unit sales of finished branded flavored milk drinks to retail consumer outlets. We generate revenue in our Middle East business through the sale of "kits" to these dairies. The price of the "kits" consists of an invoiced price for a fixed amount of flavor ingredients per kit used to produce the flavored milk and a fee charged to the dairy processors for the production, promotion and sales rights for the branded flavored milk.

      Our business in the United Kingdom started at the end of the second quarter of 2005. Our UK business has not been profitable owing to the difficulties encountered in initial market penetration with new products introduced in the last half of 2005 through the first half of 2006. In the current period we had a negative gross margin for our UK operations. We are examining other distribution alternatives in the UK and, while we are making this determination, we have curtailed our production of inventory necessary to maintain a normal supply pipeline.

Our new product introduction and growth expansion continues to be expensive, and we reported a loss from operations of $9,563,041 for the period ended June 30, 2006. We had a net loss during this period of $15,203,188, largely as a result of a penalty interest expense of $4.6 million associated with our failure to have declared effective a registration statement for the common stock underlying our November 2005 financing in a timely manner. That registration statement currently is pending, and we are working to restate and file the necessary financial statements required to have that registration statement declared effective.

RESTATEMENT DISCLOSURE


      We have restated our annual report on Form 10-KSB for the year ended December 31, 2005 and our quarterly reports on Form 10-QSB for the quarterly periods ended March 31, 2006 and June 30, 2006. We have also restated the quarterly and year-to-date results for June 30, 2005 in the accompanying financial presentations for comparative purposes.

CORPORATE GOVERNANCE

The Board of Directors

      Our board has positions for seven directors that are elected as Class A or Class B directors at alternate annual meetings of our shareholders. Six of the seven current directors of our board are independent. Our chairman and chief executive officer are separate. The board meets regularly either in person or by telephonic conference at least four times a year, and all directors have access to the information necessary to enable them to discharge their duties. The board, as a whole, and the audit committee in particular, review our financial condition and performance on an estimated vs. actual basis and financial projections as a regular agenda item at scheduled periodic board meetings, based upon separate reports submitted by our Chief Executive Officer and Chief Accounting Officer. Our shareholders elect directors after nomination by the board, or the board appoints directors when a vacancy arises prior to an election. This year we have adopted a nomination procedure based upon a rotating nomination committee made up of those members of the director Class not up for election. The board presently is examining whether this procedure, as well as the make up of the audit and compensation committees, should be the subject of an amendment to the by-laws.

Audit Committee

      Our audit committee is composed of three independent directors and functions to assist the board in overseeing our accounting and reporting practices. Our financial information is recorded in house by our Chief Accounting Officer's office, from which we prepare financial reports. Lazar Levine & Felix LLP, independent registered public accountants and auditors, audit or review these financial reports. Our Chief Accounting Officer reviews the preliminary financial and non-financial information prepared in house with our securities counsel and the reports of the auditors. The committee reviews the preparation of our audited and unaudited periodic financial reporting and internal control reports prepared by our Chief Accounting Officer. The committee reviews significant changes in accounting policies and addresses issues and recommendations presented by our internal accountants as well as our auditors.

Compensation Committee

      Our compensation committee is composed of three independent directors and reviews the compensation structure and policies concerning executive compensation. The committee develops proposals and recommendations for executive compensation and presents those recommendations to the full board for consideration. The committee periodically reviews the performance of our other members of management and the recommendations of the chief executive officer with respect to the compensation of those individuals. Given the size of our company, the board periodically reviews all such employment contracts. The board must approve all compensation packages that involve the issuance of our stock or stock options. Currently, there is one vacancy on the compensation committee.

Nominating Committee

      The nominating committee was established in the second quarter 2002 and consists of those members of the director Class not up for election. The committee is charged with determining those individuals who will be presented to the shareholders for election at the next scheduled annual meeting. The full board fills any mid term vacancies by appointment.

CRITICAL ACCOUNTING POLICIES

Estimates

      This discussion and analysis of our consolidated financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles for interim reports that are generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in our financial statements are the following:

                  o Estimating future bad debts on accounts receivable that are carried at net realizable values.

                  o Estimating our reserve for unsalable and obsolete inventories that are carried at lower of cost or market.

                  o Estimating the fair value of our financial instruments that are required to be carried at fair value.

                  o     Estimating the recoverability of our long-lived assets.

      We use all available information and appropriate techniques to develop our estimates. However, actual results could differ from our estimates.

Revenue Recognition and Accounts Receivable

      Our revenues are derived from the sale of branded milk products to customers in the United States of America, Great Britain and the Middle East. Geographically, our revenues are dispersed 98% and 2% between the United States of America and internationally, respectively. We currently have one customer in the United States that provided 74% and 0% of our revenue during the six months ended June 30, 2006 and 2005, respectively.

      Revenues are recognized pursuant to formal revenue arrangements with our customers, at contracted prices, when our product is delivered to their premises and collectibility is reasonably assured. We extend merchantability warranties to our customers on our products but otherwise do not afford our customers with rights of return. Warranty costs have historically been insignificant.

      Our revenue arrangements often provide for industry-standard slotting fees where we make cash payments to the respective customer to obtain rights to place our products on their retail shelves for stipulated period of time. We also engage in other promotional discount programs in order to enhance our sales activities. We believe our participation in these arrangements is essential to ensuring continued volume and revenue growth in the competitive marketplace. These payments, discounts and allowances are recorded as reductions to our reported revenue. Unamortized slotting fees are recorded in prepaid expenses.

      Our accounts receivable are exposed to credit risk. During the normal course of business, we extend unsecured credit to our customers with normal and traditional trade terms. Typically credit terms require payments to be made by the thirtieth day following the sale. We regularly evaluate and monitor the creditworthiness of each customer. We provide an allowance for doubtful accounts based on our continuing evaluation of our customers' credit risk and our overall collection history. As of June 30, 2006 and December 31, 2005, the allowance of doubtful accounts aggregated $365,000 and $350,000, respectively.

      In addition, our accounts receivable are concentrated with one customer who represents 39% of our accounts receivable balances at June 30, 2006. Approximately, 6% of our accounts receivable at June 30, 2006 are due from international customers.

Inventories

      Our inventories, which consists primarily of finished goods, are stated at the lower of cost on the first in, first-out method or market. Further, our inventories are perishable. Accordingly, we estimate and record lower-of-cost or market and unsalable-inventory reserves based upon a combination of our historical experience and on a specific identification basis.

Impairment of Long-Lived Assets

      Our long-lived assets consist of furniture and equipment and intangible assets. We evaluate the carrying value and recoverability of our long-lived assets when circumstances warrant such evaluation by applying the provisions of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). FAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Financial Instruments

      We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we frequently enter into certain other financial instruments and contracts, such as debt financing arrangements, redeemable preferred stock arrangements, and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

      We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, we generally use the Black Scholes option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weightage to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in our trading market price which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

RESULTS OF OPERATIONS

Six Months Ended June 30, 2006 Compared to Six Months Ended June 30, 2005

Consolidated Revenues

      We had revenue for the six months ended June 30, 2006 of $7,266,441, with product costs of $6,200,097, and shipping costs of $744,636, resulting in a gross margin of $321,708. Our reported revenues for the six months ended June 30, 2006 increased by $3,920,053, or 117%, compared to revenues of $3,346,388 for the comparable period in 2005. This increase is the result of an increase in market penetration and distribution, owing to the continued implementation of our Master Distribution Agreement with Coca-Cola Enterprises in the first half of 2006. Revenues and gross margin are net of slotting fees and promotional discounts for the six months ended June 30, 2006 in the amount of $294,332 compared to $187,295 for the comparable period in the prior year.

      Geographically, our revenues are dispersed 98% and 2% between the United States of America and internationally, respectively. We plan to take measures to increase our international revenues as a percentage of our total revenues. In addition, we currently have one customer in the United States that provided 74% and 0% of our revenue during the six months ended June 30, 2006 and 2005, respectively. The loss of this customer or curtailment in business with this customer could have a material adverse affect on our business.

Consolidated Product Costs

      We incurred product costs and shipping costs of $6,200,097 and $744,636, respectively, for the six months ended June 30, 2006. Product costs in this period increased by $3,841,970, a 163% increase compared to $2,358,127 for the same period in 2005. Shipping costs in this period increased $313,800, a 73% increase compared to $430,836 for the same period in 2005. The increase in product costs reflects an increase in revenues and the concomitant increase in reported product costs and shipping costs associated with that increase.

Consolidated Operating Expenses

      We incurred selling expenses of $6,210,909 for the six months ended June 30, 2006. Our selling expenses for this period increased by $4,690,329, a 308% increase compared to our selling expenses of $1,520,580 for the same period in 2005. The increase in selling expenses in the current period was due to the hiring of additional sales staff and promotional charges associated with increased revenues and our development of four new product lines.

      We incurred general and administrative expense for the six months ended June 30, 2006 of $3,396,521. Our general and administrative expense for this period increased by $801,443, a 31% increase compared to $2,595,078 for the same period in 2005. As a percentage of total revenue, our general and administrative expense decreased from 77.5% in the period ended June 30, 2005, to 47% for the current period in 2006. We anticipate a continued effort to reduce this expense as a percentage of revenues through revenue growth, cost cutting efforts and the refinement of business operations. The increase in general and administrative expense for the current period is the result of the hiring of additional staff and other costs associated with the management and implementation of our relationship with Coca-Cola Enterprises under the Master Distribution Agreement.

      We incurred product development expense for the six months ended June 30, 2006 of $277,319 representing a 28.5% increase over product development expense for the comparable period of the prior year. This increase resulted from the reformulation of existing products and the development of new products under our license agreement with General Mills.

Interest Expense

      We incurred interest expense for the six months ended June 30, 2006 of $431,261. Our interest expense decreased by $1,060,629, a 71% decrease compared to $1,491,890 for the same period in 2005. The decrease was due to conversions of debt to common stock in late 2005 that eliminated the accrual of interest associated with that debt.

Legal Settlement

      In June 2005, we issued Marvel Enterprises a warrant to purchase 1,000,000 shares of our common stock in connection with the grant of a trademark license by Marvel to the Company. The warrant contained an expiration date of June 16, 2006. In connection with the issuance of the warrant, we executed a registration rights agreement with Marvel that required us to use our reasonable best efforts to cause the effectiveness of a registration statement, under the Securities Act of 1933, for the resale by Marvel of the shares purchasable under the warrant. In December 2005, the Company filed a registration statement under From SB-2 that included the common stock underlying the Marvel warrant. As of March 31, 2006, however, the Registration Statement had not been declared effective. In the second quarter of 2006, Marvel filed a complaint against the Company, alleging that Marvel had been damaged by our failure to cause a registration statement to become effective. On June 7, 2006, we settled the lawsuit, without the necessity of filing an answer to the complaint, by delivering to Marvel an amendment to the Warrant extending its term through June 16, 2007, and Marvel dismissed its complaint.

Gain (loss) on Debt Extinguishment

      We reported a gain on debt extinguishments for the six months ended June 30, 2005 of $7,164, resulting from the modification of the terms of certain notes.

Derivative Expense

      Derivative expense arises from changes in the fair value of our derivative financial instruments and, in rare instances, day-one losses when the fair value of embedded and freestanding derivative financial instruments issued or included in financing transactions exceed the proceeds or other basis. Derivative financial instruments include freestanding warrants, compound embedded derivative features that have been bifurcated from debt and preferred stock financings. In addition, our derivative financial instruments arise from the reclassification of other non-financing derivative and other contracts from stockholders' equity because share settlement is not within our control while certain variable share price indexed financing instruments are outstanding.

      Our derivative expense amounted to $98,011 for the six months ended June 30, 2006, compared to $75,839,650 for the corresponding period of the prior year.

      Changes in the fair value of compound derivatives indexed to our common stock are significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of warrant derivatives is significantly affected by changes in our trading stock prices. The fair value of derivative financial instruments that are settled solely with cash fluctuate with changes in management's weighted probability estimates following the financing inception and are generally attributable to the increasing probability of default events on debt and preferred stock financings. The fair value of the warrants declined principally due to the decline in our common stock trading price. Since these instruments are measured at fair value, future changes in assumptions, arising from both internal factors and general market conditions, may cause further variation in the fair value of these instruments. Future changes in these underlying internal and external market conditions will have a continuing effect on derivative expense associated with our derivative financial instruments.

      In addition, we entered into a $30 million debt and warrant financing in July 2006 that will require the bifurcation of derivative financial instruments. We have not calculated the amounts of these derivatives, but their effects on our earnings, arising from fair value changes, will be consistent with the derivatives that we carry as of June 30, 2006.

Liquidated Damages

During the three and six months ended June 30, 2006, we recorded liquidated damages expense of $3,872,388 and $4,558,275; none in the comparable periods of 2005. However, we recorded $303,750 of liquidated damages during the fourth fiscal quarter of our year ended December 31, 2005. We have entered into registration rights agreements with certain investors that require us to file a registration statement covering underlying indexed shares, become effective on the registration statement, maintain effectiveness, and, in some instances, maintain the listing of the underlying shares. Certain of these registration rights agreements require our payment of cash penalties to the investors in the event we do not achieve the requirements. We record estimated liquidated damages penalties as liabilities and charges to our income when the cash penalties are probable and estimable. We will evaluate our estimate of liquidated damages in future periods and adjust our estimates for changes, if any, in the facts and circumstances underlying their classification.

Net Loss

      We had a net loss for the six months ended June 30, 2006 of $15,203,188 compared with a net loss of $81,098,366 for the same period in 2005. The magnitude of both the 2006 and 2005 net loss is the result of our recording changes in derivative expense on the consolidated statement of operations.

Loss Applicable to Common Shareholders

      Loss applicable to common shareholders represents net loss less preferred stock dividends and accretion of our redeemable preferred stock to redemption value using the effective method. Diluted loss per common share reflects the assumed conversion of all dilutive securities, such as convertible preferred stock, convertible debt, warrants, and employee stock options.

Loss per Common Share

      Our basic loss per common share for the six months ended June 30, 2006 was $(0.08), compared with a basic loss per common share for the same period in 2005 of $(1.24). Because the Company experienced net losses for all periods presented, all potential common share conversions existing in our financial instruments would have an antidilutive impact on earnings per share; therefore, diluted loss per common share equals basic loss per common share for all periods presented.

      The weighted average common shares outstanding increased from 66,035,224 for the six months ended June 30, 2005 to 186,843,409 for the same period in 2006. The increase is attributed primarily to conversions of our convertible debt and preferred instruments into common shares. Potential common stock conversions excluded from the computation of diluted earnings per share amounted to 61,178,096 and 104,564,021 for the six month periods ending June 30, 2006 and June 30, 2005, respectively.

Comprehensive Income (Loss)

Comprehensive income (loss) differs from net income (loss) for the six months ended June 30, 2006 and 2005 by $21,439 and ($5,327), respectively, which represents the effects of foreign currency translation on the financial statements of our subsidiaries denominated in foreign currencies. Our foreign operations are currently not significant. Increases in our foreign operations will likely increase the effects of foreign currency translation adjustments on our financial statements.

Three Months Ended June 30, 2006 Compared to the Three Months Ended June 30,
2005

Consolidated Revenues

      The Company had revenues for the three months ended June 30, 2006 of $3,705,226, with product costs of $3,253,637 and shipping costs of $351,185, resulting in a gross margin of $100,404, or 2.7 % of sales. Our revenues for the three months ended June 30, 2006 increased by $1,256,608, a 51% increase compared to revenues of $2,448,618 for the three months ended June 30, 2005. The increase in revenue in the United States for the three months ended June 30, 2006 is the result of the increased distribution of our product through Coca-Cola Enterprises.

Consolidated Product Costs

      The Company incurred product costs of $3,253,637 and shipping costs of $351,185 for the three months ended June 30, 2006. Product costs for this period increased by $1,573,173, a 93.6% increase compared to $1,680,464 for the three months ended June 30, 2005. The increase in product costs and shipping costs in the United States for the three months ended June 30, 2006 is the result of increased revenues.

Consolidated Operating Expenses

      The Company incurred selling expenses for the three months ended June 30, 2006 of $3,367,811. Selling expenses increased for the three months ended June 30, 2006 by $2,332,262, a 225% increase compared to the selling expenses of $1,035,549 for the three months ended June 30, 2005. The increase in selling expenses is the result of increased sales.

      The Company incurred general and administrative expenses for the three months ended June 30, 2006 of $1,628,317. General and administrative expenses for the three months ended June 30, 2006 decreased by $208,507, an 11.3% decrease compared to $1,836,824 for the same period in 2005. The decrease in general and administrative expenses for the current period is the result of the recognition of warrant costs recognized in 2005 for warrants granted to an investor relations firm.

Interest Expense

      The Company incurred interest expense for the three months ended June 30, 2006 of $397,254. Interest expense for the three months ended June 30, 2006 decreased by $200,475, a 33.5% decrease compared to $597,729, for the same period in 2005. This decrease was the result of conversions of debt to common stock in late 2005 that eliminated the accrual of interest associated with that debt.

Liquidated Damages

During the three months ended June 30, 2006, we recorded liquidated damages expense of $3,872,388; none in the comparable period of 2005. However, we recorded $303,750 of liquidated damages during the fourth fiscal quarter of our year ended December 31, 2005. We have entered into registration rights agreements with certain investors that require us to file a registration statement covering underlying indexed shares, become effective on the registration statement, maintain effectiveness, and, in some instances, maintain the listing of the underlying shares. Certain of these registration rights agreements require our payment of cash penalties to the investors in the event we do not achieve the requirements. We record estimated liquidated damages penalties as liabilities and charges to our income when the cash penalties are probable and estimable. We will evaluate our estimate of liquidated damages in future periods and adjust our estimates for changes, if any, in the facts and circumstances underlying their classification.

Net Loss

      We had had a net loss for the three months ended June 30, 2005 of $14,926,521, compared with a net loss of $80,445,296 for the same period in 2005. The magnitude of the 2006 and 2005 loss is the result of our recording changes in the fair value in our derivatives.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Consolidated Revenues

We reported revenues for the year ended December 31, 2005 of $11,948,921, an increase of $8,604,222, or 257%, compared to revenues of $3,344,699 in 2004. This increase is the result of the acquisition of a significant new customer ("Coca Cola Enterprises" or "CCE") during the third fiscal quarter with sales generation commencing in the fourth fiscal quarter. Our revenues to CCE for the year ended December 31, 2005 comprise 34% of our total revenue. CCE will continue to be a significant customer in the foreseeable future. Since we commenced revenue generation with CCE in the fourth fiscal quarter, in future periods we expect that our revenues from sales to CCE will increase as a percentage of our total revenues.

Our revenues and gross margin are net of industry-standard slotting fees and promotional discounts for the year ended December 31, 2005 in the amount of $487,221 compared to $204,755 in 2004. We record these programs as reductions in our revenues and we may enter into similar programs in future periods to increase our market penetration.

Geographically, during the 2005 fiscal year, our revenues are dispersed 98% and 2% between the United States of America and internationally, respectively. While our current international revenues have not been significant, we are taking measures to further penetrate international markets and increase our international revenues as a percentage of our total revenues.

Consolidated Product and Shipping Costs

We incurred product costs and shipping costs of $8,938,692 and $1,505,035, respectively, for the year ended December 31, 2005. Product costs in 2005 increased by $6,563,887, a 276% increase compared to $2,374,805 in 2004. Shipping costs in 2005 increased $1,006,722, or 202%, compared to $498,313 in 2004. The increase in product costs reflects an increase in revenues and the concomitant increase in reported product and shipping costs associated with that increase. Our overall gross margin for 2005 of 12.6% decreased slightly from our 14.0% gross margin in 2004 due to slightly higher production costs that were not offset with reciprocal pricing increases due to competitive constraint.

Consolidated Operating Expenses

Selling Expense:

We incurred selling expense of $7,464,876 during the year ended December 31, 2005. We expense these costs, consisting largely of advertising and promotion, as they are incurred. Our selling expense for this period increased by $6,164,203, a 474% increase compared to our selling expenses of $1,300,673 for the same period in 2004. The increase in selling expense in the current period was due to higher advertising expenses as we penetrate new markets and, to a lesser degree, the hiring of additional sales staff. In addition, in connection with the acquisition of our new customer, CCE during 2005, we entered into a commitment to spend an aggregate of $5,000,000 for advertising and promotion of our products during the years ended 2005 and 2006. Thereafter, we have agreed to spend an aggregate annual amount of 3% of our total CCE revenue for advertising programs. Generally, since our revenue producing activities with CCE did not commence until November of 2005, we did not incur a significant amount of expense under this commitment. Accordingly, our selling expenses can be expected to increase during 2006 and 2007 as we fulfill our obligations under these important arrangements and we continue to address additional markets.

Product Development Expense:

We incurred product development expense for the years ended December 31, 2005 of $636,342, representing a 209% increase over product development expense in 2004. Additional expenditures were incurred in 2005 due to the launching of our Slammers Starburst line of Fruit & Cream Smoothies, and to package redesign costs associated with several of our product lines including Slim Slammers, Pro Slammers and Breakfast Blenders.

General and Administrative Expense:

Our general and administrative expense for the year ended December 31, 2005 was $7,263,284, an increase of $4,586,223 compared to $2,677,061 in 2004. The increase is the result of additional payroll, increased occupancy costs, office overhead costs and travel necessary to support the increase in revenues. As a percentage of total revenue, our general and administrative expense decreased from 80% in 2004, to 61% for 2005. We anticipate a continued effort to reduce these expenses as a percentage of sales through revenue growth, certain cost cutting efforts and the refinement of business operations. Non-Recurring Finders' Fee:

We recorded a $3,000,000 one time, non-recurring finder's fee in connection with our execution of the Master Distribution Agreement with CCE in 2005. We do not currently anticipate incurring similar costs during 2006 or in the foreseeable future since our business opportunity with CCE is expected to be further developed over that period.

Consolidated Other Income (Expense)

Derivative Expense

Our derivative expense amounted to $60,823,574 for the year ended December 31 2005, compared to $6,309,933 in 2004. Derivative expense (and in some instances income) arises from changes in the fair value of our derivative financial instruments and, in rare instances, day-one losses when the fair value of embedded and freestanding derivative financial instruments issued or included in financing transactions exceed the proceeds or other basis. Derivative financial instruments include freestanding warrants, compound embedded derivative features that have been bifurcated from debt and preferred stock financings. In addition, our derivative financial instruments arise from the reclassification of other non-financing derivative and other contracts from stockholders' equity because share settlement is not within our control while certain variable share price indexed financing instruments are outstanding.

Our derivative loss during each of the years ended December 31, 2005 and 2004 is significant to our consolidated financial statements. The magnitude of the derivative loss during the year ended December 31, 2005 when compared with the loss for the year ended December 31, 2004 reflects the following:

(a) During the year ended December 31, 2005, and specifically commencing in the second quarter, the trading price of our common stock reached significantly high levels relative to its trend. The trading price of our common stock significantly affects the fair value of our derivative financial instruments. To illustrate, our trading stock price at the end of the first quarter of 2005 was $0.15 and then increased to $0.93 by the end of the second quarter. Our trading stock price then declined to $0.61 and $0.59 at the end of the third and fourth quarters, respectively. However, the higher stock price had the effect of significantly increasing the fair value of our derivative liabilities and, accordingly, we were required to adjust the derivatives to these higher values with charges to our income. Also, due to the higher stock price commencing in the second quarter, we experienced significant exercise and conversion activity related to our derivative warrants and, to a lesser degree, with respect to the embedded conversion options. Accordingly, our year end derivative liability balances reflect, among other elements of our valuation assumptions, the higher intrinsic values of the arrangements caused by the significant changes in our stock price, which are offset by a smaller number of common shares indexed to outstanding warrants due to the extraordinary level of exercise activity.

(b) During the year ended December 31, 2005, we entered into a $2,300,000 debt and warrant financing arrangement, more fully discussed in Note 6(b). In connection with our accounting for this financing we encountered the unusual circumstance of a day-one loss related to the recognition of derivative instruments arising from the arrangement. That means that the fair value of the bifurcated compound derivative and warrants exceeded the proceeds that we received from the arrangement and we were required to record a loss to record the derivative financial instruments at fair value. The loss that we recorded amounted to $8,663,869. We did not enter into any other financing arrangements during the periods reported that reflected day-one losses.

Because our derivative financial instruments are carried at, and periodically adjusted to, fair value, our income is likely to experience continuing volatility as assumptions underlying our fair value techniques (including internal factors and external market indicators) change. However, we are currently evaluating contracts underlying the origination of these derivative financial instruments to determine whether they may be modified with the investor. There can be no assurance that we can reach an agreement to modify these arrangements and, if we are able to execute such modifications, we would be required to consider whether such modification(s) is significant. In instances where modifications are considered significant, we may be required to extinguish the original financial instrument and reestablish it at fair value. These extinguishments, if any, would likely be accompanied with extinguishment gains or losses that we would be required to reflect in our income.

Finally, we entered into a $30.0 million debt and warrant financing in July 2006 (see "Material Events" below) that will likely require the bifurcation of additional derivative financial instruments. We have not yet calculated the amounts of these derivatives, but their effects on our income, arising from fair value changes, will be afforded the same accounting treatment as those that we currently carry.

Liquidated Damages

During the year ended December 31, 2005, we recorded liquidated damages expense of $303,750 (none in 2004). We have entered into registration rights agreements with certain investors that require us to file a registration statement covering underlying indexed shares, become effective on the registration statement, maintain effectiveness and, in some instances, maintain the listing of the underlying shares. Certain of these registration rights agreements require our payment of cash penalties to the investors in the event we do not achieve the requirements. We record estimated liquidated damages as liabilities and charges to our income when the cash penalties are probable and estimable. We will evaluate our estimate of liquidated damages in future periods and adjust our estimates for changes, if any, in the facts and circumstances underlying their calculation, pursuant to Financial Accounting Standard No. 5, Accounting for Contingencies.

Interest Expense

We incurred interest expense for the year ended December 31, 2005 of $1,667,294. Our interest expense increased by $231,889, a 16% increase compared to $1,435,405 in 2004. The increase was due to the effects of application of the effective interest method where an effective interest amount, as calculated at the inception of the debt is applied to the carrying value at the end of each period. Under this method, periodic interest charges increases over the debt term as the debt carrying value increases.

Other expense

Other expense consists of debt extinguishment losses and (gains). These amounts arose from certain modifications that we made to our debt arrangements that required our re-measurement of the carrying value to fair value because the modification was significant. We may modify other debt arrangements as discussed under the discussion related to our derivative financial instruments. Each modification will require a determination whether an extinguishment occurred and, if so, an extinguishment gain or loss may require recognition.

Subsequent to our year ended December 31, 2005, we began to incur penalties related to a financing arrangement that required us to, among other things, become effective on a registration statement. We have not become effective on the registration statement. As of June 30, 2006, we incurred in excess of $2.1 million of penalties under this arrangement, and we paid these amounts beginning in the third fiscal quarter of our year ending December 31, 2006. Our other expense in future periods will reflect charges related to these penalties, and such penalties will continue until the events that give rise to the penalties are cured. In the event that we cure the default events that give rise to the penalties, certain default provisions will continue, such as maintaining effectiveness, that could give rise to additional penalties.

Consolidated Net Loss

We had a net loss for the year ended December 31 2005 of $79,528,653 compared with a net loss of $11,517,620 in 2004. There were a number of factors that gave rise to our losses in 2005 and 2004. First, we are currently expending funds in developing our administrative and operating infrastructure and our sales channels and, as a result, our current revenue volume has not been sufficient to offset our operating expenses resulting in an operating loss during the years ended December 31, 2005 and 2004. We anticipate that our operating expenses as a percentage of our sales will decrease in future periods as our revenues increase and our costs level. In addition, we incurred a one-time $3,000,000 fee during the year ended December 31, 2005 related to the acquisition of our customer, CCE. We do not currently anticipate incurring similar costs in the foreseeable future. Finally, the overall magnitude of both the 2005 and 2004 net loss can be attributable largely to the fair value adjustments related to our derivative financial instruments of $60,823,574 and $6,309,933 in 2005 and 2004, respectively. See the discussion above, about our derivative income (expense) for additional information. Our earnings will continue to be affected by the fair value adjustments of our derivative financial instruments until they are disposed of through contractual modifications, conversions and exercises of our share indexed instruments, or expiration.

Consolidated Loss Applicable to Common Shareholders

Loss applicable to common shareholders represents net loss as adjusted for preferred stock dividends and accretion of our redeemable preferred stock and our equity classified preferred stock to redemption values using the effective method. Many of our preferred stock series have cumulative dividend features and we will continue to reflect preferred stock dividends in our loss applicable to common shareholders until the preferred stock is converted, if ever. In addition, many of our redeemable preferred stock series were initially discounted due to the allocation of financing proceeds to detachable warrants and embedded derivative financial instruments. We use the effective method to amortize these discounts. The use of the effective method to accrete our discounted redeemable preferred stock to redemption values causes accretion to increase over the redemption period as the carrying values increase. Accordingly, accretions will increase in future periods until the preferred is fully accreted to redemption values or converted.

Consolidated Loss per Common Share

The Company's basic loss per common share for the year ended December 31, 2005 was $(0.60) compared with a basic loss per common share for the same period in 2004 of $(0.31). Because the Company experienced net losses in 2005 and 2004, all potential common share conversions existing in our financial instruments would have an antidilutive impact on earnings per share; therefore, diluted loss per common share equals basic loss per common share for both years.

The weighted average common shares outstanding increased from 40,229,738 for the year ended December 31, 2004 to 135,032,836 for the year ended December 31, 2005. The increase is attributed primarily to conversions of our convertible debt and preferred instruments into common shares. Potential common stock conversions excluded from the computation of diluted earnings per share amounted to 108,059,082 and 126,767,057 for the years ending December 31 2005 and 2004, respectively.

Consolidated Comprehensive Loss

Comprehensive loss differs from net loss for the year ended December 2005 and 2004 by ($30,759) and ($689), respectively, which represents the effects of foreign currency translation on the financial statements of our subsidiaries denominated in foreign currencies. Our foreign operations are currently not significant. Increases in our foreign operations will likely increase the effects of foreign currency translation adjustments on our financial statements.

LIQUIDITY AND CAPITAL RESOURCES

Management's Plans:

      As reflected in the accompanying consolidated financial statements, we have incurred operating losses and negative cash flow from operations and have negative working capital of $51,012,013 as of June 30, 2006. This negative figure is largely the effect of our recording of $36,425,561 for derivative liabilities. In addition, we are delinquent on certain of our debt agreements at June 30, 2006, and, we have experienced delays in filing our financial statements and registration statements due to errors in our historical accounting that currently are being corrected. Our inability to make these filings is resulting in our recognition of penalties payable to the investors. These penalties will continue until we can complete our filings and register the common shares into which the investors' financial instruments are convertible. Finally, our revenues are significantly concentrated with one major customer. The loss of this customer or curtailment in business with this customer could have a material adverse affect on our business. These conditions raise substantial doubt about our ability to continue as a going concern.

      We have been dependent upon third party financings as we execute on our business model and plans. While our liquid reserves have been substantially depleted as of June 30, 2006, we completed a $30.0 million convertible note financing in July 2006 that is expected to fulfill our liquidity requirements through the end of 2006. However, $15.0 million of this financing is held in escrow, and we are in default on this instrument due to the delay in filing our quarterly financial report for the quarterly period ended June 30, 2006. We have entered into an Amendment Agreement with the holders of the Notes to amend the Notes in certain respects as consideration for the holders' release of the Company's default resulting from its delay in the filing of this quarterly report.

      We plan to increase our revenues, improve our gross margins, augment our international business and, if necessary, obtain additional financing. Ultimately, our ability to continue is dependent upon the achievement of profitable operations. There is no assurance that further funding will be available at acceptable terms, if at all, or that we will be able to achieve profitability.

      The accompanying financial statements do not reflect any adjustments that may result from the outcome of this uncertainty.

Information about our cash flows

      As of June 30, 2006, we reported that net cash used in operating activities was $7,385,239, net cash provided by financing activities was $3,211,672 and net cash used in investing activities was $736,514 during the six months ended June 30, 2006. We had a negative working capital of $51,012,013 as of June 30, 2006. This negative figure is largely the effect of our recording of $36,425,561 for derivative liabilities.

      Compared to $2,502,512 of net cash used in operating activities in the six months ended June 30, 2005, our current period net cash used in operating activities increased by $4,882,727 to $7,385,239. This increase was the result of our utilization of cash rather than equity to pay service providers in this current period.

      Changes in accounts receivable during the six months ended June 30, 2006 resulted in a cash increase of $1,941,060, compared to a cash increase in receivables of $26,778 for the same period in 2005, having a net result of an increase of $1,914,282. Cash utilized for inventory increased during this period by $2,490,676, compared to cash used of $54,981 for the same period in 2005. This increase was the result of our building inventory in connection with the continued implementation of our Master Distribution Agreement with Coca-Cola Enterprises. The changes in accounts payable and accrued liabilities in the six months ended June 30, 2006 contributed to a cash increase of $5,590,386, whereas the changes in accounts payable and accrued liabilities for the period ended June 30, 2005 amounted to an increase of $893,461. Cash flows generated through our operating activities was inadequate to cover all of our cash disbursement needs in the period ended June 30, and we had to rely on prior equity and new convertible debt financing to cover operating expenses.

      Cash used in the period ended June 30, 2006 in our investing activities was $736,514 for license and trademark costs, furniture, computer equipment and our purchase of eight vans in the U.S., compared to $128,135 for the same period in 2005.

      Net cash provided by our financing activities for the six months ended June 30, 2006 was $3,211,672. Net cash provided by financing activities for the same period in 2005 was $2,900,870, for a net increase of $310,802.

      Going forward, our primary requirements for cash consist of the following:

            o the continued development of our business model in the United States and on an international basis;

            o promotional and logistic production support for the capacity demands presented by our Master Distribution Agreement with Coca-Cola Enterprises;

            o general overhead expenses for personnel to support the new business activities;

            o development, launch and marketing costs for our line of new branded flavored milk products; and

            o     the payment of guaranteed license royalties.

      We estimate that our need for financing to meet cash requirements for operations will continue through the third or fourth quarter of 2006, when we expect that cash supplied by operating activities will approach the anticipated cash requirements for operating expenses. We anticipated the need for additional financing in 2006 to reduce our liabilities, assist in marketing and to improve stockholders' equity status, and we secured $30 million in senior convertible note financing in July 2006. We have received half of the proceeds from this financing in the third quarter, with the balance held in escrow pending a shareholder vote to increase our authorized shares to cover the escrowed balance. No assurances can be given that we will be able to obtain the approval of our shareholders to increase our authorized shares, or that operating cash flows will be sufficient to fund our operations.

      We currently have monthly working capital needs of approximately $550,000. We will continue to incur significant selling and other expenses in 2006 in order to derive more revenue in retail markets, through the introduction and ongoing support of our new products and the implementation of the Master Distribution Agreement with Coca-Cola Enterprises. Certain of these expenses, such as slotting fees and freight charges, will be reduced as a function of unit sales costs as we expand our sales markets and increase our revenues within established markets. Freight charges will be reduced as we are able to ship more full truckloads of product given the reduced per unit cost associated with full truckloads versus less than full truckloads. Similarly, slotting fees, which are paid to warehouses or chain stores as initial set up or shelf space fees, are essentially one-time charges per new customer. We believe that along with the increase in our unit sales volume, the average unit selling expenses and associated costs will decrease, resulting in gross margins sufficient to mitigate cash needs. In addition, we are actively seeking additional financing to support our operational needs and to develop an expanded promotional program for our products.

External Sources of Liquidity

      On May 12, 2006, we obtained financing in the amount $2,500,000 and issued promissory notes in that aggregate principal amount to two accredited investors. One of these investors has exercised rights of participation and has reinvested $1,000,000 of this note in the July 27, 2006 financing described below. The remaining $1,500,000 principal of the notes has been paid in full with the part of the July 27, 2006 financing proceeds.

      On July 27, 2006, we entered into definitive agreements to sell $30 million senior convertible notes (the "Notes")that are due in 2010 to several institutional and accredited investors in a private placement exempt from registration under the Securities Act of 1933. The notes initially carry a 9% coupon, payable quarterly, and are convertible into shares of common stock at $0.70 per share. In 2007, the coupon may decline to LIBOR upon the Company achieving certain financial milestones. The Notes will begin to amortize in equal, bi-monthly payments beginning in mid-2007. We issued warrants to purchase 12,857,143 shares of common stock at $0.73 per share that expire in July 2011 to the investors in the private placement. Under the terms of the financing, we sold $30 million notes, of which $15.0 million of the notes are being held in escrow. The release of the funds will be subject to stockholder approval of the increase of our authorized shares from 300,000,000 to 500,000,000 and the effectiveness of a registration statement converting the common stock underlying the Notes, Additional Notes and associated warrants. We will utilize this financing for, among other things, our working capital needs. We have filed a proxy statement seeking such shareholder approval at a Special Meeting of Shareholders.

      As a result of our failure to file our June 30, 2006 Form 10QSB timely, an event of default has occurred under the terms of the Notes and the interest rate on the Notes, payable quarterly, was increased from 9% to 14% per annum. Pursuant to the terms of the Notes, upon the occurrence of an event of default, holders of the Notes may, upon written notice to the Company, each require the Company to redeem all or any portion of their Notes, at a default redemption price calculated pursuant to the terms of the Notes. We have entered into an Amendment Agreement with the holders of the Notes to amend the Notes in certain respects as consideration for the holders' release of the Company's default resulting from its delay in the filing of this quarterly report. See Item 3 of
Part II of this report, entitled "Default on Senior Securities", for a description of the terms of the Amendment Agreement.

EFFECTS OF INFLATION

We believe that inflation has not had any material effect on our net sales and results of operations.

Information about our cash flows

For the year ended December 31, 2005, we reported that net cash used in operating activities was $9,301,078, net cash provided by financing activities was $18,209,600 and net cash used in investing activities was $4,043,665. We had negative working capital of $39,287,983 as of December 31, 2005.

Compared to $3,629,863 of net cash used in operating activities in the year ended December 31, 2004, our current year net cash used in operating activities increased by $5,671,215 to $9,301,078. Changes in accounts receivable contributed to an increase in cash used by operating activities of $3,356,477, as compared to contributing to an increase of $77,217 for 2004 for a difference of $3,279,260. Cash used by operating activities increased as a result of changes in inventory during 2005 by $379,489, compared to cash provided of $43,339 for the same period in 2004. This was the result of our building inventory during 2005 in connection with the continued implementation of our Master Distribution Agreement with Coca-Cola Enterprises. The changes in accounts payable and accrued liabilities for the year ended December 31, 2005 contributed to a reduction in cash used by operating activities of $7,294,548, whereas such changes in 2004 contributed to a decrease in cash used by operating activities of $542,282. Cash flows generated by our operating activities were inadequate to cover our cash disbursement needs for the year ended December 31, 2005, and we had to rely on private placement financing, prior equity and new convertible debt financing to cover operating expenses.

         Cash used in the year ended December 31, 2005 in our invest6ing activities was $4,043,665 for license and trademark costs and equipment purchases, compared to $531,263 for the same period in 2004.

         Net cash provided by our financing activities for the year ended December 31, 2005 was 418,209,600. Net cash provided by financing activities for the same period in 2004 was $4,216,844, for a net increase of $13,992,756. The increase is attributed to private placement financings amounting to $20,690,000.

                                    BUSINESS

Our company

      Our company is a Delaware corporation, which was formed on April 27, 1996. We formerly owned the majority interest in two Sino-American joint ventures in China, known as Green Food Peregrine Children's Food Co. Ltd. and Hangzhou Meilijian Dairy Products Co., Ltd. These two joint ventures processed milk products for local consumption in the areas of Shanghai and Hangzhou, China, respectively. We closed Green Food Peregrine in December 1999 and sold our interest in Hangzhou Meilijian Dairy in December 2000.

      In December 1999, we obtained Chinese government approval for the registration of a new wholly owned subsidiary in the Wai Gao Qiao "free trade zone" in Shanghai, China. We formed this import-export company to import, export and distribute food products on a wholesale level in China. In addition, China Premium (Shanghai) was our legal presence in China with respect to contractual arrangements for the development, marketing and distribution of branded food products. We ceased all activities of this Chinese subsidiary in April 2004, owing to low sales volume and insufficient financial or logistic resources to market our products profitably in mainland China.

      In December 1999, we formed Bravo! Foods, Inc., a wholly owned Delaware subsidiary, which we utilized to advance the promotion and distribution of branded Looney Tunes(TM) products in the United States, through production agreements with local dairy processors. At the end of 2001, we assumed this business, and our U.S. subsidiary ceased functioning as an operating company at that time.


      On February 1, 2000, we changed our name from China Peregrine Food Corporation to China Premium Food Corporation. On March 16, 2001 we changed our name to Bravo! Foods International Corp. On October 24, 2006 we changed our name to Bravo! Brands Inc., pursuant to a resolution of our Board of Directors and the affirmative vote of our shareholders at a special meeting of our shareholders called for that purpose, in accordance with Delaware General Corporation Law.


      In January 2005, we formed Bravo! Brands (UK) Ltd., a United Kingdom registered company that is wholly owned by Bravo! Brands International Ltd. We will utilize Bravo! Brands (UK) Ltd. to advance the production, promotion and distribution of licensed branded products in the United Kingdom through production and sales agent agreements with local entities. Currently, we are evaluating our distribution and product mix in the UK in order to develop and implement a more effective business plan going forward. During this period of re-evaluation, we have ceased production of our products in the United Kingdom.

      In March 2005, we formed Bravo! Brands International Ltd., a Delaware subsidiary that may hold license rights for our branded products on an international basis. We may utilize Bravo! Brands International Ltd. to hold and exploit certain license rights for branded products developed by us in international markets through local second-tier subsidiaries such as Bravo! Brands (UK) Ltd.

The Business

      Our business involves the development and marketing of our own Slammers(R) and Bravo!(TM) trademarked brands, the obtaining of license rights from third party holders of intellectual property rights to other trademarked brands, logos and characters and, in certain international markets, the granting of production and marketing rights to processor dairies to produce branded flavored milk utilizing our intellectual property. In addition, we anticipate the commencement of exporting our products to Mexico and Canada in the fourth quarter 2006 and first quarter 2007, respectively.


      In the United States and the UK, we generate revenue from the sales of finished branded flavored milks to retail consumer outlets or distributors for resale to retail consumer outlets. Currently, we use a single third-party processor in the United Sates and another in the UK to produce all of our single serve milk based beverages. We anticipate the expanded production of our products with the addition of HP Hood, LLC as a second processor in the United States, with production commencing in the fourth quarter 2006. We recognize revenue in the United States at the gross amount of our invoices for the sale of finished product to wholesale buyers or distributors. We take title to our branded flavored milks when they are shipped by our third party processors and recognize as revenue the gross wholesale price charged to our wholesale customers or distributors. Our gross margin is determined by the reported wholesale price less (i) the cost charged by our third party processor, to produce our branded milk products and (ii) shipping costs.

      Internationally, we generate revenue primarily through our sale to processors of flavor ingredients utilized for our products, which are developed and refined by us, and the grant of production rights to processors to produce our flavored milks. The consideration paid to us under these production contracts consists of fees charged for our grant of production rights for our branded flavored milks plus a charge for flavor ingredients.

      All of our third party licensing agreements recognize that we will use third party production agreements for the processing of flavored milk products and that the milk products will be produced and may be sold directly by those processors. Our responsibilities under our third party production agreements are to design and provide approved packaging artwork, to help determine the best tasting flavors for the particular market and to assist in the administration, promotion and expansion of the respective branded milk programs. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by either Givaudan Flavors Group or Mastertaste, both of which are flavor development and production companies. In the United States, we are the vendor of record for our direct wholesale business and assume the responsibility for sales and marketing of our flavored milks.

Master Distribution Agreement - Coca-Cola Enterprises

      On August 31, 2005, we entered into a ten-year Master Distribution Agreement with Coca-Cola Enterprises Inc that we believe will significantly expand the distribution and sales of our products. The agreement provides for the distribution of our products in Coca-Cola Enterprises in the United States, all U.S. possessions, Canada, Belgium, continental France, Great Britain, Luxembourg, Monaco and the Netherlands, as well as any other geographic territory to which, during the term of the agreement, Coca-Cola Enterprises obtains the license to distribute beverages of The Coca-Cola Company. The appointment of Coca-Cola Enterprises as the exclusive distributor for our products was effective August 30, 2005, has an effective distribution date of October 31, 2005 and an expiration date of August 15, 2015. Coca-Cola Enterprises has the option to renew the Master Agreement for two subsequent periods of ten additional years. Attendant to the execution of the agreements we issued three-year warrants to Coca-Cola Enterprises for the right to purchase 30 million shares of our common stock at an exercise price of $0.36 per share.

      Under the terms of the agreement, Coca-Cola Enterprises is obligated to use all commercially reasonable efforts to solicit, procure and obtain orders for our products and merchandise and actively promote the sale of such products in the Territory, as defined in the agreement. The agreement establishes a comprehensive process for the phased transition from our existing system of distributors to Coca-Cola Enterprises, dependent upon distribution territory, product and sales channels. Under the agreement, Coca-Cola Enterprises implemented its distribution on a ramp-up basis, commencing , October 31, 2005. Coca-Cola Enterprises' distribution in other Territory areas will be dependent upon, among other things, third-party licensing considerations and compliance with the regulatory requirements for the products in foreign countries.

      We have agreed to provide the following:

      o     strategic direction of our products;

      o     maintain sales force education and support;

      o actively market and advertise our products and design and develop point of sale materials and advertising. We are also responsible for handling:

      o     consumer inquiries;

      o     product development; and

      o the manufacture and adequate supply of our products for distribution by Coca-Cola Enterprises.

      The terms of the agreement require our company to maintain the intellectual property rights necessary for our company to produce, market and/or distribute and for Coca-Cola Enterprises to sell our products in the Territory. We are obligated to spend a fixed dollar amount through 2006 on national and local advertising, including actively marketing the Slammers trademark, based on a plan as mutually agreed each year. Beginning in 2007, the Company shall allocate an amount per year for such activities in each country in the defined Territory equal or greater than an agreed upon percentage of our total revenue in such country.

      Under the agreement, Coca-Cola Enterprises has the right of first refusal to distribute any new products developed by our company, and the agreement establishes a process for the potential expansion of Coca-Cola Enterprises' distribution of the Company's products to new territories. Either party may terminate the agreement for a material breach, insolvency or bankruptcy. Coca-Cola Enterprises may terminate (i) for change of control by our company,
(ii) upon a material governmental regulatory enforcement action or threatened governmental action having a material adverse consumer or sales impact on our products and (iii) upon twelve months notice after August 15, 2006.

Third Party Intellectual Property Licenses

      Marvel Enterprises, Inc. (Super Heroes(R) and Marvel Heroes(R))

      On February 4, 2005, we entered into a two-year license agreement for the utilization of Marvel Heroes characters on our flavored milks in the United Kingdom and Ireland. We agreed to a royalty rate of 4% of net wholesale sales in the territory against the prepayment of a guaranteed minimum royalty amount. We have adopted the unit sales model currently used in the United States. We have outsourced the infrastructure required for the production, promotion, marketing, distribution and sale of our products through a production agreement with Waterfront Corporation in the UK and through an exclusive sales agency agreement with Drinks Brokers, Ltd. a UK registered company responsible for the launch and growth of several major beverage brands in the licensed territory. Currently, we are evaluating our distribution and product mix in the UK in order to develop and implement a more effective business plan going forward. During this period of re-evaluation, we have ceased production of our Marvel co-branded products in the United Kingdom.

      In March 2005, we entered into a new one-year license agreement with Marvel Enterprises, Inc. to use its Super Heroes(R) properties to promote our branded milk products in the United States, Canada and Mexico. Under the terms of the license agreement, we agreed to a royalty rate of 5% of net wholesale sales in the United States, 4% for school lunch channels and 2.5% for school hot lunch programs. We also agreed to a 11% royalty on the amount invoiced to dairy processors for production in Canada and Mexico. We have not renewed this license agreement owing to the failure of our Marvel co-branded products to achieve expected market penetration.


      On February 4, 2005, we entered into an eighteen month license agreement for the utilization of Marvel Heroes characters on our flavored milks in the Middle East in conjunction with our execution of third party production agreements for the manufacture and sale of our products in Saudi Arabia and Oman. We agreed to a 11% royalty on the amount invoiced to third party dairy processors for "kits" in the territory against the prepayment of a guaranteed minimum royalty amount. We have not renewed this license agreement owing to the failure of our Marvel co-branded products to achieve expected market penetration.


      Chattanooga Bakery, Inc.( Moon Pie(R) )

      In October 2003, we commenced a two-year license agreement with MD Enterprises, Inc. on behalf of Chattanooga Bakery. Under the terms of the license agreement, we have the exclusive right to manufacture, distribute, market and sell Moon Pie(R) flavored milk products in the United States. We agreed to a variable royalty rate of 3% to 2% of net wholesale sales, depending upon volume. This license has been extended verbally.

      Masterfoods USA (Starburst(R), Milky Way(R), 3 Musketeers(R))

      On September 21, 2004, we entered into a licensing agreement with Masterfoods USA, a division of Mars, Incorporated, for the use of Masterfood's Milky Way(R), Starburst(R) and 3 Musketeers(R) trademarks in connection with the manufacture, marketing and sale of single serve flavored milk drinks in the United States, its Possessions and Territories, and US Military installations worldwide. The license limits the relationship of the parties to separate independent entities. The initial term of the license agreement expires December 31, 2007. We have agreed to pay a royalty based upon the total net sales value of the licensed products sold and advance payments of certain agreed upon guaranteed royalties. Ownership of the licensed marks and the specific milk flavors to be utilized with the marks remains with Masterfoods. We have a right of first refusal for other milk beverage products utilizing the Masterfoods marks within the licensed territory. This license has amended to include additional Masterfoods brands and to extend the term to December 31,2012.

      In March 2006, we signed two new seven year licensing agreements for Canada and Mexico with Masterfoods, effective January 1, 2006. The licensing agreement for Canada covers single servings of the Mars(R) Brand flavored milk drink, Starburst(R) brand flavored milk drink and the 3 Musketeers(R) brand flavored milk. In Mexico the licensing agreement is for single serve Milky Way(R) brand flavored milk, Starburst(R) brand flavored milk Drink and the 3 Musketeers(R) Brand Flavored Milk. These licensing agreements cover most trade channels including grocery, food service, Club Stores as well as schools with children over the age of 13, colleges and universities, vending machines, amusement parks and movie theaters.

Diabetes Research Institute

In June 2005, we extended our licensing agreement with Diabetes Research Institute to June 30, 2007. We agreed to a variable royalty rate of 0.25% of net sales. We use this intellectual property, which consists of a logo plus design on the labels of our Slim Slammers(TM) product line.

In House Intellectual Property

      In addition to our third-party licenses, we have developed and sell flavored milks bearing trademarks developed by us, including "Slammers(R)" "Pro Slammers(TM)", "Slim Slammers(R)" and "Breakfast Blenders(TM)"..

Production Contracts/Administration


      Our operations in the United States, the Middle East, Mexico and Canada are run directly by Bravo! Brands Inc. Our United Kingdom business is managed through our wholly owned subsidiary Bravo! Brands International Ltd., which is a UK registered company.


      United States

      Since 2003, our milk products have been produced by Jasper Products, located in Joplin, Missouri. In addition to the production of our products, Jasper has provided the infra-structure necessary for our invoicing, shipping and collection activities. We anticipate that we will assume direct responsibility for these activities in house in the fourth quarter 2006. We will expand production of our products with the addition of HP Hood, LLC as a second processor, with production commencing in the fourth quarter 2006

      United Kingdom

      In February 2005, we executed an exclusive sales agency agreement with Drinks Brokers, Ltd., a division of Tactical Sales Resources Limited for sales of our product lines in the United Kingdom. Pursuant to terms of the agreement, Bravo! appointed Drinks Brokers as its Sales Agent in the United Kingdom for the marketing, promotion, distribution and sale of Bravo!'s Slammers(R) Marvel Heroes line of flavored milk, as well as other product lines that Bravo! may introduce to the UK in the near future.

      Drinks Brokers utilizes its established networks to manage all matters relating to the sale and effective distribution of Bravo!'s products within the United Kingdom, including the solicitation of sales from customers in applicable market segments, marketing, advertising and promotion of Bravo!'s products, distribution, and merchandising.

      Our products are processed in the United Kingdom by Waterfront Corporation Limited, on a third party co-pack basis. We generate revenue in the United Kingdom from the unit sales of finished branded flavored milks to retail consumer outlets. Currently, we use a single third-party processor in the United Kingdom to produce all of our single serve milk based beverages. We recognize revenue in the United Kingdom at the gross amount of our invoices for the sale of finished product to wholesale buyers. We take title to our branded flavored milks when they are shipped by our third party processor and recognize as revenue the gross wholesale price charged to our wholesale customers. Our gross margin is determined by the reported wholesale price less the cost charged by Waterfront Corporation Limited.

      Middle East


      In September 2005, we entered into a third party production agreement with Oman National Dairy Products Co. Ltd., a Middle East dairy processor, headquartered in Ruwi, Oman. Oman Dairy produces Slammers (R) branded flavored milks, including the Marvel line, for distribution in Oman and Saudi Arabia. We generate revenue in the Middle East by the sale of flavor ingredients and production rights for our branded products. We are not responsible for production, marketing, promotion or distribution of the product in the Middle East.


Products

      In September of 2000, we commenced our United States business using third party dairy processors for the production and sale of fresh branded flavored milk in single serve plastic bottles. Our flavored milk products had a limited shelf life of, generally, 21 days.

      In early 2002, we developed branded extended shelf life and aseptic, bacteria free, long life flavored milk products. The extended shelf life product was sold in 11.5oz single serve plastic bottles and had to be refrigerated. The shelf life of this product is 90 days. In addition, we developed a line of aseptic packaged milks that do not require refrigeration and have a shelf life of 8 months. This product was packaged in an 11.2oz Tetra Pak Prisma(TM) sterile paper container. Both of these products were introduced to the public in the second and third quarters of 2002.

      Commencing in May 2002, we developed a new branded fortified flavored milk product under the "Slammers(R) Fortified Reduced Fat Milk" brand name. We use our Slammers(R) brand in conjunction with our licensed third party trademarks. Slammers(R) is made from reduced fat milk and is fortified with essential vitamins. The introduction of this new product and the phase out of our "regular" branded milks occurred in the fourth quarter of 2002. Our Slammers(R) flavored milks were sold in the United States in single serve extended shelf life plastic bottles, as well as the long life aseptic Tetra Pak Prisma(TM) package.

      In November 2002, we introduced Slim Slammers(R) Fortified Milk, a low calorie version of our Slammers (R)Fortified Reduced Fat Milk. Slim Slammers(R) Fortified Milk has no added sugar and is sweetened with sucralose, a natural sweetener made from sugar. Slim Slammers(R) Fortified Milk is made from 1 percent fat milk, is fortified with 11 essential vitamins and is available in the same flavors as our Slammers(R) brand. We reintroduced this product in the United States with a new package and formulation during 2004.

      In 2004, we announced our product development and brand strategy for seven new, separate and distinct single serve product lines: Ultimate Slammers(TM), Slim Slammers(R), Moon Pie Slammers(R), Pro-Slammers(TM), Starburst(R) Slammers(R), 3 Musketeers(R) Slammers(R) and Milky Way(R) Slammers(R). These product lines are all fortified and positioned to appeal directly to profiled demographic segments, including teens and pre teens for Ultimate Slammers(TM), Starburst(R) Slammers(R) and Milky Way(R) Slammers(R), teens and sports enthusiasts for Pro-Slammers(TM), young to old for Moon Pie(R) Slammers(R) and health conscious adults for Slim Slammers(R) and 3 Musketeers(R) Slammers(R).

      We launched four brands in 2004, beginning with Ultimate Slammers(R) in April and achieved national distribution of Ultimate Slammers(R) through both retail grocers and convenience stores by mid- summer. Roughly 10,000 retail supermarket stores carried this brand nationwide in 2004. This was followed by our June launch of Slim Slammers(R) and Moon Pie (R)Slammers(R) and the July release of our Pro-Slammers(TM) line.

      In January 2005, we launched our Slammers(R) Starburst line of Fruit & Cream Smoothies utilizing a "shelf stable" re-sealable plastic bottle for milk products that does not require refrigeration. Until that launch, all single serve flavored milk in plastic bottles required refrigeration for storage, distribution and shelf placement. The tactical advantage of distributing milk products ambient enables us to side-step a major entry barrier in our immediate consumption strategy. Refrigerated milk is relegated to dairy direct-store-delivery systems that are controlled by either regional dairy processors or larger national dairy holding companies. Shelf stable re-sealable plastic bottles allow us to use a more traditional distribution network that accommodates the non-refrigerated beverages. Also, milk products packaged in shelf stable re-sealable plastic bottles have significantly longer shelf life for storage, allowing us to ship in full truckloads resulting in decreased freight costs. We currently are converting all of our products to "shelf stable" re-sealable plastic bottles.

      In the first quarter 2005, we launched our Slammers(R) MilkyWay and 3 Musketeers lines utilizing a "shelf stable" re-sealable plastic bottle for milk products that does not require refrigeration, under the Masterfoods License. During this period, we also introduced Breakfasts Blenders(TM), which is a meal replacement milk beverage developed for the "on the go" consumer.

Industry Trends

      The flavored milk industry has grown from approximately $750 million in 1995 to $2.5 billion in 2004. The single serve portion of this category is difficult to measure, since approximately 2/3 of the sales in the single serve milk industry are sold in immediate consumption channels or other channels that do not report scan-data. For example, Wal-Mart has become the largest retailer in the USA for milk, selling an estimated 15% of total milk sales. Wal-Mart does not report sales for the industry data resources embodied in A.C. Neilson or IRI analyses. Similarly, most convenience stores and "up-and-down-the-street" retailers in the immediate consumption sales channels do not report either, and neither do vending and schools.

      We have analyzed the industry using reports available from milk and beverage industry sources. These include the total, segmented and rate of growth sales that are reported, the immediate consumption sales rates for all consumables compared to retail grocery buying patterns and opinions of experts in the milk industry as to the relative size of reported versus non-reported sales. Based upon these reports and analysis, we believe the current size of the single serve flavored milk industry (packaging 16 oz. or smaller) is approximately $1.5 billion domestically. The industry grew at annual rates of between 5 and 15 percent during the last five years but was virtually flat in the last two years while it digested the remarkable 10-year growth rates. We believe that this space is positioned for growth now and will continue to be in the immediate consumption channels such as vending, convenience stores and food service market segments.

Market Analysis

      The flavored milk business is a relatively new category in the dairy field. The flavored "refreshment" segment is both the fastest growing and most profitable category in the industry and is receiving the most attention in the industry today. Pioneered by Nestle with the NesQuik line and Dean Foods with its Chug brand, this "good for you" segment is in demand both in the U.S. and internationally.

      The International Dairy Foods Association reports that, although flavored milk currently amounts to only 5 to 6 percent of milk sales, it represents over 59% of the growth in milk sales. With the total milk category exceeding $9.3 billion in 2004, the flavored milk segment was approximately $2.5 billion in 2004, with single serve flavored milk growing to approximately $1.5 billion for the same period. Statistically, as the flavored segment grows, the entire category grows as well. In the past ten years, selling more flavored milks has resulted in more sales of white milk as well.

      In addition, the International Dairy Foods Association and Dairy Management Inc. have reported on studies suggesting that dairy products may help in weight loss efforts when coupled with a reduced calorie diet, based on data associating adequate calcium intake with lower body weight and reduced body fat. We continue to develop a niche in the single serve flavored milk business by utilizing strong, national branding as part of the promotion of our Slammers(R), Pro Slammers(TM) and Slim Slammers(R) products. This niche has as its focus the increased demand for single serve, healthy and refreshing drinks.

Market Segment Strategy

      The Bravo! product model addresses a very clear and concise target market. We know from experience that the largest retailers of milk products are demanding new and more diverse refreshment drinks, specifically in the dairy area, in response to consumer interest and demand. To that end, we have and will continue to differentiate our products from those of our competitors through innovative product formulations and packaging designs, such as those implemented in our Slammers(R) and Pro Slammers(TM) fortified milk product lines and our Slim Slammers(R) low calorie, no sugar added products.

      Our Slammers(R) milk products have had promising results penetrating this arena as consumers continue to look for healthy alternatives to carbonated beverages. The positioning of our products as a healthy, fun and great tasting alternative refreshment drink at competitive prices to more traditional beverages creates value for the producer and the retailer alike. This "profit orientation" for the trade puts old-fashioned milk products in a whole new light. The consumer is happy, the retailer is happy and the producer is able to take advantage of the value added by the brand and the resulting overall increase in milk sales.

      We currently are implementing a very important "first-to-market" strategy that we feel will dramatically reposition our brands and company. Until now, all single served flavored milk in plastic bottles required refrigeration for storage, distribution, and shelf placement. Our strategic partner, Jasper Products, became America's first processor with FDA approval to offer a "shelf stable" re-sealable plastic bottle for ambient milk products that do not require refrigeration.

      The tactical advantage of distributing our milk products at ambient temperatures enables us to side-step a major entry barrier in our immediate consumption strategy. Most beverages are distributed ambient either through beverage distribution channels or warehouse "candy and tobacco" distributors. Refrigerated milk was relegated to dairy direct-store-delivery systems that are controlled by either regional dairy processors or larger national dairy holding companies such as Dean Foods or H.P. Hood. We avoid the roadblock of being reliant upon our competition for chilled distribution since we are now in the unique position to use the more traditional distribution network that accommodates non-refrigerated beverages. We currently are converting all of our products into ambient "shelf stable" re-sealable plastic bottles.

      We have been and continue to pursue a strategic goal of placing Slammers(R) milks in elementary, middle and high schools through ala carte lunch programs and vending facilities in school cafeterias, and we are promoting our Slim Slammers(R) milks as low calorie, non-sugar added alternatives to traditional soft drinks. Penetration of this market segment has been limited by logistic and economic concerns of school administrators in the push to remove traditional carbonated soft drinks from schools in favor of milk and milk based products.

Competition

      Nestle pioneered the single serve plastic re-sealable bottle which has become the standard for this industry, and they currently enjoy a dominant market share. Dean Foods owns a number of regional single serve brands that are sold in this format, and they also have an exclusive license to produce Hershey brand flavored milk nationwide. Our analysis indicates that the Nestle's Nesquik brand accounts for approximately 30-35 percent of the U.S. single serve milk category, while Hershey's market share is approximately half that, at around 15%. The other competition comes from private label and regional dairy brands. Our Slammers(R) milks are the only other single serve brand distributed nationally in America in plastic re-sealable containers.

Our resources for promotions have been limited, and we run significantly less promotional activities in comparison to our competitors. Where we are in direct competition with Nestle and Hershey, however, we have been able to maintain competitive sales levels.

Employees

      We have thirty three full time employees, twenty one of which work at our North Palm Beach corporate offices.

Description of Property

      Neither our company nor our subsidiaries currently own any real property. As of February 1, 1999, we moved our corporate offices from West Palm Beach to 11300 US Highway 1, Suite 202, North Palm Beach, Florida, pursuant to a lease with HCF Realty, Inc., having an initial term of five years. The current aggregate monthly rent amounts to approximately $7,468, which includes an expansion of our office space from 2,485 square feet to 3,490 square feet. The term of this lease has been extended for six years to October 30, 2010.

      We have executed a lease for an expansion of our office space in North Palm Beach, Florida to include an additional 2,190 square feet at $18.50 per square foot.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The directors, executive officers and significant employees/advisors are as of October 11, 2006, as follows. Our directors serve for staggered terms of two years or until their successors are elected. On March 6, 2003, the Board voted to reduce the board positions by one to nine.

                                                                       Year
  Name of Officer and Age          Position with the Company        Appointed
--------------------------   ------------------------------------   ---------
Bravo! Brands Inc.

Stanley A. Hirschman    59   Chairman and Director                  2000
Roy G. Warren           50   Director, Chief Executive Officer      1997/1999
Jeffrey J. Kaplan       57   Chief Financial Officer                2005
Tommy E. Kee            57   Chief Accounting Officer               2003
Roy D. Toulan, Jr.      60   Vice President, Corporate Secretary,
                             General Counsel                        2003
Michael Edwards         46   Chief Revenue Officer                  2000
Benjamin Patipa         49   Chief Operating Officer                2002
Arthur W. Blanding      77   Director                               1999
Robert Cummings         63   Director                               1997
John McCormack          47   Director                               1997
Phillip Pearce          78   Director                               1997

      The experience and background of the Company's executive officers follow:

Mr. Stanley A. Hirschman - Chairman and Director since September 2000

      Mr. Hirschman is president of CPointe Associates, Inc., an executive management and consulting firm specializing in solutions for emerging companies with technology-based products. CPointe was formed in 1996. In addition, he is a director of Energy & Engine Technology, 5 G Wireless Communications, Bronco Energy Fund and GoldSpring, Inc. Prior to establishing CPointe Associates, Mr. Hirschman was vice president of operations of Software, Etc., Inc., a retail software chain, from 1989 until 1996. Mr. Hirschman has also held senior management positions with retailers T.J. Maxx, Gap Stores and Banana Republic. Mr. Hirschman currently serves on the Audit Committee of the Company's board of directors.

Mr. Roy G. Warren - Chief Executive Officer since May 1999; Director since 1997

      Mr. Warren serves as our Chief Executive Officer and as a director. As Chief Executive Officer, Mr. Warren continues to develop strategy for our growth and external financial matters.

      For 15 years from 1981 through 1996, Mr. Warren was in the securities brokerage industry. During those years, Mr. Warren acted as executive officer, principal, securities broker and partner with brokerage firms in Florida, most notably Kemper Financial Companies, Alex Brown & Sons and Laffer Warren & Company. Mr. Warren currently serves on the Executive Committee of the Company's board of directors.

      Mr. Warren also serves as a director of our wholly owned U.K. subsidiary, Bravo! Brands (UK) Ltd.

Mr. Tommy E. Kee -Chief Financial Officer 2003 - 2005; Chief Accounting Officer since 2005

      Tommy Kee joined our company in March 2003 as Chief Financial Officer. Mr. Kee currently serves as our Chief Accounting Officer for our company. He graduated with an MBA from the University of Memphis and a BS degree in accounting from the University of Tennessee. Before joining us, he served for several years as CFO for Allied Interstate, Inc. in the West Palm Beach area. Prior to that, Mr. Kee served as CFO and Treasurer for Hearx Ltd. a West Palm Beach, Florida public company. He also served 18 years as International Controller and Financial Director with the Holiday Inns Inc. organization in Memphis and Orlando. Mr. Kee handles all financial management and reporting for our company and works closely with our external auditors and general counsel for financial reporting and SEC compliance.

Mr. Jeffrey Kaplan - Chief Financial Officer since 2005

      Mr. Kaplan joined Bravo! in October 2005 as Chief Financial Officer. Mr. Kaplan served as Executive Vice President and Chief Financial Officer of BIB Holdings, Ltd. and then its private company spin-off, Elk Canyon Ltd., designers of jeanswear and loungewear, from October 2003 to September 2005. He served as Executive Vice President of Business Affairs of Viewpoint Corporation, a graphics software company, from November 2001 to September 2003 and its Executive Vice President and Chief Financial Officer from February 2001 to October 2001. Mr. Kaplan served as Executive Vice President and Chief Financial Officer of Rare Medium Group Inc., an IT professional services company, from October 1999 to February 2001. Mr. Kaplan received his Bachelor of Arts degree in political science from Brown University in 1970 and his Masters of Business Administration in finance from New York University in 1972.

Mr. Roy D. Toulan, Jr. - Vice President, Corporate Secretary, General Counsel since 2003

      Roy Toulan began with the original founders as outside corporate counsel in 1997 and has been responsible for all of our corporate and business legal work, including securities matters. Mr. Toulan became Corporate Counsel in October 2002, when he left his private legal practice in Boston, and Vice President in January 2003. He received his law degree from Catholic University in Washington D.C., and for the first 15 years of his career practiced corporate and securities litigation with large law firms in New York and Boston. Before joining our company full time, he spent the last 18 years of his private practice in Boston, Massachusetts, engaged in general corporate and securities law helping companies with corporate structure and funding, both domestically and internationally. Mr. Toulan also serves as a director of our wholly owned U.K. subsidiary, Bravo! Brands (UK) Ltd.

Mr. Michael Edwards - Vice President Sales since 2003

      Mr. Edwards has been with our company in a sales and marketing capacity since 2000. Prior to that time, he worked for 5 years in beverage marketing research for Message Factors, Inc., a Memphis, Tennessee marketing research firm. Mr. Edwards has a BS degree from Florida State University in Management and Marketing and spent 13 years in the banking industry, leaving CitiBank to join Message Factors in 1995.

Dr. Benjamin Patipa - Director of School/Vending 2002 - 2004; Vice President, Chief Operating Officer since 2004

      Dr. Patipa is a pediatrician with over fifteen years of experience in directing operations, marketing, sales and facilitating growth in both public and private companies. In 1987, Dr. Patipa founded and served as the chairman and CEO of Weight For Me, Inc., a company that developed a proprietary program which pioneered the delivery of weight control and nutrition services to the over 12 million obese children and adolescents in America. Weight For Me earned national and international recognition as the premier program for the control of obesity in children and adolescents. Dr. Patipa also served at HEARx Ltd. as a member of the Executive Operating Committee and Sonus USA, Inc., where he lead the company's franchise licensing and buying group business in the Southeast United States. Most recently, Dr. Patipa served as Senior Vice President and Operational Head of eHDL/HealthNet Data Link, Inc., a national electronic healthcare information company.

Mr. Arthur W. Blanding - Director Since November 1999

      Mr. Blanding is president of The Omega Company, an international dairy industry consulting company. Mr. Blanding has over 50 years experience in management of dairy processing, sales and strategic planning consulting. He graduated from Michigan State University in 1956, with a degree in food science, and in 1964 from Oregon State University with a degree in Food Microbiology and attended Harvard Business School.

      As President of The Omega Company for the past 20 years, Mr. Blanding has completed over 200 projects successfully, both in the U.S. and abroad. Clients of The Omega Company include Abbott International, Cumberland Farms, Dairy Gold, Farm Fresh, Inc., Haagen Dazs, Labatt, Ross Laboratories and Stop & Shop Company, among others. Mr. Blanding was a consultant for the design and construction of the dairy processing facility built in Shanghai by Green Food Peregrine. The Omega Company is a party to a consulting contract with the Company concerning technical and production issues.

Mr. Robert J. Cummings - Director Since 1997

      Mr. Cummings' work experience includes ten years in purchasing at Ford Motor Company. In 1975, he founded and currently operates J & J Production Service, Inc., a manufacturing representative business, which is currently responsible for over $300 million in annual sales.

Mr. Phillip Pearce - Director Since 1997

      Mr. Pearce is a "retired" member of the securities industry. Mr. Pearce served as Chairman of the NASD during which time he was instrumental in the founding of NASDAQ. Additionally, Mr. Pearce was a former Director of E.F. Hutton and has served as Governor of the New York Stock Exchange. Since his retirement in 1988, Mr. Pearce has remained active in the securities industry as a corporate financial consultant. Mr. Pearce serves on the compensation committee of our board of directors. Mr. Pearce also serves on our audit committee.

      Based upon a review of the appropriate Forms 3, 4 and 5 and any amendments to such forms filed pursuant to Section 16(a), we report the following: during 2005, our directors and executive officers did not file Form 4s for options that were authorized pursuant to an incentive stock option compensation plan until issued.

EXECUTIVE COMPENSATION

Compensation of directors

      We compensated Directors for their travel expenses to and from board of directors' meetings in 2002, 2003, 2004 and, in 2005, an additional $1,000 per personal attendance and $500 for a telephonic attendance. In 2004, there were three in person meetings and four telephonic board meetings. In 2005, there were three in person meetings and four telephonic board meetings. Directors received options for 35,000 shares of common stock for each year as a director through 2001. Each member of the executive committee has received options for an additional 40,000 shares of common stock for their services from 1998 through 2001. Directors received additional options for 25,000 shares for 2002 and 2003. Mr. Hirschman, our Chairman, received total compensation of $48,000 for the year ended December 31, 2005 for his services as Chairman of both our Board of Directors and Audit Committee. On January 13, 2004, the Directors unanimously voted to convert the options to common stock on a one for one basis. The common shares so converted were issued pursuant to a Form S-8 registration statement filed December 23, 2004.

      On January 13, 2004, the Board of Directors adopted a plan to convert on a one for one basis the options granted to our present employees and the directors currently serving on the Board into a like number of our restricted shares of common stock at the discounted value of $0.05 per share. The conversion of the options to common stock for any individual director or employee was conditioned upon a "lockup" agreement by such director or employee, pursuant to which the recipients of such common stock could not sell, transfer, pledge or hypothecate such common stock for a six-month period.

      On April 6, 2005, our Directors voted to adopt a Stock Option Incentive Plan for the grant of options to directors, employees and consultants for the purchase of up to 10,397,745 shares of our common stock. On May 12, 2005, the Board of Directors accepted and adopted the determination of the Compensation Committee to grant 3,572,744 of the authorized options to our directors.

Compensation of executive officers

      The following table sets forth the compensation paid during the last three fiscal years to our Chief Executive Officer and the other executive officers of our company:

                              Summary Compensation

                                                                                 Long-Term Compensation
                                       Annual Compensation                 ----------------------------------
                            --------------------------------------------      Restricted
                              Base                                           Stock Awards        All Other
 Name & Position     Year    Salary           Bonus             Other        and Options     Compensation (6)
------------------   ----   --------   -------------------   -----------   ---------------   ----------------
Roy G. Warren        2003   $220,000                                       2005 Ten Year     $300,000 salary
President & CEO                                                            Options for       $16,272
Director             2004    220,000   $137,750 (1)                        2,500,000         (insurance)
                                       $8,462 bonus (3)                    common valued
                     2005    240,000   156,538 bonus (4)     $42,000 (5)   at $300,000;
                                                                           vested over 18
                                                                           months

Roy D. Toulan, Jr.   2003   $180,000   $28,000 (2)           $5,841        2005 Ten Year     $190,000 salary
Vice President                                               Life &        Options for       $10,178
Secretary            2004    180,000   15,000(1)             disability    600,000 common    (insurance)
Corporate Counsel                      6,923 (bonus (3)      insurance     valued at
                     2005    182,231   7,308 bonus (3)       $38,552 (5)   $72,000; vested
                                                                           over 18 months

Michael Edwards      2005   $162,923   $6,923 bonus (3)      $34,161 (5)   2005 Ten Year     $180,000 salary
Chief Revenue                                                              Options for       $13,407
Officer                                                                    600,000 common    (insurance)
                                                                           valued at
                                                                           $72,000; vested
                                                                           over 18 months

Benjamin Patipa      2005   $142,615   $6,923 bonus (3)      $32,107 (3)   2005 Ten Year     $180,000 salary
Chief Operating                        11,000 bonus (4)                    Options for       $13,336
Officer                                                                    600,000 common    (insurance)
                                                                           valued at
                                                                           $72,000; vested
                                                                           over 18 months

Tommy E. Kee         2003   $120,000                                       2005 Ten Year     $160,000 salary
Chief Accounting;                                                          Options for       $14,874
Officer              2004    120,000   $15,000(1)                          600,000 common    (insurance)
                                       4,615 bonus (3)                     valued at
                     2005    140,923   6,154 bonus (3)       $31,415 (3)   $72,000; vested
                                       10,000 bonus (4)                    over 18 months

(1) The reported values of options converted in 2004 are pursuant to a January 13, 2004 vote of Directors authorizing conversion, and are valued $0.05 per share.

(2) 100,000 shares of common stock in 2003 as a signing bonus, valued at $28,000.

(3)   Year end bonus

(4)   Special performance based bonus

(5)   SEP/IRA Bonus, 2005

(6) Amount paid for termination of employment owing to change of control, based on base salary for 2006

                                  Option Grants

      On April 6, 2005, our Directors voted to adopt a Stock Option Incentive Plan for the grant of options to directors, employees and consultants for the purchase of up to 10,397,745 shares of our common stock. On May 12, 2005, the Board of Directors accepted and adopted the determination of the Compensation Committee to grant 3,572,744 of the authorized options to our directors and 4,900,000 to our senior management.

                Aggregated Options Exercised in Last Fiscal Year
                        And Fiscal Year-End Option Values

None.

Compensation Plans

                                Senior Management

      On April 6, 2005, our Directors voted to adopt a Stock Option Incentive Plan for the grant of options to directors, employees and consultants for the purchase of up to 10,397,745 shares of our common stock. On May 12, 2005, the Board of Directors accepted and adopted the determination of the Compensation Committee to grant 4,900,000 of the authorized option to our senior management.

Employment contracts

      Roy G. Warren Chief Executive Officer

      On September 14, 2005, the Compensation Committee of the Board of Directors recommended a new compensation package for Mr. Warren in recognition of his work to expand our business and in light of the then recent execution of a ten-year Master distribution Agreement with Coca-Cola Enterprises Inc. The basic compensation package adopted by the Company for Mr. Warren provides, as follows:

            o Annual base salary of $300,000 paid in accordance with established Company payment procedures.

            o Quarterly bonus of one-quarter of one percent (.0025) of top-line net sales revenue.

            o Company benefits as customarily awarded to executive members of management.

            o     Participation in Employee and Director Stock Option programs.

            o A "Special Circumstances" bonus of $500,000 to be awarded upon the signing of a Master Distribution Agreement with CCE. Bonus to be paid in the following manner:

                  One-half paid as a cash award or, at the awardees option, in Company stock. One-half paid in Company stock, with the issuance of such being in the form of S-8 or other method as determined by counsel.

            o Effective October 1, 2005, and for a period of not less than 24 months

      Roy D. Toulan, Jr., Vice President, General Counsel and Corporate
Secretary

      A new compensation package became effective for Mr. Toulan on January 1, 2006. The basic compensation package adopted by the Company for Mr. Toulan provides, as follows:

            o Annual base salary of $190,000 paid in accordance with established Company payment procedures.

            o Quarterly bonus at discretion of management based upon meeting performance goals.

            o Company benefits as customarily awarded to executive members of management.

            o     Participation in Employee and Director Stock Option programs.

            o Effective January 1, 2006, and for a period of not less than 24 months

      Jeffrey J. Kaplan, Chief Financial Officer

      Mr. Kaplan's employment contract provides, as follows:

            o Annual base salary of $180,000 in year one paid in accordance with established Company payment procedures; $200,000 in year two and $220,000 in year three.

            o Quarterly bonus at discretion of management based upon meeting performance goals.

            o Company benefits as customarily awarded to executive members of management.

            o     Participation in Employee and Director Stock Option programs.

            o Options for 200,000 common shares at market on November 1, 2005 as signing bonus

            o Effective November 1, 2005, and for a period of not less than 36 months

      Benjamin Patipa, Chief Operating Officer

      A new compensation package became effective for Dr. Patipa on January 1, 2006. The basic compensation package adopted by the Company for Dr. Patipa provides, as follows:

            o Annual base salary of $180,000 paid in accordance with established Company payment procedures.

            o Quarterly bonus at discretion of management based upon meeting performance goals.

            o Company benefits as customarily awarded to executive members of management.

            o     Participation in Employee and Director Stock Option programs.

            o Effective January 1, 2006, and for a period of not less than 24 months

      Michael Edwards, Chief Revenue Officer

      A new compensation package became effective for Mr. Edwards on January 1, 2006. The basic compensation package adopted by the Company for Mr. Edwards provides, as follows:

            o Annual base salary of $180,000 paid in accordance with established Company payment procedures.

            o Quarterly bonus at discretion of management based upon meeting performance goals.

            o Company benefits as customarily awarded to executive members of management.

            o     Participation in Employee and Director Stock Option programs.

            o Effective January 1, 2006, and for a period of not less than 24 months

      Tommy E. Kee, Chief Accounting Officer

      A new compensation package became effective for Mr. Kee on January 1, 2006. The basic compensation package adopted by the Company for Mr. Kee provides, as follows:

            o Annual base salary of $160,000 paid in accordance with established Company payment procedures.

            o Quarterly bonus at discretion of management based upon meeting performance goals.

            o Company benefits as customarily awarded to executive members of management.

            o     Participation in Employee and Director Stock Option programs.

            o Effective January 1, 2006, and for a period of not less than 24 months

Securities authorized for issuance under equity compensation plans

The equity compensation reported in this section has been a issued pursuant to individual compensation contracts and arrangements with employees, directors, consultants, advisors, vendors, suppliers, lenders and service providers. The equity is reported on an aggregate basis as of December 31, 2005. Our security holders have not approved the compensation contracts and arrangements underlying the equity reported.

                         Number of securities      Weighted average
                           to be issued upon     price of outstanding   Number of securities remaining
   Compensation Plan     exercise of options,   options, warrants and      for future issuance under
       Category           warrants and rights           rights             equity compensation plans
----------------------   --------------------   --------------------    ------------------------------
Directors (former)               325,000               $ 0.71                   0  individual plans
Employees (former)               650,000               $ 0.87              60,000  individual plans
Directors/Management &                                                             2005 Stock Option
Employees                      8,872,745               $0.245           1,475,000  Incentive Plan(1)
Consultants                      510,714               $ 0.30                   0  individual plans
                              ----------               ------           ---------
Total                         10,358,459               $ 0.77           1,535,000
                              ==========               ======           =========

On April 6, 2005, our Directors voted to adopt a Stock Option Incentive Plan for the grant of option to directors, employees and consultants for the purchase of up to 10,397,745 shares of our common stock. On May 12, 2005, the Board of Directors accepted and adopted the determination of the Compensation Committee to grant 8,922,745 of the authorized option to our employees, directors and certain consultants. The ten-year options vest over a period of eighteen months and have exercise prices varying from $0.20 per share to $0.30 per share, with a weighted average exercise price of $0.24 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth the beneficial ownership of our company's common stock as of October 30, 2006, as to


      o each person known to beneficially own more than 5% of the Company's common stock

      o     each of our directors

      o     each executive officer

      o     all directors and officers as a group

The following conditions apply to all of the following tables:

      o except as otherwise noted, the named beneficial owners have direct ownership of the stock and have sole voting and investment power with respect to the shares shown

      o the class listed as "common" includes the shares of common stock underlying the Company's issued convertible preferred stock, options and warrants

Beneficial Owners


Title of       Name and Address of       Amount and Nature of   Percent of
  Class       Beneficial Owner (1)      Beneficial Ownership     Class (2)
--------   --------------------------   ---------------------   ----------
Common     Coca-Cola Enterprises Inc.        30,000,000           14.97%
           2500 Windy Ridge Parkway
           Atlanta, GA 30339
Common     Mid-Am Capital, L.L.C. (3)        19,970,723            9.97%
           Northpointe Tower 10220
           North Ambassador Drive
           Kansas City, MO 64190
Common     Lombard Odier Darier              16,500,000            8.23%
           Hentsch & Cie (4)
           Rue de la Corraterie 11
           1204 Geneva
Common     Magnetar Capital Master           13,750,000            6.86%
           Fund, Ltd (4)
           1603 Orrington Avenue
           13th Floor
           Evanston, IL 60201

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 30, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage calculated from base of 200,386,286 shares of common stock issued and outstanding.


(3) This owner is contractually limited to a beneficial ownership of our equity not to exceed 9.99%. Equity listed consists of convertible preferred, convertible debentures and/or warrants.

(4) Equity listed consists of common stock and warrants to purchase common stock

Management Owners


Title of   Name and Address of         Amount and Nature
 Class      Management Owner            of Ownership (1)   Percent of Class (2)
--------   -------------------------   -----------------   --------------------
Common     Roy G. Warren                   5,810,765(3)               2.89%
           11300 US Highway No.1
           N. Palm Beach, FL
Common     Robert Cummings                 1,130,038(4)        Less than 1%
           2829 N.E. 44th Street
           Lighthouse Point, FL
Common     John McCormack                  1,312,538(4)        Less than 1%
           8750 South Grant
           Burridge, IL 60521
Common     Mr. Arthur W.                     947,297(5)        Less than 1%
           Blanding
           Janesville, WI 53545
Common     Phillip Pearce                    962,297(6)        Less than 1%
           6624 Glenleaf Court
           Charlotte, NC 28270
Common     Stanley Hirschman               1,040,652(7)        Less than 1%
           2600 Rutgers Court
           Plano, Texas 75093
Common     Roy D. Toulan, Jr.              1,615,121(8)        Less than 1%
           VP, General Counsel
           6 Wheelers Pt. Rd
           Gloucester, MA 01930
Common     Tommy Kee                       1,042,385(8)        Less than 1%
           Chief Accounting Officer
           11300 US Highway 1
           N. Palm Beach, FL 33408
Common     Benjamin Patipa                 1,358,700(8)        Less than 1%
           Chief Operating Officer
           6139 Indian Forest Circle
           Lake Worth, FL 33463
Common     Michael Edwards                 2,000,000(8)        Less than 1%
           Vice President Sales
           4140 S.E. Old St. Lucie
           Blvd. Stuart, FL 34996
Common     Executive officers and         17,219,793                  8.59%
           directors as a group

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 30, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage calculated from base of 200,386,286 shares of common stock issued and outstanding.


(3) Includes options to purchase 2,500,00 shares of our common stock pursuant to a 2005 Incentive Stock Option Plan adopted by the Board of Directors on May 12, 2005.

(4) Includes options to purchase 565,038 shares of our common stock pursuant to a 2005 Incentive Stock Option Plan adopted by the Board of Directors on May 12, 2005.

(5) Includes options to purchase 494,408 shares of our common stock pursuant to a 2005 Incentive Stock Option Plan adopted by the Board of Directors on May 12, 2005.

(6) Includes options to purchase 706,297 shares of our common stock pursuant to a 2005 Incentive Stock Option Plan adopted by the Board of Directors on May 12, 2005.

(7) Includes options to purchase 670,982 shares of our common stock pursuant to a 2005 Incentive Stock Option Plan adopted by the Board of Directors on May 12, 2005.

(8) Includes options to purchase 600,000 shares of our common stock pursuant to a 2005 Incentive Stock Option Plan adopted by the Board of Directors on May 12, 2005.

      There currently are no arrangements that may result in a change of ownership or control.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      John Mc McCormack has been a director of the Company since 1997 and was our Chief Operating Officer from December 200 to March 2003. Since December 2005, Mr. McCormack has been employed by Coca-Cola Enterprises Inc. as a Regional Sales Manager for the supermarket channel, in Wisconsin, Minnesota and Northern Illinois.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

      We are authorized to issue up to 300,000,000 shares of Common Stock, par value $.001. As of October 30, 2006, there were 200,386,286 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have engaged American Stock Transfer & Trust Company located at 59 Maiden Lane, Plaza Level, New York, NY 10038, as independent transfer agent or registrar.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or a gent's commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

o through the writing of options, whether such options are listed on an options exchange or otherwise;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o     short sales (subsequent to the effectiveness of this prospectus);

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

      In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

      The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commission paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

      Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

      We are required to pay all fees and expenses incident to the registration of the shares of common stock, including $10,000 of fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

      Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming the selling stockholders sell all the shares registered below, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                       Total Shares
                         of Common       Total                                                                  Percentage
                           Stock      Percentage                                     Percentage                     of
                        outstanding    of Common                        Beneficial   of Common                    Common
                       and issuable     Stock,          Shares of       Ownership      Stock       Beneficial     Stock
                           Upon        Assuming       Common Stock     Included in     Owned       Ownership      Owned
                        exercise of      Full         Included in       Prospectus     Before      After the       After
      Name(2)            Warrants     Conversion*    Prospectus (1)         **        Offering    Offering(2)   Offering(2)
---------------------------------------------------------------------------------------------------------------------------
Lombard Odier           16,500,000       8.25%      Up to 16,500,000    16,500,000      8.25%          --           --
  Darier Hentsch &                                  shares of common
  Cie (4)                                           stock
---------------------------------------------------------------------------------------------------------------------------
Magnetar Capital        13,750,000       6.86%      Up to 13,750,000    13,750,000      6.86%          --           --
  Master Fund, Ltd                                  shares of common
  (5)                                               stock
---------------------------------------------------------------------------------------------------------------------------
Kings Road               7,562,500       3.77%      Up to 7,562,500      7,562,500      3.77%          --           --
  Investments Ltd.                                  shares of common
  (6)                                               stock
---------------------------------------------------------------------------------------------------------------------------
Radcliffe SPC, Ltd       7,562,500       3.77%      Up to 7,562,500      7,562,500      3.77%          --           --
  for and on behalf                                 shares of common
  of the Class A                                    stock
  Convertible
  Crossover
  Segregated
  Portfolio (7)
---------------------------------------------------------------------------------------------------------------------------
Lagunitas Partners       1,727,435        ***       Up to 1,727,435      1,727,435       ***           --           --
  LP (8)                                            shares of common
                                                    stock
---------------------------------------------------------------------------------------------------------------------------
Gruber & McBaine           472,566        ***       Up to 472,566          472,566       ***           --           --
  International (9)                                 shares of common
                                                    stock
---------------------------------------------------------------------------------------------------------------------------
Jon D and Linda W          550,000        ***       Up to 550,000          550,000       ***           --           --
  Gruber Trust (10)                                 shares of common
                                                    stock
---------------------------------------------------------------------------------------------------------------------------
JMG Triton               1,100,000        ***       Up to 1,100,000      1,100,000       ***           --           --
  Offshore Fund,                                    shares of common
  Ltd. (11)                                         stock
---------------------------------------------------------------------------------------------------------------------------
JMG Capital              1,100,000        ***       Up to 1,100,000      1,100,000       ***           --           --
Partners, LP (12)                                   shares of common
                                                    stock
---------------------------------------------------------------------------------------------------------------------------
Capital Ventures         1,650,000        ***       Up to 1,650,000      1,650,000       ***           --           --
International (13)                                  shares of common
                                                    stock
---------------------------------------------------------------------------------------------------------------------------
UBS O'Connor LLC         1,650,000        ***       Up to 1,650,000      1,650,000       ***           --           --
  FBO O'Connor PIPES                                shares of common
  Corporate                                         stock
  Strategies Master
  Limited (14)
---------------------------------------------------------------------------------------------------------------------------
Whalehaven Capital       1,375,000        ***       Up to 1,375,000      1,375,000       ***           --           --
  Fund Limited(15)                                  shares of common
                                                    stock
---------------------------------------------------------------------------------------------------------------------------
Alpha Capital              687,500        ***       Up to 687,500          687,500       ***           --           --
Aktiengesellschaft                                  shares of common
(16)                                                stock
---------------------------------------------------------------------------------------------------------------------------
Marvel                   1,000,000        ***       Up to 1,000,000      1,000,000       ***           --           --
  Enterprises,                                      shares of common
  Inc.(17)                                          stock
---------------------------------------------------------------------------------------------------------------------------
SG Cowen & Co.,          1,317,188        ***       Up to 1,317,188      1,317,188       ***           --           --
  LLC (18)                                          shares of common
                                                    stock
---------------------------------------------------------------------------------------------------------------------------


* Based upon 200,386,286 shares of common stock issued and outstanding on October 30, 2006.

** The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

*** Less than one percent.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon the exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

(2) Lombard Odier Darier Hentsch Fund Manager, by the joint action of Messrs. Hanspeter Blaser, Assistant Vice President, and Janik Bard Assistant Manager, has the voting and dispositive power over the securities herein held for resale by Lombard Odier Darier Hentsch & Cie.

Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd ("Magnetar Master Fund") and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the securities held by Magnetar Master Fund. Alec Litowitz is the manager of Magnetar Capital Partners LLC, which is the sole member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.

Kings Road Investments Ltd. ("Kings Road") is a wholly-owned subsidiary of Polygon Global Opportunities Master Fund ("Master Fund"). Polygon Investment Partners LLP and Polygon Investment Partners LP (the "Investment Managers"), Polygon Investments Ltd. (the "Manager"), the Master Fund, Alexander Jackson, Reade Griffith and Paddy Dear share voting and dispositive power of the securities held by Kings Road. The Investment Managers, the Manager, Alexander Jackson, Reade Griffith and Paddy Dear disclaim beneficial ownership of the securities held by Kings Road.

Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio. Pursuant to an investment management agreement, RG Capital Management, L.P. ("RG Capital") serves as the investment manager of Radcliffe SPC. Ltd's Class A Convertible Crossover Segregated Portfolio. RGC Management Company, LLC ("Management") is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital. Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio

Lagunitas Partners. Gruber & McBaine Cap Mgmt is the general partner for Lagunitas Partners LP and the Investment advisor for Gruber & MCBaine International having full power to vote and invest on their behalf. Gruber & McBaine Cap Mgmt mangers Jon D Gruber & J Patterson McBaine oversee the voting activity

Gruber & McBaine International. Gruber & McBaine Cap Mgmt is the general partner for Lagunitas Partners LP and the Investment advisor for Gruber & MCBaine International having full power to vote and invest on their behalf. Gruber & McBaine Cap Mgmt mangers Jon D Gruber & J Patterson McBaine oversee the voting activity.

Jon D and Linda W Gruber Trust. The Jon D and Linda W Gruber Trust is a private investment trust. Jon Gruber and Linda Gruber are the Trustees and have full power to vote and invest on behalf of the Trust

JMG Triton Offshore Fund, Ltd. (the "Fund") is an international business company organized under the laws of the British Virgin Islands. The Fund's investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the "Manager") that has voting and dispositive power over the Fund's investments, including the Registrable Securities. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation ("Pacific") and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund's portfolio holdings.

JMG Capital Partners, L.P. ("JMG Partners") is a California limited partnership. Its general partner is JMG Capital Management, LLC (the "Manager"), a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Partners' investments, including the Registrable Securities. The equity interests of the Manager are owned by JMG Capital Management, Inc., ("JMG Capital") a California corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners' portfolio holdings.

Capital Ventures International. Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owners of these shares. CVI is affiliated with one or more registered broker-dealers. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

The selling security holder (O'Connor PIPES Corporate Strategies Master Limited) of this security is a fund which cedes investment control to UBS O'Connor LLC (the Investment Manager). The Investment Manager makes all of the investment / voting decisions. UBS O'Connor LLC is a wholly owned subsidiary of UBS AG which is listed on the NYSE.

UBS O'Connor LLC is a wholly owned subsidiary of UBS AG which is listed and traded on the NYSE. The Investment Manager (UBS O'Connor LLC) makes all of the investment / voting decisions

Alpha Capital Aktiengesellschaft is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

Whalehaven Funds Limited is a professional hedge fund incorporated in Bermuda. The control persons are Evan Schemenauer, Arthur Jones, and Jennifer Kelly, directors.

Marvel Entertainment, Inc. (formerly known as Marvel Enterprises, Inc.) is a publicly-traded, NYSE-listed corporation and is owned by its stockholders. Day-to-day investment decisions are made by Marvel Entertainment's senior management

SG Cowen & Co., LLC. William Buchanan is the Head of Equity Capital Markets and a Managing Director at SG Cowen & Co., LLC and is responsible for investment decisions at SG Cowen. SG Cowen is a registered broker-dealer. SG Cowen received these shares in consideration for providing investment banking services provided to our company.

(3) Assumes that all securities registered will be sold.

(4) Total shares being registered includes 12,000,000 shares of common stock currently outstanding and 4,500,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(5) Total shares being registered includes 10,000,000 shares of common stock currently outstanding and 3,750,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(6) Total shares being registered includes 5,500,000 shares of common stock currently outstanding and 2,062,500 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(7) Total shares being registered includes 5,500,000 shares of common stock currently outstanding and 2,062,500 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(8) Total shares being registered includes 1,253,316 shares of common stock currently outstanding and 471,119 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(9) Total shares being registered includes 343,684 shares of common stock currently outstanding and 128,882 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(10) Total shares being registered includes 400,000 shares of common stock currently outstanding and 150,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(11) Total shares being registered includes 800,000 shares of common stock currently outstanding and 300,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(12) Total shares being registered includes 800,000 shares of common stock currently outstanding and 300,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(13) Total shares being registered includes 1,200,000 shares of common stock currently outstanding and 450,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(14) Total shares being registered includes 1,200,000 shares of common stock currently outstanding and 450,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(15) Total shares being registered includes 1,000,000 shares of common stock currently outstanding and 375,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(16) Total shares being registered includes 500,000 shares of common stock currently outstanding and 187,500 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

(17) Total shares being registered includes 1,000,000 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.05 per share.

(18) Total shares being registered includes 1,012,500 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.50 per share and 304,688 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $0.80 per share.

Terms of Financing

      To obtain funding for our ongoing operations, we entered into the following financing transaction:

      On November 28, 2005, we closed a funding transaction with 13 accredited institutional investors, for the issuance and sale of 40,500,000 shares of our common stock for a purchase price of $20,250,000. In addition, we also issued five-year warrants for the purchase of an additional 15,187,500 shares of common stock at an exercise price of $0.80 per share. The securities are restricted and have been issued pursuant to an exemption to the registration requirements of
Section 5 of the Securities Act of 1933 for "transactions of the issuer not involving any public offering" provided in Section 4(2) of the Act and pursuant to a Regulation D offering. In connection with this financing, we issued common stock purchase warrants to purchase 1,012,500 shares of common stock at an exercise price of $.50 per share and 304,688 shares of common stock at an exercise price of $.80 per share to SG Cowen & Co., LLC, who acted as placement agent for this financing.

      The shares of common stock and the shares of common stock underlying the warrants carry registration rights that obligate us to file a registration statement within 45 days from closing and have the registration statement declared effective within 120 days from closing.

Terms of Services Agreement

      In June 2005, we entered into a Services Agreement with Marvel Enterprises, Inc. pursuant to which Marvel Enterprises, Inc. agreed to provide introductions to retailers and advise on creative design in consideration for a common stock purchase warrant to purchase 1,000,000 shares of common stock at $0.05 per share.

      This prospectus relates to the resale of the shares of common stock and the shares of common stock issuable upon exercise of warrants in connection with this private placement and the shares of common stock issuable to Marvel Enterprises, Inc. upon exercise of its common stock purchase warrants.

      This prospectus relates to the resale of the shares of common stock issued in connection with this finaincing and the shares of common stock issuable upon exercise of the common stock purchase warrants.

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Lazar Levine & Felix LLP , Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2005 and 2004 and for the year then ended that appears in the prospectus.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Bravo! Brands Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. 50

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F. Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


                        BRAVO! BRANDS INC. AND SUBSIDIARY


                              FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2006

  Consolidated Balance Sheets                                                F-1
  Consolidated Statements of Operations and Comprehensive Loss               F-3
  Consolidated Statements of Cash Flow                                       F-4
  Notes to Consolidated Financial Statements                                 F-5

For the Years Ended December 31, 2004 and December 31, 2003


  Report of Independent Registered Public Accounting Firm                   F-42
  Consolidated Balance Sheets                                               F-43
  Consolidated Statements of Operations and Comprehensive Loss              F-45
  Consolidated Statements of Cash Flow                                      F-46

  Consolidated Statement of Stockholders' Capital Deficit                   F-48
  Notes to Consolidated Financial Statements                                F-49

                        BRAVO! BRANDS INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                                               June 30,    December 31,
                                                                                 2006          2005
                                                                             -----------   ------------
                                                                             (Unaudited)
                                                                              (Restated)
                                   Assets
Current assets:
  Cash and cash equivalents                                                  $    59,344    $ 4,947,986
  Accounts receivable, net of allowances for doubtful accounts
    of $365,000 and $350,000 at 2006 and 2005, respectively                    1,192,840      3,148,841
  Inventories                                                                  2,881,821        391,145
  Prepaid expenses                                                             1,216,870        973,299
                                                                             -----------    -----------
      Total current assets                                                     5,350,875      9,461,271
Furniture and equipment, net                                                     521,123        288,058
Intangible assets, net                                                        17,234,423     18,593,560
Other assets                                                                     217,999         15,231
                                                                             -----------    -----------
Total assets                                                                 $23,324,420    $28,358,120
                                                                             ===========    ===========
Liabilities, Redeemable Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
  Accounts payable                                                           $ 7,784,012    $ 5,987,219
  Accrued liabilities                                                          8,479,906      4,872,277
  Current maturities of notes payable                                          2,700,195        937,743
  Convertible debt                                                               973,214      1,012,780
  Derivative liabilities                                                      36,425,561     35,939,235
                                                                             -----------    -----------
      Total current liabilities                                               56,362,888     48,749,254
Notes payable, less current maturities                                            95,783             --
                                                                             -----------    -----------
Total liabilities                                                             56,458,671     48,749,254
                                                                             -----------    -----------

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS


                                                                                      June 30,      December 31,
                                                                                        2006            2005
                                                                                   -------------   -------------
                                                                                    (Unaudited)
                                                                                     (Restated)
Commitments and contingencies (Note 9)                                                        --              --
Redeemable preferred stock:
  Series F convertible, par value $0.001 per share, 200,000 shares designated,
    Convertible Preferred Stock, stated value $10.00 per share, 5,248 shares
    issued and outstanding                                                                52,480          52,480
  Series H convertible, par value $0.001 per share, 350,000 shares designated,
    7% Cumulative Convertible Preferred Stock, stated value $10.00 per share,
    63,500 and 64,500 shares issued and outstanding                                      457,867         388,305
  Series J, par value $0.001 per share, 500,000 shares designated, 8% Cumulative
    Convertible Preferred Stock, stated value $10.00 per share, 200,000 shares
    issued and outstanding                                                             1,166,325         871,043
  Series K, par value $0.001 per share, 500,000 shares designated, 8% Cumulative
    Convertible Preferred Stock, stated value $10.00 per share, 95,000 shares
    issued and outstanding                                                               814,873         792,672
                                                                                   -------------   -------------
Total redeemable preferred stock                                                       2,491,545       2,104,500
                                                                                   -------------   -------------
Stockholders' equity (deficit):
  Preferred stock, 5,000,000 shares authorized
  Series B Preferred, par value $0.001 per share, 1,260,000 shares designated,
    9% Convertible Preferred Stock, stated value $1.00 per share, 107,440 shares
    issued and outstanding                                                               107,440         107,440
  Common stock, par value $0.001 per share, 300,000,000 shares authorized,
    191,253,248 and 184,253,753 shares issued and outstanding                            191,253         184,254
  Additional paid-in capital                                                          98,972,077      96,507,932
  Common stock subscription receivable                                                   (10,000)        (10,000)
  Accumulated deficit                                                               (134,877,246)   (119,254,501)
  Cumulative translation adjustment                                                       (9,320)        (30,759)
                                                                                   -------------   -------------
Total stockholders' equity (deficit)                                                 (35,625,796)    (22,495,634)
                                                                                   -------------   -------------
Total liabilities, Redeemable Preferred Stock and Stockholders'
  Equity (Deficit)                                                                 $  23,324,420   $  28,358,120
                                                                                   =============   =============

                             See accompanying notes.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                              Three Months Ended June 30,    Six Months Ended June 30,
                                             ----------------------------   ---------------------------
                                                 2006            2005           2006           2005
                                             ------------   -------------   ------------   ------------
                                              (Unaudited)    (Unaudited)     (Unaudited)    (Unaudited)
                                              (Restated)                     (Restated)
Revenues                                     $  3,705,226   $   2,448,618   $  7,266,441   $  3,346,388
Product costs                                  (3,253,637)     (1,680,464)    (6,200,097)    (2,358,127)
Shipping costs                                   (351,185)       (292,386)      (744,636)      (430,836)
                                             ------------   -------------   ------------   ------------
    Gross margin                                  100,404         475,768        321,708        557,425
Operating expenses:
  Selling expense                               3,367,811       1,035,549      6,210,909      1,520,580
  General and administrative expense            1,628,317       1,836,824      3,396,521      2,595,078
  Product development                             161,356         146,733        277,319        215,757
                                             ------------   -------------   ------------   ------------
    Loss from operations                       (5,057,080)     (2,543,338)    (9,563,041)    (3,773,990)
Other income (expense)
  Derivative expense, net                      (5,047,199)    (77,311,393)       (98,011)   (75,839,650)
  Interest income (expense), net                 (397,254)       (597,729)      (431,261)    (1,491,890)
  Liquidated damages                           (3,872,388)             --     (4,558,275)            --
  Legal settlement                               (552,600)             --       (552,600)            --
  Other income (expense)                               --           7,164             --          7,164
                                             ------------   -------------   ------------   ------------
Income (loss) before income taxes             (14,926,521)   (80,445,296)    (15,203,188)   (81,098,366)
Provision for income taxes                             --              --             --             --
                                             ------------   -------------   ------------   ------------
    Net loss                                  (14,926,521)   (80,445,296)    (15,203,188)   (81,098,366)
Preferred stock dividends and accretion          (282,477)      (593,595)       (541,260)      (864,710)
                                             ------------   -------------   ------------   ------------
Loss applicable to common stockholders       $(15,208,998)  $ (81,038,891)  $(15,744,448)  $(81,963,076)
                                             ============   =============   ============   ============
Loss per common share:
  Basic loss per common share                $      (0.08)  $       (1.12)  $      (0.08)  $      (1.24)
                                             ============   =============   ============   ============
  Diluted loss per common share              $      (0.08)  $       (1.12)  $      (0.08)  $      (1.24)
                                             ============   =============   ============   ============
Weighted average common shares outstanding    189,388,123      72,381,911    186,843,409     66,035,224
                                             ============   =============   ============   ============
Comprehensive income (loss):
    Net income (loss)                        $(14,926,521)  $ (80,445,296)  $(15,203,188)  $(81,098,366)
    Foreign currency translation                   22,129           2,696         21,439         (5,327)
                                             ------------   -------------   ------------   ------------
Comprehensive income (loss)                  $(14,904,392)  $ (80,442,600)  $(15,181,749)  $(81,103,693)
                                             ============   =============   ============   ============

                             See accompanying notes.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Six Months Ended June 30
                                                           ---------------------------
                                                               2006           2005
                                                           ------------   ------------
                                                            (Unaudited)    (Unaudited)
                                                            (Restated)
Cash Flow from Operating Activities:
    Net loss                                               $(15,203,188)  $(81,098,366)
    Adjustments to net loss
      Depreciation and amortization                           1,638,941        188,185
      Stock issuance for due diligence and finders' fees             --        123,450
      Allowance for doubtful accounts                            14,941             --
      Legal settlement for Marvel warrants                      552,600             --
      Stock issuance for consulting expense                     347,566        352,954
      Derivative expense, net                                    98,011     75,839,650
      Amortization of debt discount                             149,454      1,261,814
      Stock compensation expense                                222,957        551,810
      Gain/Loss on disposal of fixed assets                       1,998             --
    Changes in operating assets & liabilities:
      Accounts receivable                                     1,941,060         26,778
      Inventories                                            (2,490,676)       (54,981)
      Prepaid expenses and other assets                        (249,289)      (587,267)
      Accounts payable and accrued expenses                   5,590,386        893,461
                                                           ------------   ------------
  Net cash used in operating activities                      (7,385,239)    (2,502,512)
                                                           ------------   ------------
Cash Flows from Investing Activities
    Licenses and trademark costs                               (450,176)       (84,166)
    Purchases of equipment                                     (286,338)       (43,969)
                                                           ------------   ------------
  Net cash used in investing activities                        (736,514)      (128,135)
                                                           ------------   ------------
Cash Flows provided by financing activities:
    Proceeds from exercise of warrants                          500,000      1,038,509
    Proceeds from convertible notes payable                   2,669,323      1,950,000
    Proceeds from sale of stock and warrants                    100,000             --
    Payments for redemption of warrants                              --        (25,000)
    Payment of  dividends                                       (22,514)            --
    Payment of notes payable                                    (17,994)            --
    Registration costs for financing                            (17,143)       (62,639)
                                                           ------------   ------------
  Net cash provided by financing activities                   3,211,672      2,900,870
                                                           ------------   ------------
Effect of changes in exchange rates on cash                      21,439         (6,406)
                                                           ------------   ------------
Net (decrease) increase in cash and cash equivalents         (4,888,642)       263,817
Cash and cash equivalent, beginning of period                 4,947,986        113,888
                                                           ------------   ------------
Cash and cash equivalent, ending of period                 $     59,344   $    377,705
                                                           ============   ============

                             See accompanying notes.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1 -Nature of Business, Basis of Presentation and Liquidity and Management's Plans

Nature of Business:

We are engaged in the sale of flavored milk products and flavor ingredients in the United States, the United Kingdom and the Middle East, and we are establishing an infrastructure to conduct business in Canada.

Basis of Presentation:

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10QSB, Item 310(b) of Regulation S-B and Article 10 (01)(c) of Regulation S-X. Accordingly, the accompanying financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included in the accompanying financial statements. Operating results for the six-month period ending June 30, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006.

As more fully described in Note 10, we have restated our balance sheet as of June 30, 2006 and our statements of operations and cash flows for the three and six months ended June 30, 2006 for errors related to the accounting for liquidated damages arising from certain of our financing transactions and certain other matters more fully described in Notes 3 and 10.

Liquidity and Management's Plans:

As reflected in the accompanying consolidated financial statements, we have incurred operating losses and negative cash flow from operations and have working capital deficiency of $51,012,013 as of June 30, 2006. In addition, we are delinquent on certain of our debt agreements at June 30, 2006, and we have experienced delays in filing our financial statements and registration statements due to errors in our historical accounting that have been corrected (See Note 10). Our inability to make these filings is resulting in our recognition of penalties to the investors, and these penalties will continue until we can complete our filings and register the common shares into which the investors' financial instruments are convertible. Finally, our revenues are significantly concentrated with one major customer. The loss of this customer or curtailment in business with this customer could have a material adverse affect on our business. These conditions raise substantial doubt about our ability to continue as a going concern.

We have been dependent upon third party financings as we execute our business model and plans. While our liquid reserves have been substantially depleted as of June 30, 2006, we completed a $30.0 million convertible note financing in July 2006 that is expected to fulfill our liquidity requirements through the end of 2006. However, $15.0 million of this financing is held in escrow, and we are in default on this instrument due to the delay in filing our quarterly financial report for the quarterly period ended June 30, 2006. As a result, an event of default has occurred under the terms of the Notes, and the interest rate on the Notes, payable quarterly, was increased from 9% to 14% per annum. Pursuant to the terms of the Notes, upon the occurrence of an event of default, holders of the Notes may, upon written notice to the Company, each require the Company to redeem all or any portion of their Notes at a default redemption price calculated pursuant to the terms of the Notes. Subsequent to June 30, 2006, we have entered into an Amendment Agreement with the holders of the Notes to amend the Notes in certain respects as consideration for the holders' release of the Company's default resulting from its delay in the filing of this quarterly report. See Item 3 of Part II of this report, entitled "Default on Senior Securities", for a description of the terms of the Amendment Agreement.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

We plan to increase our sales, improve our gross profit margins, augment our international business and, if necessary, obtain additional financing. Ultimately, our ability to continue is dependent upon the achievement of profitable operations. There is no assurance that further funding will be available at acceptable terms, if at all, or that we will be able to achieve profitability.

The accompanying financial statements do not reflect any adjustments that may result from the outcome of this uncertainty.

Note 2. - Summary of Significant Accounting Policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in our financial statements are the following:

o Estimating future bad debts on accounts receivable that are carried at net realizable values.

o Estimating our reserve for unsalable and obsolete inventories that are carried at lower of cost or market.

o Estimating the fair value of our financial instruments that are required to be carried at fair value.

o     Estimating the recoverability of our long-lived assets.

We use all available information and appropriate techniques to develop our estimates. However, actual results could differ from our estimates.

Business Segment and Geographic Information

We operate in one dominant industry segment that we have defined as the single serve flavored milk industry. While our international business is expected to grow in the future, it currently contributes less than 10% of our revenues, and we have no physical assets outside of the United States.

Revenue Recognition

Our revenues are derived from the sale of branded milk products to customers in the United States of America, Great Britain and the Middle East. Geographically, our revenues are dispersed 98% and 2% between the United States of America and internationally, respectively. We currently have one customer in the United States that provided 74% and 0% of our revenue during the six months ended June 30, 2006 and 2005, respectively.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Revenues are recognized pursuant to formal revenue arrangements with our customers, at contracted prices, when our product is delivered to their premises and collectibility is reasonably assured. We extend merchantability warranties to our customers on our products, but otherwise do not afford our customers with rights of return. Warranty costs have historically been insignificant.

Our revenue arrangements often provide for industry-standard slotting fees where we make cash payments to the respective customer to obtain rights to place our products on their retail shelves for a stipulated period of time. We also engage in other promotional discount programs in order to enhance our sales activities. We believe our participation in these arrangements is essential to ensuring continued volume and revenue growth in the competitive marketplace. These payments, discounts and allowances are recorded as reductions to our reported revenue. Unamortized slotting fees are recorded in prepaid expenses.

Principles of Consolidation

Our consolidated financial statements include the accounts of Bravo! Foods International Corp. (the "Company"), and its wholly-owned subsidiary Bravo! Brands (UK) Ltd. All material intercompany balances and transactions have been eliminated.

Shipping and Handling Costs

Shipping and handling costs incurred to deliver products to our customers are included as a component of cost of sales. These costs amounted to approximately $351,000 and $292,000 for the three months ended June 30, 2006 and 2005, respectively; $745,000 and $431,000 for the six months ended June 30, 2006 and 2005, respectively.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

Accounts Receivable

Our accounts receivable are exposed to credit risk. During the normal course of business, we extend unsecured credit to our customers with normal and traditional trade terms. Typically credit terms require payments to be made by the thirtieth day following the sale. We regularly evaluate and monitor the creditworthiness of each customer. We provide an allowance for doubtful accounts based on our continuing evaluation of our customers' credit risk and our overall collection history. As of June 30, 2006 and December 31, 2005, the allowance of doubtful accounts aggregated approximately $365,000 and $350,000, respectively.

In addition, our accounts receivable are concentrated with one customer who represents 39% and 0% of our gross accounts receivable balances at June 30, 2006 and December 31, 2005, respectively. Approximately, 6% of our gross accounts receivable at June 30, 2006 are due from international customers.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Inventories

Inventories, which consist primarily of finished goods, is stated at the lower of cost on the first in, first-out method or market. Our inventories at June 30, 2006 have substantially increased from levels at December 31, 2006 because we are building inventories to support our contractual arrangement with a significant customer. Further, our inventories are perishable. Accordingly, we estimate and record lower-of-cost or market and unsalable-inventory reserves based upon a combination of our historical experience and on a specific identification basis. During the six months ended June 30, 2006, we did not provide for unsaleable inventories.

In November 2004, the FASB issued Financial Accounting Standard No. 151, Inventory Costs, an amendment of ARB No. 43 Chapter 4 (FAS 151), which clarifies that inventory costs that are "abnormal" are required to be charged to expense as incurred as opposed to being capitalized into inventory as a product cost. FAS 151 provides examples of "abnormal" costs to include costs of idle facilities, excess freight and handling costs and spoilage. FAS 151 became effective for our fiscal year beginning January 1, 2006. The adoption of FAS No. 151 did not have a material effect on our consolidated financial statements.


FIXED ASSETS


Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over a period of seven years for furniture and five years for equipment. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Additions and betterments to property and equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts, and any resulting gain or loss is included in the statement of operations.

Intangible Assets

Our intangible assets as of June 30, 2006 and December 31, 2005 consist of our distribution agreement with Coca-Cola Enterprises ("CCE"), our manufacturing agreement with Jasper Products, Inc. and licenses and trademark costs, with estimated lives of ten years, five years and one-to-five years, respectively. The following table illustrates information about our intangible assets:

                                June 30, 2006   December 31, 2005
                                -------------   -----------------
Distribution agreement           $15,960,531       $15,960,531
Manufacturing agreement            2,700,000         2,700,000
Licenses and trademarks              448,096         1,325,958
Less accumulated amortization     (1,874,204)       (1,382,929)
                                 -----------       -----------
                                 $17,234,423       $18,593,560
                                 ===========       ===========

Amortization expense amounted to $848,501 and $1,549,289 for the three and six months ended June 30, 2006 and $62,362 and $326,963 for the three and six months ended June 30, 2005.

Estimated future amortization of our intangible assets is as follows as of June 30, 2006:

Six months ended December 31, 2006   $1,136,382
                                     ==========
Year ended:
  December 31, 2007                  $2,367,947
                                     ==========
  December 31, 2008                  $2,356,342
                                     ==========
  December 31, 2009                  $2,355,844
                                     ==========
  December 31, 2010                  $2,203,289
                                     ==========
  December 31, 2011                  $1,767,591
                                     ==========

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Impairment of Long-Lived Assets

We evaluate the carrying value and recoverability of our long-lived assets when circumstances warrant such evaluation by applying the provisions of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). FAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Financial Instruments

Financial instruments, as defined in Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (FAS 107), consist of cash, evidence of ownership in an entity and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, derivative financial instruments, convertible debt and redeemable preferred stock that we have concluded is more akin to debt than equity.

We carry cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We also carry notes payable, convertible debt and redeemable preferred stock at historical cost; however, fair values of debt instruments and redeemable preferred stock are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of June 30, 2006, estimated fair values and respective carrying values of our notes payable, convertible debt and redeemable preferred stock are as follows:

            Instrument               Fair Value   Carrying Value
----------------------------------   ----------   --------------
$2,500,000 Note Payable              $2,458,000     $1,640,906
                                     ==========     ==========
$200,000 Convertible Note Payable       202,000        200,000
                                     ==========     ==========
$15,000 Convertible Note Payable         14,200          5,214
                                     ==========     ==========
$600,000 Convertible Notes Payable      668,000        600,000
                                     ==========     ==========
$168,000 Convertible Notes Payable      168,000        168,000
                                     ==========     ==========
Series F Preferred Stock                 49,000         52,480
                                     ==========     ==========
Series H Preferred Stock                557,000        457,867
                                     ==========     ==========
Series J Preferred Stock              1,781,000      1,166,325
                                     ==========     ==========
Series K Preferred Stock                927,000        814,873
                                     ==========     ==========

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


As of December 31, 2005, estimated fair values and respective carrying values of our convertible debt and redeemable preferred stock were as follows:


            Instrument               Fair Value   Carrying Value
----------------------------------   ----------   --------------
$200,000 Convertible Note Payable    $  190,000      $187,934
                                     ==========      ========
$15,000 Convertible Note Payable         13,300         1,620
                                     ==========      ========
$600,000 Convertible Notes Payable      668,000       600,000
                                     ==========      ========
$6,250 Convertible Note Payable           6,375         5,188
                                     ==========      ========
$25,000 Convertible Note Payable         25,500        30,278
                                     ==========      ========
$187,760 Convertible Note Payable       187,760       187,760
                                     ==========      ========
Series F Preferred Stock                 46,000        52,480
                                     ==========      ========
Series H Preferred Stock                525,000       388,305
                                     ==========      ========
Series J Preferred Stock              1,731,000       871,043
                                     ==========      ========
Series K Preferred Stock                881,000       792,672
                                     ==========      ========

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (FAS 133), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements, redeemable preferred stock arrangements, and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The following table summarizes the components of derivative liabilities as of June 30, 2006 and December 31, 2005:

                                                                Note       2006           2005
                                                                ----   ------------   ------------
Compound  derivative  financial  instruments  that  have been bifurcated from the following financing arrangements:
  $2,500,000 Note Financing                                     4(a)   $   (303,881)  $         --
  $400,000 Convertible Note Financing                           5(a)     (1,666,200)    (1,311,000)
  $2,300,000 Convertible Note Financing                         5(b)         (4,810)        (4,867)
  $600,000 Convertible Note Financing                           5(c)       (625,400)      (153,700)
  $693,000 Convertible Note Financing                           5(e)             --        (42,878)
  $660,000 Convertible Note Financing                           5(f)             --       (159,250)
  $1,080,000 Convertible Note Financing                         5(g)       (634,410)      (564,735)
  Series H Preferred Stock Financing                            6(a)       (502,451)      (381,377)
  Series J Preferred Stock Financing                            6(b)     (6,104,000)    (5,628,000)
  Series K Preferred Stock Financing                            6(c)       (272,250)      (206,200)
  Series F Preferred Stock Financing                            6(d)        (31,819)       (25,632)

Freestanding  derivative contracts arising from financing and other business arrangements:
  Warrants issued with $2,500,000 Note Financing                4(a)       (739,230)            --
  Warrants issued with $693,000 Convertible Notes               5(e)             --       (924,120)
  Warrants issued with Series H Preferred Stock                 6(a)       (840,269)    (1,264,109)
  Warrants issued with Series F Preferred Stock                 6(d)        (21,138)      (563,096)
  Warrants issued with Series D Preferred Stock                 6(d)       (406,419)      (400,214)
Other warrants                                                  8(b)    (24,273,284)   (24,310,057)
                                                                       ------------   ------------
Total derivative liabilities                                           $(36,425,561)  $(35,939,235)
                                                                       ============   ============

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

See the notes referenced in the table for details of the origination and accounting for these derivative financial instruments. We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weightage to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in our trading market price which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

The following table summarizes the effects on our income (loss) associated with changes in the fair values of our derivative financial instruments by type of financing for the three and six months ended June 30, 2006 and 2005.

                                              Three months     Three months      Six months       Six months
                                             ended June 30,   ended June 30,   ended June 30,   ended June 30,
                                                 2006              2005            2006              2005
                                             --------------   --------------   --------------   --------------
Derivative income (expense):
  Convertible note and warrant financings     $  (988,406)     $(52,662,081)    $(1,039,310)     $(52,079,406)
  Preferred stock and warrant financings       (1,429,847)      (20,981,136)       (132,898)      (20,196,343)
  Other warrants and derivative contracts      (2,628,946)       (3,668,176)      1,074,197        (3,563,901)
                                              -----------      ------------     -----------      ------------
                                              $(5,047,199)     $(77,311,393)    $   (98,011)     $(75,839,650)
                                              ===========      ============     ===========      ============

Additional information related to individual financings can be found in notes 5, 6 and 8.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Our derivative liabilities as of June 30, 2006 and December 31, 2005, and our derivative losses during the three and six months ended June 30, 2006 and 2005 is significant to our consolidated financial statements. The magnitude of the derivative loss for the three and six months ended June 30, 2005 when compared with the losses for the same periods ended June 30, 2006 reflects the following:

(a) During the six months ended June 30, 2005, and specifically commencing in the second quarter, the trading price of our common stock reached significantly high levels relative to its trend. The trading price of our common stock significantly affects the fair value of our derivative financial instruments. To illustrate, our trading stock price at the end of the first quarter of 2005 was $0.15 and then increased to $0.93 by the end of the second quarter. Our trading stock price then declined to $0.61 and $0.59 at the end of the third and fourth quarters, respectively. However, the higher stock price had the effect of significantly increasing the fair value of our derivative liabilities and, accordingly, we were required to adjust the derivatives to these higher values with charges to our income. Also, due to the higher stock price commencing in the second quarter, we experienced significant exercise and conversion activity related to our derivative warrants and, to a lesser degree, with respect to the embedded conversion options. Accordingly, our year end derivative liability balances reflect, among other elements of our valuation assumptions, the higher intrinsic values of the arrangements caused by the significant changes in our stock price, which are offset by a smaller number of common shares indexed to outstanding warrants due to the extraordinary level of exercise activity.

(b) During the year ended December 31, 2005, we entered into a $2,300,000 debt and warrant financing arrangement, more fully discussed in Note 5(b). In connection with our accounting for this financing we encountered the unusual circumstance of a day-one loss related to the recognition of derivative instruments arising from the arrangement. That means that the fair value of the bifurcated compound derivative and warrants exceeded the proceeds that we received from the arrangement and we were required to record a loss to record the derivative financial instruments at fair value. The loss that we recorded amounted to $8,663,869. We did not enter into any other financing arrangements during the periods reported that reflected day-one losses.

The following table summarizes the number of common shares indexed to the derivative financial instruments as of June 30, 2006:

                                              Conversion
                                               Features     Warrants       Total
                                              ----------   ----------   ----------
Financing or other contractual arrangement:
  $2,500,000 Note Financing                           --    1,500,000    1,500,000
  $400,000 Convertible Note Financing          4,000,000           --    4,000,000
  $2,300,000 Convertible Note Financing          120,000           --      120,000
  $600,000 Convertible Note Financing          4,000,000           --    4,000,000
  $1,080,000 Convertible Note Financing        1,680,000                 1,680,000
  Series D Convertible Preferred Stock                --      611,250      611,250
  Series F Convertible Preferred Stock           220,969       38,259      259,228
  Series H Convertible Preferred Stock (a)            --    4,387,500    4,387,500
  Series J Convertible Preferred Stock        20,000,000           --   20,000,000
  Series K Convertible Preferred Stock (a)            --           --           --
Other warrants and contracts (Note 8(b)               --   50,704,688   50,704,688
                                              ----------   ----------   ----------
                                              30,020,969   57,241,697   87,262,666
                                              ==========   ==========   ==========

(a) As more fully described in Notes 6(a) and 6(c) these instruments were afforded the conventional convertible exemption, which means we did not have to bifurcate the embedded conversion feature. However, we were required to bifurcate certain other embedded derivatives as discussed in the notes. Although the conversion features did not require derivative accounting, we are required to also consider the 1,256,127 and 8,000,000 common shares, respectively, into which these instruments are convertible in determining whether we have sufficient authorized and unissued common shares for all of our share-settled obligations.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

We have entered into registration rights agreements with certain investors that require us to file a registration statement covering shares underlying a financing arrangement, become effective on the registration statement, maintain effectiveness and, in some instances, maintain the listing of the underlying shares. Certain of these registration rights agreements require our payment of liquidating damages to the investors in the event we do not achieve the requirements. We record estimated liquidated damages as liabilities and charges to our income when the liquidated damages are probable and estimable under Financial Accounting Standard No. 5, Accounting for Contingencies. During the three and six months ended June 30, 2006, we recorded liquidated damages expense of $3,872,388 and $4,558,275.

Advertising and Promotion Costs

Advertising and promotion costs, which are included in selling expenses, are expensed as incurred and aggregated $934,057 and $2,187,133 for the three months ended June 30, 2006 and 2005, respectively; $351,441 and $511,554 for the six months ended June 30, 2006 and 2005, respectively.

Share-based payments

Effective January 1, 2005, we adopted the fair value recognition provisions of Financial Accounting Standards No. 123 Accounting for Stock-Based compensation. Effective January 1, 2006 we adopted Financial Accounting Standards No. 123(R), Share-Based Payments (FAS123R). Under the fair value method, we recognize compensation expense for all share-based payments granted after January 1, 2005, as well as all share-based payments granted prior to, but not yet vested, as of January 1, 2005, in accordance with SFAS No. 123. Under the fair value recognition provisions of FAS 123(R), we recognize share-based compensation expense, net of an estimated forfeiture rate, over the requisite service period of the award. Prior to the adoption of FAS 123 and FAS 123(R), the Company accounted for share-based payments under Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees and the disclosure provisions of SFAS No. 123. For further information regarding the adoption of SFAS No. 123(R), see Note 7 to the consolidated financial statements.

Income Taxes

We account for income taxes using the liability method, which requires an entity to recognize deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefit in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Income (Loss) Per Common Share

Our basic income (loss) per common share is computed by dividing income (loss) applicable to common stockholders by the weighted average number of common share outstanding during the reporting period. Diluted income (loss) per common share is computed similar to basic income (loss) per common share except that diluted income (loss) per common share includes dilutive common stock equivalents, using the treasury stock method, and assumes that the convertible debt instruments were converted into common stock upon issuance, if dilutive. For the three and six months ended June 30, 2006 potential common shares arising from our stock options, stock warrants, convertible debt and convertible preferred stock amounting to 62,272,513 and 61,178,096 shares, respectively, were not included in the computation of diluted earnings per share because their effect was antidilutive. For the three and six months ended June 30, 2005 potential common shares arising from our stock options, stock warrants, convertible debt and convertible preferred stock amounting to 104,769,803 and 104,564,021 shares, respectively, were not included in the computation of diluted earnings per share because their effect was antidilutive.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 3. Accrued liabilities:

Accrued liabilities consist of the following as of June 30, 2006 and December 31, 2005:

                                                     2006         2005
                                                  ----------   ----------
Liquidated damages due to late registration (a)   $4,862,026   $  303,750
Investor relations liability                       1,402,000    1,545,565
Production processor liability                       681,275      182,814
Accrued payroll and related                          600,612      636,757
Accrued interest                                     447,235      376,198
Discontinued products (b)                                 --    1,710,734
Other                                                486,758      116,459
                                                  ----------   ----------
                                                  $8,479,906   $4,872,277
                                                  ==========   ==========

(a) Certain of our financing arrangements provide for penalties in the event of non-registration of securities underlying the financial instruments. Generally, these penalties are calculated as a percentage of the financing proceeds, usually between 1.0% and 3.0% each month. We record these liquidated damages when they are probable and estimable pursuant to FAS 5.

(b) During our year ended December 31, 2005, we discontinued certain product lines and, as a result, incurred certain penalties under purchase commitments with our manufacturing vendors. We accrued these penalties upon our decision to discontinue the products. These amounts were paid to the vendors prior to June 30, 2006.

Note 4. Notes Payable

Notes payable consist of the following as of June 30, 2006 and December 31, 2005:

                                                                   2006        2005
                                                                ----------   --------
$2,500,000 face value note payable, due November 12, 2006 (a)   $1,640,906   $     --
$750,000 face value note payable, due September 3, 2004 (b)        750,000    750,000
$187,743 face value note payable, due December 31, 2005 (c)        187,743    187,743
Other notes payable                                                217,329         --
                                                                ----------   --------
  Total notes payable                                            2,795,978    937,743
Less current maturities                                          2,700,195    937,743
                                                                ----------   --------
Long-term notes payable                                         $   95,783   $     --
                                                                ==========   ========

(a) $2,500,000 Note Payable, due November 12, 2006:

On May 12, 2006, we issued $2,500,000, six-month-term, 10% notes payable plus detachable warrants to purchase 1,500,000 shares of our common stock with a strike price of $0.80 for a period of five-years. Net proceeds from this financing transaction amounted to $2,235,000. The holder has the option to redeem the notes for cash in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). We evaluated the terms and conditions of the notes and warrants and determined that (i) the Default Put required bifurcation because it did not meet the "clearly and closely related" criteria of FAS 133 and (ii) the warrants did not meet all of the requisite conditions for equity classification under FAS
133. As a result, the net proceeds from the arrangement were first allocated to the Default Put ($87,146) and the warrants ($901,665) based upon their fair values, because these instruments are required to be initially and subsequently carried at fair values. These instruments are carried in our balance sheet under the classification, Derivative Liabilities.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $2,500,000 Note Payable, due November 12, 2006.


                               Three months   Three months   Six months   Six months
                                ended June     ended June    Ended June   ended June
                                 30, 2006       30, 2005      30, 2006     30, 2005
                               ------------   ------------   ----------   ----------
Derivative income (expense):
  Default Put                    ($216,735)         --        ($216,735)       --
                                ==========         ===       ==========       ===
  Warrant derivative            $  162,435          --       $  162,435        --
                                ==========         ===       ==========       ===

We estimated the fair value of the put on the inception date using a cash flow technique that involves probability weighting multiple outcomes. We estimated the warrant value using the Black Scholes-Merton technique. Significant assumptions included in our valuation models are as follows:

                                      Inception    June 30, 2006
                                    -----------   --------------
Trading value of common stock           $  0.75          $  0.61
Warrant strike price                    $  0.80          $  0.80
Volatility                               133.00%          133.00%
Risk free rate                             5.08%            5.04%
Expected term                       Stated term   Remaining term
Discount rate used for cash flows         13.75%           14.00%

The fair value of the Default Put increased, resulting in a charge to income, due to changes in management's weighted probability estimates following the financing inception and which generally are attributable to the increasing probability of default events. The fair value of the warrants declined principally due to the decline in our common stock trading price. Since these instruments are measured at fair value, future changes in assumptions, arising from both internal factors and general market conditions, may cause further variation in the fair value of these instruments. Changes in fair values of derivative financial instruments are reflected as charges and credits to income.

The above allocations resulted in a discount to the carrying value of the notes amounting to approximately $1,254,000. This discount, along with related deferred finance costs and future interest payments, are being amortized through periodic charges to interest expense using the effective method. Interest expense during the six months ended June 30, 2006 amounted to approximately $165,000. Interest expense during the third and fourth quarters of 2006 are currently estimated to be $637,000 and $577,000 respectively.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(b) On May 9, 2004 we received the proceeds of a $750,000 loan from Mid-Am Capital, payable September 3, 2004, with an interest rate of 8%. This loan is secured by a general security interest in all of our assets. Mid-Am has agreed to extend the note on a demand basis.

(c) In 1999, we issued a promissory note to assume existing debt owed by our then Chinese joint venture subsidiary to a supplier, International Paper. The face value of that unsecured note was $282,637 at an annual interest rate of 10.5%. The note originally required 23 monthly payments of $7,250 and a balloon payment of $159,862 due on July 15, 2000. During 2000, we negotiated an extension of this note to July 1, 2001. International Paper imposed a charge of $57,000 to renegotiate the note, which amount represents interest due through the extension date. The balance due on this note is $187,743 at June 30, 2006 and December 31, 2005, all of which is delinquent. Although International Paper has not pursued collection of the note, it is possible that they could do so in the future and, if they do, such collection effort may have a significant adverse impact on the liquidity of the Company.

Note 5. Convertible Debt

Convertible debt carrying values consist of the following as of June 30, 2006 and December 31, 2005:


                                                                2006        2005
                                                              --------   ----------
$200,000 Convertible Note Payable, due November 2006 (a)      $200,000   $  187,934
$15,000 Convertible Note Payable, due May 2007 (b)               5,214        1,620
$600,000 Convertible Note Payable, due December 2006 (c)       600,000      600,000
$6,250 Convertible Note Payable, due April 30, 2006 (e)             --        5,188
$25,000 Convertible Note Payable, due October 1, 2006 (f)           --       30,278
$168,000 Convertible Note Payable, due December 1, 2006 (g)    168,000      187,760
                                                              --------   ----------
                                                              $973,214   $1,012,780
                                                              ========   ==========


(a) $400,000 Convertible Note Financing

On November 20, 2003, we issued $400,000 of 8.0% convertible notes payable, due November 20, 2005 plus warrants to purchase 14,000,000 shares of our common stock with a strike prices ranging from $0.05 to $1.00 for a period of three years. $200,000 face value of the convertible notes were outstanding on June 30, 2006 and December 31, 2005 following the modification of the underlying note agreement, extending the maturity date of the remaining balance to November 20, 2006. The convertible notes are convertible into a variable number of our common shares based upon a variable conversion price of the lower of $0.05 or 75% of the closing market price near the conversion date. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we would be required to pay monthly liquidating damages of 2.0% for defaults under this provision.

In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to variable conversion feature; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because, as noted above, share settlement and maintenance of an effective registration statement are not within our control. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in compound derivative balances associated with this financing arrangement of $1,666,200 and $1,311,000 as of June 30, 2006 and December 31, 2005, respectively. These amounts are included in Derivative Liabilities on our balance sheet. Warrants related to the financing were fully converted prior to December 31, 2005.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $400,000 convertible note financing.

                               Three months    Three months     Six months      Six months
                                  ended           ended           Ended           ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Compound derivative           ($408,000)     ($2,980,800)     ($355,200)     ($2,942,400)
                               ==========      ===========     ==========      ===========
  Warrant derivative           $       --      ($6,016,700)    $       --      ($5,733,700)
                               ==========      ===========     ==========      ===========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with the remaining compound derivatives.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes to zero. This discount, along with related deferred finance costs and future interest payments, are amortized through periodic charges to interest expense using the effective method. Interest expense during the six months ended June 30, 2006 and 2005 amounted to approximately $15,000 and $53,000, respectively.

As noted in the introductory paragraph of this section, the holders extended the notes one additional year to November 2006. This modification was accounted for as an extinguishment because the present value of the amended debt was significantly different than the present value immediately preceding the modification. As a result of the extinguishment, the existing debt carrying value was adjusted to fair value using projected cash flows at market rates for similar instruments. This extinguishment resulted in our recognition of a gain on extinguishment of $22,733 in the fourth fiscal quarter of our year ended December 31, 2005.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(b) $2,300,000 Convertible Note Financing:


On January 28, 2005, May 23, 2005 and August 18, 2005, we issued $1,150,000,
$500,000 and $650,000, respectively of 8.0% convertible notes payable, due January 28, 2007, May 23, 2007 and August 18, 2007, respectively, plus warrants to purchase 9,200,000, 4,000,000 and 5,200,000 shares, respectively, of our common stock with a strike price of $0.129 for a period of five years. $15,000 face value of the convertible notes was outstanding on June 30, 2006 and December 31, 2005, resulting from conversions of all other notes associated with this financing to common stock. The remaining portion of the May 23, 2005 convertible notes are convertible into a fixed number of our common shares based upon a conversion price of $0.125 with anti-dilution protection for sales of securities below the fixed conversion price. We have the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 120% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").


In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in compound derivative balances associated with this financing arrangement of $4,810 and $4,867 as of June 30, 2006 and December 31, 2005, respectively. Further, our valuation model resulted in warrant derivative balances associated arising from the convertible note financing of $10,406,200 and $10,164,188 as of June 30, 2006 and December 31, 2005, respectively. These amounts are included in Derivative Liabilities on our balance sheet.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $2,300,000 convertible note financing:

                               Three months    Three months     Six months      Six months
                                  ended           ended           Ended           ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Compound derivative             ($590)       ($8,284,283)        $58         ($8,160,456)
                                 ======        ===========         ===         ===========
  Warrant derivative             $   --        ($8,189,280)        $--         ($8,360,400)
                                 ======        ===========         ===         ===========

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with these instruments.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, are amortized through periodic charges to interest expense using the effective method. Interest expense during the six months ended June 30, 2006 and 2005 amounted to approximately $33,183 and $97,319, respectively.

(c) $600,000 Convertible Note Financing:


On June 29, 2004, we issued $600,000 of 10.0% convertible notes payable, due December 31, 2005, plus warrants to purchase 2,000,000 and 5,000,000 shares of our common stock with strike prices of $0.25 and $1.00, respectively, for a periods of five and two years, respectively. Net proceeds from this financing arrangement amounted to $500,000. As of June 30, 2006, this debt is past due and, accordingly, the outstanding carrying value of $600,000 includes $68,000 of capitalized interest following the maturity date. The convertible notes are convertible into a fixed number of our common shares based upon a conversion price of $0.15 with anti-dilution protection for sales of securities below the fixed conversion price. We have the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision. The maturity dates for these notes have been extended to December 31, 2006.


In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in compound derivative balances associated with this financing arrangement of $625,400 and $153,700 as of June 30, 2006 and December 31, 2005, respectively. These amounts are included in Derivative Liabilities on our balance sheet.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

As of December 31, 2005, all warrants related to the financing had been converted.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $600,000 convertible note financing:

                               Three months    Three months     Six months      Six months
                                  ended           ended           Ended           ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Compound derivative           ($339,200)     ($1,582,667)     ($471,700)     ($1,582,167)
                               ==========      ===========     ==========      ===========
  Warrant derivative           $       --      ($5,631,800)    $       --      ($5,478,300)
                               ==========      ===========     ==========      ===========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with these instruments.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, are amortized through periodic charges to interest expense using the effective method. Interest expense during the six months ended June 30, 2006 and 2005 amounted to approximately $-0- and $233,407, respectively.

(d) $240,000 Convertible Note Financing:

On December 22, 2004, we issued $240,000 of 10.0% convertible notes payable, due April 30, 2006, plus warrants to purchase 800,000 at $0.15 for five years. Net proceeds from this financing arrangement amounted to $196,500 As of December 31, 2005, this debt had been fully converted. The convertible notes were convertible into a fixed number of our common shares based upon a conversion price of $0.10 with anti-dilution protection for sales of securities below the fixed conversion price. We had the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. These amounts are included in Derivative Liabilities on our balance sheet. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As of December 31, 2005 all warrant liabilities related to the financing had been fully converted.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $240,000 convertible note financing:

                               Three months    Three months     Six months      Six months
                                  ended           ended           Ended           ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Compound derivative               --                 --           --                 --
                                   ===          =========          ===          =========
  Warrant derivative                --          ($226,440)         $--          ($210,200)
                                   ===          =========          ===          =========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with the remaining compound derivative.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, were amortized through periodic charges to interest expense using the effective method. Interest expense during the six months ended June 30, 2006 and 2005 amounted to approximately $-0- and $90,306, respectively.

(e) $693,000 Convertible Note Financing:


On October 29, 2004, we issued $693,000 of 10.0% convertible notes payable, due April 30, 2006, plus warrants to purchase 2,200,000 at $0.15 for five years. Net proceeds from this financing arrangement amounted to $550,000. As of December 31, 2005, this debt had face value $6,250 outstanding which amount had been fully converted by June 30, 2006. The convertible notes were convertible into a fixed number of our common shares based upon a conversion price of $0.10 with anti-dilution protection for sales of securities below the fixed conversion price. We had the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision. The maturity dates for these notes were extended to October 1, 2006.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in compound derivative balances of $-0-and $42,878 as of June 30, 2006 and December 31, 2005, respectively. Our value model resulted in warrant derivative balances associated arising from the convertible note financing of $0 and $924,120 as of June 30, 2006 and December 31, 2005, respectively. These amounts are included in Derivative Liabilities on our balance sheet.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $693,000 convertible note financing:

                               Three months    Three months     Six months      Six months
                                  ended           ended           Ended           ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Compound derivative            ($6,365)      ($2,336,319)       ($6,143)     ($2,213,579)
                                ========       ===========       ========      ===========
  Warrant derivative            $     --       ($1,280,610)      $     --      ($1,246,000)
                                ========       ===========       ========      ===========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with the remaining compound instruments.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, were amortized through periodic charges to interest expense using the effective method. Interest expense during the six months ended June 30, 2006 and 2005 amounted to approximately $3,711 and $241,052, respectively.

(f) $660,000 Convertible Note Financing:

On April 2, 2004, we issued $660,000 of 10.0% convertible notes payable, due October 1, 2005, plus warrants to purchase 3,000,000 at $0.15 for five years. Net proceeds from this financing arrangement amounted to $493,000. As of December 31, 2005, this debt had face value $25,000 outstanding which amount had been fully converted by June 30, 2006. The convertible notes were convertible into a fixed number of our common shares based upon a conversion price of $0.10 with anti-dilution protection for sales of securities below the fixed conversion price. We had the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision.

In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection, and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.


We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in compound derivative balances of $-0-and $159,250 as of June 30, 2006 and December 31, 2005, respectively. These amounts are included in Derivative Liabilities on our balance sheet. As of June 30, 2006, all warrants related to the financing had been fully converted.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $660,000 convertible note financing:

                               Three months    Three months     Six months      Six months
                                  ended           ended           Ended           ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
Compound derivative              ($22,750)     ($3,139,950)      ($9,750)      ($3,002,235)
                                =========     ============      ========       ===========
Warrant derivative              $      --     $         --      $     --       $    61,800
                                =========     ============      ========       ===========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with the remaining compound instruments.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, were amortized through periodic charges to interest expense using the effective method. Interest expense during the six months ended June 30, 2006 and 2005 amounted to approximately $-0- and $78,776, respectively.

(g) $1,008,000 Convertible Note Financing:


On June 29, 2004, we issued $1,008,000 of 10.0% convertible notes payable, due April 30, 2006, plus warrants to purchase 3,200,000 and 8,000,000 shares of our common stock at $0.25 and $2.00, respectively, for a periods of five years. Net proceeds from this financing arrangement amounted to $679,000. We had an outstanding balance of $168,000 and $187,760 as of June 30, 2006 and December 31, 2005, respectively on this note. The convertible notes were convertible into a fixed number of our common shares based upon a conversion price of $0.15 with anti-dilution protection for sales of securities below the fixed conversion price. We had the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision. The maturity dates for these notes have been extended to December 31, 2006.


In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. These amounts are included in Derivative Liabilities on our balance sheet. As of December 31, 2005, all warrants related to the financing had been fully converted.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $1,008,000 convertible note financing:

                               Three months    Three months     Six months      Six months
                                  ended           ended           Ended           ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Compound derivative           ($84,602)      ($2,832,614)     ($69,675)      ($2,810,435)
                                ========       ===========      ========       ===========
  Warrant derivative                  --        (7,341,300)           --        (7,140,800)
                                ========       ===========      ========       ===========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with these instruments.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, were amortized through periodic charges to interest expense using the effective method. Interest expense during the six months ended June 30, 2006 and 2005 amounted to approximately $0 and $432,759, respectively.

(h) $360,000 Convertible Note Financing:

On April 21, 2005, we issued $360,000, six-month-term, 10% convertible notes payable, due October 31, 2005. Net proceeds for this financing transaction amounted to $277,488. The notes were convertible into shares of common stock at a fixed conversion rate of $0.20, with anti-dilution protection for sales of securities below the fixed conversion price. The holder converted the notes on September 30, 2005. We had the option to redeem the notes payable for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").

In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection afforded the holder and it did not otherwise meet the conditions for equity classification. Therefore, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that was carried as a component of derivative liabilities through the date of conversion.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

We allocated the initial proceeds from the financing first to the compound derivative instrument in the amount of $113,925 and the balance to the debt host instrument. We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments.

The following table illustrates fair value adjustments that we have recorded related to the compound derivative arising from the $360,000 convertible notes payable.

                               Three months    Three months    Six months      Six months
                                  ended           ended           Ended          ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Compound derivative              --          ($1,464,750)        --          ($1,464,750)
                                  ===          ===========        ===          ===========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. Since the instrument was converted on September 30, 2005, there will be no future charges or credits to derivative income (expense) associated with this instrument.

The above allocations resulted in a discount to the carrying value of the notes amounting to approximately $173,925. This discount, along with related deferred finance costs and future interest payments, are being amortized through periodic charges to interest expense using the effective method. Interest expense during the six months ended June 30, 2005 amounted to approximately $52,000.

Derivative warrant fair values are calculated using the Black-Scholes-Merton Valuation technique. Significant assumptions as of June 30, 2006, corresponding to each of the above financings (by paragraph reference) are as follows:

                                 5(a)        5(b)     5(c)     5(d)    5(e)    5(f)
                              -----------   -----   ------   ------   ------   -----
Trading market price          $      0.61   $0.61   $0.61    $0.61    $0.61    $0.61
Strike price                  $.05--$1.00   $.129   $ .10    $ .15    $ .15    $ .15
Volatility                            148%    132%    136%     136%     136%     142%
Risk-free rate                       3.25%   3.83%   3.30%    3.57%    3.39%    3.45%
Remaining term/life (years)           .42    4.13     3.0      3.5     3.33     2.75

Our stock prices have been highly volatile. Future fair value changes are significantly influenced by our trading common stock prices. As previously discussed herein, changes in fair value of derivative financial instruments are reflected in earnings.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 6. Preferred Stock

Our articles of incorporation authorize the issuance of 5,000,000 shares of preferred stock. We have designated this authorized preferred stock, as follows:

(a) Series H Preferred Stock:

We have designated 350,000 shares of our preferred stock as Series H Cumulative Convertible Preferred Stock with a stated and liquidation value of $10.00 per share. Series H Preferred Stock has cumulative dividend rights at 7.0% of the stated amount, ranks senior to common stock and is non-voting. It is also convertible into our common stock at a fixed conversion price of $0.40 per common share. The Series H Preferred Stock is mandatorily redeemable for common stock on the fifth anniversary of its issuance. We have the option to redeem the Series H Preferred Stock for cash at 135% of the stated value. The holder has the option to redeem the Series H Preferred Stock for cash at 140% of the stated value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, listing of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").

Based upon our evaluation of the terms and conditions of the Series H Preferred Stock, we concluded that it was more akin to a debt instrument than an equity instrument, which means that our accounting conclusions are based upon those related to a traditional debt security, and that it should afforded the conventional convertible exemption regarding the embedded conversion feature because the conversion price is fixed. Therefore, we are not required to bifurcate the embedded conversion feature and carry it as a liability. However, we concluded that the Default Put required bifurcation because, while puts on debt-type instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated with debt-type instruments. In addition, due to the default and contingent redemption features of the Series H Preferred Stock, we classified this instrument as redeemable preferred stock, outside of stockholders' equity.

Between December 2001 and March 2002, we issued 175,500 shares of Series H Preferred Stock for cash of $1,755,000, plus warrants to purchase an aggregate of 4,387,500 shares of common stock at $0.50 for five years. As of June 30, 2006 and December 31, 2005, 63,500 and 64,500 shares of preferred stock remain outstanding; all of the warrants remain outstanding. We allocated $1,596,228 of the proceeds from the Series H Preferred financings to the warrants at their fair values because the warrants did not meet all of the conditions necessary for equity classification and, accordingly, are carried as derivative liabilities, at fair value. We also allocated $134,228 to the Default Puts which, as described above are carried as derivative liabilities, at fair value.. Finally, we recorded derivative expense of $9,666 because one of the financings did not result in sufficient proceeds to record the derivative financial instruments at fair values on the inception date.

We estimated the fair value of the derivative warrants on the inception dates, and subsequently, using the Black-Scholes-Merton valuation technique. As a result of applying this technique, our valuation of the derivative warrants amounted to $840,269 and $1,264,109 as of June 30, 2006 and December 31, 2005,
respectively. We estimated the fair value of the Default Puts on the inception dates, and subsequently, using a cash flow technique that involves probability-weighting multiple outcomes at net present values. Significant assumptions underlying the probability-weighted outcomes included both our history of similar default events, all available information about our business plans that could give rise to or risk defaults and the imminence of impending or current defaults. As a result of these subjective estimates, our valuation model resulted in Default Put balances associated with the Series H Preferred Stock of $502,451 and $381,377 as of June 30, 2006 and December 31, 2005, respectively. These amounts are included in Derivative Liabilities on our balance sheet. The following table illustrates fair value adjustments that we have recorded related to the Default Puts on the Series H Preferred Stock.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                              Three months     Three months     Six months      Six months
                                  ended           ended           Ended          ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Default Put                   ($106,089)     ($    2,064)    ($121,074)     ($    4,127)
                                ---------      -----------     ---------      -----------
  Derivative Warrants            $ 95,936      ($2,775,061)     $423,839      ($2,708,401)
                                 ========      ===========     =========      ===========

Derivative income (expense) related to the Default Put includes changes to the fair value arising from changes in our estimates about the probability of default events and amortization of the time-value element embedded in our calculations. Higher derivative expense in the three and six months ended June 30, 2006, when compared to the same periods of 2005, reflected the increased probability that the Default Put would become exercisable because we would not timely file certain reports with the Securities and Exchange Commission. In fact, we ultimately did not file our Quarterly Report on Form 10-QSB. While the Default Put became exercisable at that time, the holders of the Series H Preferred Stock did not exercise their right prior to curing the event. There can be no assurances that the holders of the Series H Preferred Stock would not exercise their rights should further defaults arise.

The discounts to the Series H Preferred Stock that resulted from the aforementioned allocations are being accreted through periodic charges to paid-in capital using the effective method. The following table illustrates the components of preferred stock dividends and accretions for the three and six months ended June 30, 2006 and 2005:

                              Three months     Three months     Six months      Six months
                                  ended           ended           Ended           ended
                              June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
Cumulative dividends at 7%       $11,115        $ 28,088        $ 22,225        $ 56,175
Accretions                        40,388         413,269          79,562         502,617
                                  ------        --------        --------        --------
                                 $51,503        $441,357        $101,787        $558,792
                                 =======        ========        ========        ========

As of June 30, 2006, $386,100 of cumulative dividends are in arrears on Series H Preferred Stock.

(b) Series J Preferred Stock:

We have designated 500,000 shares of our preferred stock as Series J Cumulative Convertible Preferred Stock with a stated and liquidation value of $10.00 per share. Series J Preferred Stock has cumulative dividend rights at 8.0% of the stated amount, ranks senior to common stock and is non-voting. It is also convertible into our common stock at a conversion price of $0.20 per common share. The Series J Preferred Stock is mandatorily redeemable for common stock on the fifth anniversary of its issuance. We have the option to redeem the Series J Preferred Stock for cash at 135% of the stated value. The holder has the option to redeem the Series J Preferred Stock for cash at 140% of the stated value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Based upon our evaluation of the terms and conditions of the Series J Preferred Stock, we concluded that its features were more akin to a debt instrument than an equity instrument, which means that our accounting conclusions are generally based upon standards related to a traditional debt security. Our evaluation concluded that the embedded conversion feature was not afforded the exemption as a conventional convertible instrument, since it did not meet the conditions for equity classification. Therefore, we are required to bifurcate the embedded conversion feature and carry it as a liability. We also concluded that the Default Put required bifurcation because, while puts on debt-type instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt-type instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. In addition, due to the default and contingent redemption features of the Series J Preferred Stock, we classified this instrument as redeemable preferred stock, outside of stockholders' equity.


In September 2002, February 2003 and May 2003 we issued 100,000 shares, 50,000 shares and 50,000 shares, respectively, of Series J Preferred Stock for cash of $2,000,000. We also issued warrants for an aggregate of 14,000,000 shares of our common stock in connection with the financing arrangement. The warrants have terms of five years and an exercise price of $0.25. We initially allocated proceeds of $658,000 and $1,190,867 from the financing arrangements to the compound derivative discussed above and to the warrants, respectively. Since these instruments did not meet the criteria for classification, they are required to be carried as derivative liabilities, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in compound derivative balances associated with the Series J Preferred Stock of $6,014,000 and $5,628,000 as of June 30, 2006 and December 31, 2005, respectively. These amounts are included in Derivative Liabilities on our balance sheet.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the Series J Preferred Stock.

                              Three months     Three months     Six months      Six months
                                  ended           ended           ended           ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Compound derivative          ($1,400,000)   ($8,260,000)      ($476,000)     ($8,036,000)
                               -----------    -----------      ----------      -----------
  Warrant derivative           ($       --)   ($5,819,200)       $     --      ($5,651,200)
                               ===========    ===========      ==========      ===========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with these instruments.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The discounts to the Series J Preferred Stock that resulted from the aforementioned allocations are being accreted through periodic charges to paid-in capital using the effective method. The following table illustrates the components of preferred stock dividends and accretions for the three and six months ended June 30, 2006 and 2005:

                              Three months     Three months     Six months      Six months
                                  ended           ended           Ended           ended
                              June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
Cumulative dividends at 8%       $ 40,000       $ 40,000         $ 80,000       $ 80,000
Accretions                        158,397         88,346          295,281        164,694
                                 --------       --------         --------       --------
                                 $198,397       $128,346         $375,281       $244,694
                                 ========       ========         ========       ========

As of June 30, 2006, $560,000 of cumulative dividends are in arrears on Series J Preferred Stock.

(c) Series K Preferred Stock:

We have designated 500,000 shares of our preferred stock as Series K Cumulative Convertible Preferred Stock with a stated and liquidation value of $10.00 per share. Series K Preferred Stock has cumulative dividend rights at 8.0% of the stated amount, ranks senior to common stock and is non-voting. It is also convertible into our common stock at a fixed conversion price of $0.10 per common share. The Series K Preferred Stock is mandatorily redeemable for common stock on the fifth anniversary of its issuance. We have the option to redeem the Series K Preferred Stock for cash at 120% of the stated value. The holder has the option to redeem the Series K Preferred Stock for cash at 140% of the stated value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, listing of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").

Based upon our evaluation of the terms and conditions of the Series K Preferred Stock, we concluded that it was more akin to a debt instrument than an equity instrument, which means that our accounting conclusions are based upon those related to a traditional debt security, and that it should afforded the conventional convertible exemption regarding the embedded conversion feature because the conversion price is fixed. Therefore, we are not required to bifurcate the embedded conversion feature and carry it as a liability. However, we concluded that the Default Put required bifurcation because, while puts on debt-type instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt-type instruments.. In addition, due to the default and contingent redemption features of the Series K Preferred Stock, we classified this instrument as redeemable preferred stock, outside of stockholders' equity.

In March 2004, we issued 80,000 shares of Series K Preferred Stock for cash of $800,000. In April 2004, we issued 15,000 shares of Series K Preferred Stock to extinguish debt with a carrying value of $150,000. At the time of these issuances, the trading market price of our common stock exceeded the fixed conversion price and, as a result, we allocated $160,000 and $60,000 from the March and April issuances, respectively, to stockholders' equity which amount represented a beneficial conversion feature. In addition, we recorded a debt extinguishment loss of $60,000 in connection with the April exchange of Series K Preferred Stock for debt because we estimated that it had a fair value that exceeded the carrying value of the extinguished debt by that amount. Finally, we allocated approximately $59,000 and $11,000 to the Default Puts, representing fair values, in connection with the March and April issuances, respectively.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

We estimated the fair value of the Default Puts on the inception dates, and subsequently, using a cash flow technique that involves probability-weighting multiple outcomes at net present values. Significant assumptions underlying the probability-weighted outcomes included both our history of similar default events, all available information about our business plans that could give rise to or risk defaults, and the imminence of impending or current defaults. As a result of these subjective estimates, our valuation model resulted in Default Put balances associated with the Series K Preferred Stock of $272,250 and $206,200 as of June 30, 2006 and December 31, 2005, respectively. These amounts are included in Derivative Liabilities on our balance sheet. The following table illustrates fair value adjustments that we have recorded related to the Default Puts on the Series K Preferred Stock.

                              Three months     Three months     Six months      Six months
                                  ended           ended           Ended           ended
                              June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
Derivative income (expense)     ($62,912)        ($1,256)       ($66,050)        ($2,513)
                                ========         =======        ========         =======

Derivative income (expense) related to the Default Put includes changes to the fair value arising from changes in our estimates about the probability of default events and amortization of the time-value element embedded in our calculations. Higher derivative expense in the three and six months ended June 30, 2006, when compared to the same periods of 2005, reflected the increased probability that the Default Put would become exercisable because we would not timely file certain reports with the Securities and Exchange Commission. In fact, we ultimately did not file our Quarterly Report on Form 10-QSB. While the Default Put became exercisable at that time, the holders of the Series K Preferred Stock did not exercise their right prior to curing the event. There can be no assurances that the holders of the Series K Preferred Stock would not exercise their rights should further defaults arise.

The discounts to the Series K Preferred Stock that resulted from the aforementioned allocations are being accreted through periodic charges to paid-in capital using the effective method. The following table illustrates the components of preferred stock dividends and accretions for the three and six months ended June 30, 2006 and 2005:

                              Three months     Three months     Six months      Six months
                                  ended           ended           Ended          ended
                              June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
Cumulative dividends at 8%       $19,000         $19,000         $38,000         $38,000
Accretions                        11,186          10,519          22,201          20,878
                                 -------         -------         -------         -------
                                 $30,186         $29,519         $60,201         $58,878
                                 =======         =======         =======         =======

As of June 30, 2006, $171,000 of cumulative dividends are in arrears on Series K Preferred Stock.

(d) Other Preferred Stock Designations and Financings:

Series A Preferred: We have designated 500,000 shares of our preferred stock as Series A Convertible Preferred Stock. There were no Series A Preferred Stock outstanding during the periods presented.

Series B Preferred: We have designated 1,260,000 shares of our preferred stock as Series B Convertible Preferred Stock with a stated and liquidation value of $1.00 per share. Series B Preferred has cumulative dividend rights of 9.0%, ranks senior to common stock and has voting rights equal to the number of common shares into which it may be converted. Series B Preferred is convertible into common on a share for share basis. Based upon our evaluation of the terms and conditions of the Series B Preferred Stock, we have concluded that it meets all of the requirements for equity classification. We have 107,440 shares of Series B Preferred outstanding as of June 30, 2006 and December 31, 2005.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Series D Preferred: We have designated 165,000 shares of our preferred stock as Series D Cumulative Convertible Preferred Stock with a stated and liquidation value of $10 per share. Series D Preferred has cumulative dividend rights of 6.0%, ranks senior to common stock and is non-voting. There are no shares of Series D Preferred Stock outstanding during any of the periods reported in this quarterly report. However, we continue to have 611,250 warrants outstanding that were issued in connection with the original Series D Preferred Stock Financing arrangement.

Series F Preferred: We have designated 200,000 shares of our preferred stock as Series F Convertible Preferred Stock with a stated and liquidation value of $10 per share. There were 5,248 shares of Series F Preferred Stock outstanding as of June 30, 2006 and December 31, 2005. Series F Preferred is non-voting and convertible into common stock at a variable conversion price equal to the lower of $0.60 or 75% of the trading prices near the conversion date. In addition, the holder has the option to redeem the convertible notes payable for cash at 125% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). We concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to variable conversion feature and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt-type instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt-type instruments. These two derivative features were combined into one compound derivative instrument. In addition, due to the default and contingent redemption features of the Series F Preferred Stock, we classified this instrument as redeemable preferred stock, outside of stockholders' equity.

Series I Preferred: We have designated 200,000 shares of our preferred stock as Series I Convertible Preferred Stock with a stated and liquidation value of $10.00 per share. Series I Preferred has cumulative dividend rights at 8.0% of the stated value, ranks senior to common stock and is non-voting. Series I Preferred is convertible into a variable number of common shares at the lower conversion price of $0.40 or 75% of the trading market price. There were no Series I Preferred Stock outstanding as of June 30, 2006 and December 31, 2005. However, we had 30,000 shares outstanding during the six months ended June 30, 2005. We accounted for Series I Preferred Stock while it was outstanding as an instrument that was more akin to a debt instrument. We also bifurcated the embedded conversion feature and freestanding warrants issued with the financing and carried these amounts as derivative liabilities, at fair value. The table below reflects derivative income and (expense) associated with changes in the fair value of this derivative financial instrument.

The following table summarized derivative income (expense) related to compound derivatives and freestanding warrant derivatives that arose in connection with the preferred stock transactions discussed above.

                              Three months     Three months     Six months      Six months
                                  ended           ended           Ended          ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
Series D Preferred:
  Warrant derivative            ($40,272)     ($1,009,480)        ($6,205)      ($977,522)
Series F Preferred:
  Compound derivative            (11,490)        (279,306)         (6,187)       (122,124)
  Warrant derivative              54,708       (3,461,437)        112,573      (3,351,857)
Series I Preferred:
  Compound derivative                 --          (73,520)             --         (69,620)
  Warrant derivative                  --         (309,292)             --        (250,482)
                                --------      -----------        --------     -----------
                                  $2,946      ($5,133,035)       $100,181     ($4,771,605)
                                ========      ===========        ========     ===========

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 7. - Share Based Payments

We have adopted certain incentive share-based plans that provide for the grant of up to 10,397,745 stock options to our directors, officers and key employees. As of June 30, 2006, there were 660,655 shares of common stock reserved for issuance under our stock plans. Options granted under plans prior to May, 2005 are fully vested. Subsequent options granted are under plans which become exercisable over two years in equal annual installments with the first third exercisable on grant date, provided that the individual is continuously employed by us. We did not grant options during the six months ended June 30, 2006.

On January 1, 2006, we adopted Financial Accounting Standard 123 (revised 2004), Share-Based Payments ("FAS 123(R)") which is a revision of FAS No. 123, using the modified prospective method. Under this method, compensation cost recognized for the six months ended June 30, 2006 includes compensation cost for all share-based payments modified or granted prior to but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of FAS No. 123. Compensation cost is being recognized on a straight-line basis over the requisite service period for the entire award in accordance with the provisions of SFAS 123R.

As we had previously adopted the fair-value provisions of FAS No. 123, effective January 1, 2005, the adoption of FAS 123(R) had a negligible impact on our earnings. We recorded compensation costs of $111,365 and $222,957 for the second quarter and first half of 2006, respectively, and $551,810 for the second quarter and first half of 2005. We recognized no tax benefit for share-based compensation arrangements due to the fact that we are in a cumulative loss position and recognize no tax benefits in our Consolidated Statement of Operations.

As required by FAS 123(R), we estimate forfeitures of employee stock options and recognize compensation cost only for those awards expected to vest. Forfeiture rates are determined for two groups of employees - directors / officers and key employees based on historical experience. We adjust estimated forfeitures to actual forfeiture experience as needed. The cumulative effect of adopting FAS 123(R) of $17,000, which represents estimated forfeitures for options outstanding at the date of adoption, was not material and therefore has been recorded as a reduction of our stock-based compensation costs in Selling and General and Administrative expenses expense rather than displayed separately as a cumulative change in accounting principle in the Consolidated Statement of Operations. The adoption of SFAS No. 123(R) had no effect on cash flow from operating activities or cash flow from financing activities for the six months ended June 30, 2006.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

We estimate the fair value of each stock option on the date of grant using a Black-Scholes-Merton (BSM) option-pricing formula, applying the following assumptions and amortize that value to expense over the option's vesting period using the straight-line attribution approach:

                            Second   Six Months    Second   Six Months
                           Quarter     ended      Quarter      ended
                            2006 *     2006 *       2005       2005
                           -------   ----------   -------   ----------

Expected Term (in years)     n/a        n/a           6          6
Risk-free rate               n/a        n/a        5.01%      5.01%
Expected volatility          n/a        n/a         141%       141%
Expected dividends           n/a        n/a           0%          0%


*    No options were granted for the six months ended June 30, 2006.

Expected Term: The expected term represents the period over which the share-based awards are expected to be outstanding. It has been determined as the midpoint between the vesting date and the end of the contractual term.

Risk-Free Interest Rate: We based the risk-free interest rate used in our assumptions on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the stock option award's expected term.

Expected Volatility: The volatility factor used in our assumptions is based on the historical price of our stock over the most recent period commensurate with the expected term of the stock option award.

Expected Dividend Yield: We do not intend to pay dividends on our common stock for the foreseeable future. Accordingly, we use a dividend yield of zero in our assumptions.

A summary of option activity under the stock incentive plans for the six months ended June 30, 2006 is presented below:

                                                                         Weighted-
                                                                          Average
                                                            Weighted-    Remaining
                                                             Average    Contractual   Aggregate
                                                             Exercise       Term      Intrinsic
                 Options                        Shares        Price      (in years)     Value
-------------------------------------------   -----------   ---------   -----------   -----------
Outstanding at December 31, 2005               10,161,138    $0.30
Granted                                                --    $0.00
Exercised                                              --    $0.00
Forfeited                                         (33,333)   $0.30
Expired                                          (390,715)   $0.29
Outstanding at June 30, 2006                    9,737,090    $0.30          8.51      $ 3,088,060
                                                =========    =====          ====      ===========
Vested or expected to vest at June 30, 2006     9,355,365    $0.30          8.50      $ 2,993,924
                                                =========    =====          ====      ===========
Exercisable at June 30, 2006                    6,769,838    $0.31          8.37      $ 2,130,133
                                                ---------    -----          ----      -----------

No options were granted during the six months ended June 30, 2006. The weighted-average fair value of options granted during the second quarter of 2005 was $0.15. There were no exercises of options during the six months ended June 30, 2006 and the same period in 2005.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

At June 30, 2006, the Company had $422,826 of total unrecognized compensation expense related to non-vested stock options, which is expected to be recognized over a weighted-average period of one year.

In May 2005, we extended the contractual life of 770,000 fully vested options held by two directors. As a result of that modification, we have recognized, on a restated basis, additional compensation expense of $104,000 for the second quarter of 2005

Note 8. - Other Stockholders' Equity

(a) Issuances of Common Stock

During the period ended June 30, 2006, we issued 995,725 shares of common stock upon the conversion of certain of our convertible notes. These shares were issued pursuant to registration statements declared effective by the Securities and Exchange Commission in 2004 and 2005.

During the period ended June 30, 2006, we issued 3,500,000 shares of common stock upon the exercise of warrants associated with certain of our convertible notes. These shares were issued pursuant to registration statements declared effective by the Securities and Exchange Commission in 2004 and 2005.

During the period ended June 30, 2006, we issued 807,692 shares of common stock upon the cashless exercise of warrants associated with certain of our convertible preferred stock. These shares were issued to an accredited investor pursuant to Regulation D and Section 4(2) of the Securities Act of 1933

During the period ended June 30, 2006, we issued 196,078 shares of our common stock in a private placement to an accredited investor, pursuant to Section 4(2) of the Securities Act of 1933.

On May 12, 2006, we obtained financing in the amount $2,500,000 and issued a promissory note in that principal amount to two accredited investors. We also issued five year warrants for 1,500,000 of our common stock at an exercise price of $0.80 per share in connection with this financing. The warrants and underlying common stock were issued pursuant to Regulation D

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(b) Outstanding Warrants

As of June 30, 2006, we had the following outstanding warrants:

                                                                       Warrants/
                                                         Expiration     Options    Exercise
 Warrants                                   Grant date      date        Granted      Price
-----------------------------------------   ----------   ----------   ----------   --------
Series D Preferred Stock Financing            3/9/1999   11/17/2008       17,500     0.100
Series D Preferred Stock Financing           4/23/1999   11/17/2008        8,750     0.100
Series D Preferred Stock Financing            2/1/2000   11/17/2008      130,000     0.100
Series D Preferred Stock Financing            2/1/2000   11/17/2008      455,000     0.100
Series F Preferred Stock Financing          10/13/2000   11/17/2008       38,259     0.100
Series H Preferred Stock Financing           12/5/2001    12/4/2006    2,637,500     0.500
Series H Preferred Stock Financing           1/30/2002    1/30/2007      375,000     0.500
Series H Preferred Stock Financing           2/15/2002    2/14/2007      125,000     0.500
Series H Preferred Stock Financing           3/18/2002    3/17/2007    1,250,000     0.500
January 2005 Convertible Debt Financing     11/20/2003   11/20/2008    2,000,000     0.050
Warrant to Licensor (also see (c), below)    6/20/2005    6/19/2007    1,000,000     0.050
Warrant to Consultant                         4/8/2005     4/7/2007    1,000,000     0.250
Warrant to Distributor                       8/30/2005    8/29/2008   30,000,000     0.360
November 2005 Common Stock Financing        11/28/2005   11/27/2010   15,667,188     0.800
November 2005 Common Stock Financing        11/28/2005   11/27/2010    1,012,500     0.500
May 2006 Debt Financing                      5/12/2006    5/11/2011    1,500,000     0.800
Other Financings                            12/27/2001    2/28/2007       25,000     0.400
                                                                      ----------
Total Warrants                                                        57,241,697
                                                                      ==========

Certain conversion features in our debt and preferred stock are indexed to a variable number of common shares based upon our trading stock price. Accordingly, in the event of stock price declines, we may have insufficient shares to share-settle all of our contracts that are convertible into or exercisable for common stock. As a result, current accounting standards require us to assume that we would not have sufficient authorized shares to settle these other warrants and, therefore, reclassify other warrants and contracts that were otherwise carried in stockholders' equity to derivative liabilities. Such warrants and contracts that required reclassification were indexed to 48,679,688 and 47,679,688 shares of our common stock as of June 30, 2006 and December 31, 2005, respectively, We are not required to reclassify certain exempt contracts and employee stock options, so those items are not included in this caption. Derivative income (expense) associated with these other warrants are summarized in the following table.

                              Three months     Three months     Six months      Six months
                                 ended            ended           Ended            ended
Derivative income (expense)   June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                              -------------   -------------   -------------   -------------
  Warrant derivative           ($2,628,946)    ($3,668,176)     $1,074,197     ($3,563,901)
                               ===========     ===========      ==========     ===========

(c) Warrants issued in Settlement: During the quarterly period ended June 30, 2006 we settled a legal dispute with a licensor that resulted in the extension of the term by one year on 1,000,000 warrants previously issued to the licensor. We accounted for this extension as a reissuance and remeasurement of the warrants, which resulted in a charge to our income of $552,600. We revalued the warrants using the Black-Scholes-Merton valuation model.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 9- Commitments and Contingencies

Lease of Office

We lease office space, used for our corporate offices in Florida, under an operating lease that expires October 31, 2015. Future non-cancelable minimum rental payments required under the operating lease as of June 30, 2006 are as follows:

                                       Amount
                                      -------
Six months ending December 31, 2006   $46,433
  Years ending December 31,
  2007                                 92,868
  2008                                 92,868
  2009                                 92,868
  2010                                 92,868

Rent expense for the three and six months ended June 30, 2006 amounted to $31,855 and $69,761; and, rent expense for the three and six months ended June 30, 2005 amounted to $22,404 and $44,704.

Royalties:

We license trademarks and trade dress from certain Licensors for use on our products. Royalty advances are payable against earned royalties on a negotiated basis for these licensed intellectual property rights. The table below identifies each Licensor to which our licenses require advance payments and, in addition, reflects the term of the respective licenses as well as the advance royalties remaining to be paid on such negotiated advance royalty payments, as of June 30, 2006. We currently are in default of our guaranteed royalty payments to Marvel Enterprises on our license for the United Kingdom by the aggregate advance remaining listed below for Marvel (UK)

                                          Aggregate Advance
Licensor:                        Term         Remaining
---------------------------   ---------   -----------------
Marvel (UK)                   Two years      $  120,960
Masterfoods                   Six years       2,430,000
Diabetes Research Institute   One year            2,500

Employment Contacts

Our Chief Executive Officer, Mr. Warren, has a two-year employment contract, expiring October 2007, that provides a base salary of $300,000, plus a bonus of one quarter percent (0.25%) of net revenue and normal corporate benefits. This contract has a minimum two-year term plus a severance package upon change of control based on base salary.

Officers Toulan, Patipa, Edwards and Kee have employment contracts with base salaries aggregating $710,000 annually, plus discretionary bonuses and normal corporate benefits. These contracts have minimum two-year terms plus severance packages upon change of control based on base salary.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Our Chief Financial Officer, Mr. Kaplan, has an employment contract, expiring November 2008, that provides a base salary of $180,000 for year one, $200,000 for year two and $220,000 for year three, plus discretionary bonuses and normal corporate benefits. This contract has a minimum three-year term plus a severance package upon change of control based on base salary

Marketing Commitments

Coca-Cola Enterprises ("CCE"). In August 2005, we executed a Master Distribution Agreement with CCE. Pursuant to this agreement, we are contractually obligated to spend an aggregate of $5,000,000 on marketing activities in 2005 and 2006 for our products that are distributed by CCE. Beginning in 2007, we are further obligated to spend an amount annually in each country within a defined territory equal or greater than 3% of our total CCE revenues in such territory (on a country by country basis). Such national and local advertising for our products includes actively marketing the Slammers mark, based on a plan to be mutually agreed each year. We are required to maintain our intellectual property rights necessary for the production, marketing and distribution of our products by CCE.

During the period commencing at the inception of the CCE agreement through the period ended June 30, 2006, we have spent $1.6 million on marketing activities pursuant to our agreement with CCE.

Note 10. Restatement

Our statements of operations for the three and six months ended June 30, 2006, our statement of cash flows for the six months ended June 30, 2006 and our balance sheet as of June 30, 2006 have been restated to reflect our estimation of liquidating damages related to certain registration rights agreements entered into in connection with certain of our financing transactions applying Financial Accounting Standard No. 5, Accounting for Contingencies. We previously reported our liquidated damages expenses as they had been incurred.

The following tables reflect the significant elements of statements of operations that were restated:

                                                      Three months ended   Six months ended
                                                         June 30, 2006       June 30, 2006
                                                      ------------------   ----------------
Net income (loss), as reported                           ($13,104,020)       ($12,773,188)
  Liquidated damages expense                               (1,822,501)         (2,430,000)
                                                         ------------        ------------
Net income (loss), as restated                           ($14,926,521)       ($15,203,188)
                                                         ============        ============

                                                      Three months ended   Six months ended
                                                         June 30, 2006       June 30, 2006
                                                      ------------------   ----------------
Loss applicable to common shareholders, as reported      ($13,386,497)       ($13,314,448)
  Liquidated damages expense                               (1,822,501)         (2,430,000)
                                                         ------------        ------------
Loss applicable to common shareholders, as restated      ($15,208,998)       ($15,744,448)
                                                         ============        ============


                                                      Three months ended   Six months ended
                                                         June 30, 2006       June 30, 2006
                                                      ------------------   ----------------
Income (loss) per common share, basic and                   ($0.07)             ($0.07)
  diluted as reported
  Liquidated damages expense                                 (0.01)              (0.01)
                                                             -----               -----
Income (loss) per common share, as restated                 ($0.08)             ($0.08)
                                                            ======              ======

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


                                                      Three months ended   Six months ended
                                                         June 30, 2006       June 30, 2006
                                                      ------------------   ----------------
Comprehensive income (loss), as reported                 ($13,081,891)       ($12,751,749)
                                                         ============        ============
Comprehensive income (loss), as restated                 ($14,904,392)       ($15,181,749)
                                                         ============        ============

  The following table reflects the significant elements of our balance sheet at
                        June 30, 2006 that were restated:

                                                      Redeemable   Stockholders
                           Total         Total        Preferred       Equity
                           Assets     Liabilities       Stock       (Deficit)
                        -----------   ------------   -----------   ------------

As reported             $23,324,420   $(53,724,920)  $(2,491,545)  $(32,892,045)
Adjustments:
  Accrued liabilities            --     (2,733,751)           --     (2,733,751)
                        -----------   ------------   -----------   ------------
As restated             $23,324,420   $(56,458,671)  $(2,491,545)  $(35,625,796)
                        ===========   ============   ===========   ============

Note 11- Subsequent Events

Subsequent to June 30, 2006, we issued 2,000,000 shares of common stock pursuant to an exercise of a warrant associated with our November 2003 convertible note financing. The common stock underlying these notes was registered pursuant to a registration statement declared effective by the Securities and Exchange Commission in 2004.

Subsequent to June 30, 2006, we issued 1,444,453 shares of common stock upon the cashless exercise of warrants associated with certain of our convertible preferred stock. These shares were issued to accredited investors pursuant to Regulation D and Section 4(2) of the Securities Act of 1933.

Subsequent to June 30, 2006, we issued 168,937 shares of common stock pursuant to a conversion of a convertible note. The shares of common stock underlying the preferred were issued pursuant to a registration statement declared effective by the Securities and Exchange Commission in 2004.

Subsequent to June 30, 2006, we issued 250,000 shares of common stock pursuant to a conversion of our Series H preferred stock. The shares of common stock underlying the preferred were issued pursuant to Regulation D.

Subsequent to June 30, 2006, we issued 83,121 shares of our common stock in a private placement, pursuant to Section 4(2) of the Securities Act of 1933, which is an accredited investor.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

On July 27, 2006, we entered into definitive agreements to sell $30 million senior convertible notes that are due in 2010 to several institutional and accredited investors in a private placement exempt from registration under the Securities Act of 1933. The notes initially carry a 9% coupon, payable quarterly and are convertible into shares of common stock at $0.70 per share. In 2007, the coupon may decline to LIBOR upon the Company achieving certain financial milestones. The notes will begin to amortize in equal, bi-monthly payments beginning in mid-2007. We concurrently issued warrants to purchase 12,857,143 shares of common stock at $0.73 per share that expire in July 2011 to the investors in the private placement. Under the terms of the financing, we will sell $30 million notes, of which $15.0 million of the notes will be held in escrow. The release of the escrowed funds will be subject to stockholder approval. We intend to file a proxy statement seeking such shareholder approval as soon as practical. As a result of our failure to file our June 30, 2006 Form 10QSB timely, an event of default has occurred under the terms of the Notes, and the interest rate on the Notes, payable quarterly, was increased from 9% to 14% per annum. Pursuant to the terms of the Notes, upon the occurrence of an event of default, holders of the Notes may, upon written notice to the Company, each require the Company to redeem all or any portion of their Notes, at a default redemption price calculated pursuant to the terms of the Notes. We have entered into an Amendment Agreement with the holders of the Notes to amend the Notes in certain respects as consideration for the holders' release of the Company's default resulting from its delay in the filing of this quarterly report. See
Item 3 of Part II of this report, entitled "Default on Senior Securities", for a description of the terms of the Amendment Agreement.

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

          For the Years Ended December 31, 2005 and December 31, 2004

Report of Independent Registered Public Accounting Firm          F-42
Consolidated Financial Statements
  Consolidated Balance Sheets                                    F-43
  Consolidated Statements of Operations and Comprehensive Loss   F-45
  Consolidated Statements of Cash Flows                          F-46
  Consolidated Statements of Stockholders' Deficit               F-48
  Notes to Consolidated Financial Statements                     F-49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
Bravo! Brands Inc.
North Palm Beach, Florida


We have audited the accompanying consolidated balance sheets of Bravo! Brands Inc. (Formerly Bravo! Foods International Corp.)

as of December 31, 2005 and 2004 and the related consolidated statements of operations and comprehensive loss, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bravo! Brands Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $79,528,653 for the year ended December 31, 2005 and as of that date had a working capital deficiency of $39,287,983. The Company is also delinquent in payment of certain debts. These conditions raise substantial doubt about their ability to continue as a going concern. Management's actions in regard to these matters are more fully described in Note
1. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

As more fully described in Note 13 to the consolidated financial statements, the accompanying consolidated balance sheets as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive loss, stockholders' deficit and cash flows for the years then ended, have been restated to reflect the proper accounting for certain transactions.


/s/ Lazar Levine & Felix LLP

New York, New York
February 9, 2006, except for Note 13
  as to which the date is September 8, 2006

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                           CONSOLIDATED BALANCE SHEETS

                                                             December 31,
                                                       ------------------------
                                                           2005          2004
                                                       (Restated)    (Restated)
                                                       -----------   ----------
Assets
Current assets:
  Cash and cash equivalents                            $ 4,947,986   $  113,888
  Accounts receivable, net of allowance for doubtful
    accounts of $350,000 and $90,396 for 2005 and
    2004, respectively                                   3,148,841       51,968
  Inventories                                              391,145       11,656
  Prepaid expenses                                         973,299      387,866
                                                       -----------   ----------
    Total current assets                                 9,461,271      565,378
Fixed assets                                               288,058      111,206
Intangible assets, net                                  18,593,560       77,038
Other assets                                                15,231      342,186
                                                       -----------   ----------
Total assets                                           $28,358,120   $1,095,808
                                                       ===========   ==========

                             See accompanying notes

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                           CONSOLIDATED BALANCE SHEETS

Liabilities, Redeemable Preferred Stock and Stockholders' Deficit

Current liabilities:
  Accounts payable                                                           $   5,987,219   $  1,763,339
  Accrued liabilities                                                            4,872,277        444,986
  Notes payable                                                                    937,743      1,184,858
  Convertible notes payable                                                      1,012,780      1,099,231
  Derivative liabilities                                                        35,939,235     10,835,629
                                                                             -------------   ------------
    Current and total  liabilities                                              48,749,254     15,328,043
                                                                             -------------   ------------

Commitments and contingencies (Note 11)                                                 --             --

Redeemable preferred stock:
  Series F convertible, par value $0.001 per share, 200,000 shares designated Convertible Preferred Stock, stated value $10.00 per share,
    5,248 and 55,515  shares issued and outstanding                                 52,480        555,150
  Series H convertible, par value $0.001 per share, 350,000 shares designated, 7% Cumulative Convertible Preferred Stock, stated value
    $10.00 per share, 64,500 and 165,500 shares issued and outstanding             388,305        840,215
  Series I convertible, par value $0.001 per share, 200,000 shares designated, 8% Cumulative Convertible Preferred Stock, stated value
    $10.00 per share, 0 and 30,000 shares issued and outstanding                        --        300,000
  Series J, par value $0.001 per share, 500,000 shares designated, 8%
    Cumulative Convertible Preferred Stock, stated value $10.00 per share,
    200,000 shares issued and outstanding                                          871,043        485,825
  Series K, par value $0.001 per share, 500,000 shares designated, 8%
    Cumulative Convertible Preferred Stock, stated value $10.00 per share,
    95,000 shares issued and outstanding                                           792,672        750,265
                                                                             -------------   ------------
Total redeemable preferred stock                                                 2,104,500      2,931,455
                                                                             -------------   ------------

Stockholders' Deficit:
Preferred stock, 5,000,000 shares authorized
  Series B convertible, par value $0.001 per share, 1,260,000 shares designated, 9% Convertible Preferred Stock, stated value $1.00 per
    share, 107,440 shares issued and outstanding                                   107,440        107,440
Common stock, par value $0.001 per share, 300,000,000 shares
  authorized, 184,253,753 and 57,793,501 shares issued and outstanding         184,254,501         57,791
Additional paid-in capital                                                      96,507,932     21,387,210
Common stock subscription receivable                                               (10,000)            --
Accumulated deficit                                                           (119,254,501)   (38,716,131)
Translation adjustment                                                             (30,759)            --
                                                                             -------------   ------------
Total stockholders' deficit                                                    (22,495,634)   (17,163,690)
                                                                             -------------   ------------

Total liabilities, redeemable preferred stock and stockholders' deficit      $  28,358,120   $  1,095,808
                                                                             =============   ============

                             See accompanying notes

                        BRAVO! BRANDS INC. AND SUBSIDIARY


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS

                                                                    Years ended December 31,
                                                                  ----------------------------
                                                                       2005           2004
                                                                  -------------   ------------
                                                                    (Restated)     (Restated)
Revenues                                                          $  11,948,921   $  3,344,699
Product costs                                                        (8,938,692)    (2,374,805)
Shipping costs                                                       (1,505,035)      (498,313)
                                                                  -------------   ------------
    Gross margin                                                      1,505,194        471,581
Operating expenses:
  Selling                                                             7,464,876      1,300,673
  General and administrative                                          7,263,284      2,677,061
  Product development                                                   636,342        206,129
  Non-recurring finder's fee                                          3,000,000             --
                                                                  -------------   ------------
Loss from operations                                                (16,859,308)    (3,712,282)
Other income (expenses), net:
    Derivative income (expense)                                     (60,823,574)    (6,309,933)
    Interest                                                         (1,667,294)    (1,435,405)
    Other                                                               125,273        (60,000)
    Liquidated damages                                                 (303,750)            --
                                                                  -------------   ------------
Loss before income taxes                                            (79,528,653)   (11,517,620)
Provision for income taxes                                                   --             --
                                                                  -------------   ------------
Net loss                                                            (79,528,653)   (11,517,620)
Adjustments to net loss to arrive at loss applicable to common stockholders:
  Preferred stock dividends                                            (336,300)      (388,632)
  Accretion of preferred stock                                         (985,717)      (599,388)
                                                                  -------------   ------------
Loss applicable to common stockholders                            $ (80,850,670)  $(12,505,640)
                                                                  =============   ============
Basic and diluted loss per common share                           $       (0.60)  $      (0.31)
                                                                  =============   ============
Weighted average number of common shares outstanding                135,032,836     40,229,738
                                                                  =============   ============

Comprehensive loss and its components consist of the following:
    Net loss                                                      $ (79,528,653)  $(11,517,620)
    Foreign currency translation adjustment                             (30,759)          (689)
                                                                  -------------   ------------
Comprehensive loss                                                $ (79,559,412)  $(11,518,309)
                                                                  =============   ============

                             See accompanying notes

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    Years ended December 31,
                                                                   --------------------------
                                                                       2005          2004
                                                                    (Restated)    (Restated)
                                                                   ------------  ------------
Cash flows from operating activities:
  Net loss                                                         $(79,528,653) $(11,517,620)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                     2,251,646       239,853
    Stock issuances for compensation                                    346,438       675,632
    Equity instruments to be issued for consulting expenses           1,472,261            --
    Options issued for compensation                                     798,869       153,631
    Bad debt expense                                                    259,604        51,170
    (Gain) loss on debt extinguishment                                 (125,273)       60,000
    Derivative expense                                               60,823,574     6,309,933
    Amortization of debt discount                                     1,428,638     1,175,245
    Loss on disposal of fixed assets                                         --         6,216
    Increase (decrease)  in cash from changes in:
      Accounts receivable                                            (3,356,477)      (77,217)
      Other receivable                                                       --         6,331
      Inventories                                                      (379,489)       43,339
      Prepaid expenses and other assets                                (586,764)     (214,094)
      Accounts payable and accrued expenses                           7,294,548      (542,282)
                                                                   ------------  ------------
Net cash used in operating activities                                (9,301,078)   (3,629,863)
                                                                   ------------  ------------
Cash flows from investing activities:
  Licenses and trademark costs                                       (3,823,521)     (452,311)
  Purchase of equipment                                                (220,144)      (78,952)
                                                                   ------------  ------------
Net cash used in investing activities                                (4,043,665)     (531,263)
                                                                   ------------  ------------
Cash flows from financing activities:
  Proceeds from sale of  preferred stock                                     --       950,000
  Exercise of warrants                                                3,208,509            --
  Proceeds from convertible notes payable                             2,850,000     3,427,500
  Proceeds from sale of common stock and warrants                    20,690,000        30,000
  Payments for  redemption of warrants                               (5,900,000)           --
  Payment of note payable                                              (500,000)     (150,000)
  Registration costs of financing                                    (2,138,909)      (40,656)
                                                                   ------------  ------------
Net cash provided by financing activities                            18,209,600     4,216,844
                                                                   ------------  ------------

Effect of changes in exchange rate on cash                              (30,759)         (689)
                                                                   ------------  ------------

Net  increase in cash and cash equivalents                            4,834,098        55,029
Cash and cash equivalents, beginning of period                          113,888        58,859
                                                                   ------------  ------------
Cash and cash equivalents, end of period                           $  4,947,986  $    113,888
                                                                   ============  ============

                             See accompanying notes

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       2005         2004
               Supplemental Cash Flow Information                   (Restated)   (Restated)
                                                                   -----------   ----------
Cash paid during the year for interest                             $    10,741    $ 51,301
                                                                   ===========    ========
Cash paid for taxes                                                $        --    $     --
                                                                   ===========    ========
Non-cash investing and financing activities:
  Purchase of intangible assets with derivative warrants           $15,960,531    $612,538
                                                                   ===========    ========
  Conversion of notes payable and accrued interest                 $20,343,934    $531,494
                                                                   ===========    ========
  Conversion of redeemable preferred stock and related dividends   $ 2,644,326    $927,146
                                                                   ===========    ========
    Exercise of derivative warrants                                $35,230,018    $     --
                                                                   ===========    ========
    Beneficial Conversion Feature                                  $        --    $220,000
                                                                   ===========    ========

                             See accompanying notes

                        BRAVO! BRANDS INC. AND SUBSIDIARY
               CONSOLOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004




                                       Preferred Stock       Common Stock        Additional
                                      -----------------  ---------------------    Paid In     Accumulated
                                       Shares   Amount     Shares      Amount     Capital      Deficit
                                      -------  --------  -----------  --------  -----------  -------------
Balance, January 1, 2004 (Restated)   107,440  $107,440   28,047,542  $ 28,045  $18,430,875  $ (26,556,046)
Issuance of common
  stock for  services                      --        --    9,332,300     9,332      666,300             --
Conversion redeemable preferred
  stock and dividends                      --        --   15,897,701    15,898    1,553,713       (642,465)
Conversion notes payable                   --        --    4,265,958     4,266      527,228             --
Private Placement
  financing                                --        --      250,000       250       29,750             --
Beneficial conversion
  feature                                  --        --           --        --      220,000             --
Financing Costs                            --        --           --        --      (40,656)            --
Net loss for 2004                          --        --           --        --           --    (11,517,620)
Translation adjustment                     --        --           --        --           --             --
                                      -------  --------  -----------  --------  -----------  -------------
Balance, December 31, 2004
  (Restated)                          107,440   107,440   57,793,501    57,791   21,387,210    (38,716,131)
Conversion redeemable
  preferred stock and dividends            --        --    9,245,352     9,247    2,659,079       (24,000)
Exercise of warrants                                      32,474,792    32,475   38,406,052             --
Conversion notes payable                   --        --   41,248,858    41,249   20,302,685             --
Private placement
  financing                                --        --   40,950,000    40,950   20,649,050             --
Common stock subscribed
  but not paid                             --        --           --        --           --             --
Stock issued for
  compensation                             --        --    2,541,250     2,542      343,896             --
Financing costs                            --        --           --        --   (2,138,909)            --
Stock option expense                       --        --           --        --      798,869             --
Redemption of warrants                     --        --           --        --   (5,900,000)
Accretion of preferred
  stock                                    --        --           --        --           --       (985,717)
Net loss for 2005                          --        --           --        --           --    (79,528,653)
Translation adjustment                               --           --        --           --             --
                                      -------  --------  -----------  --------  -----------  -------------
Balance, December 31,
  2005 (Restated)                     107,440  $107,440  184,253,753  $184,254  $96,507,932  $(119,254,501)
                                      =======  ========  ===========  ========  ===========  =============

                                                      Accumulated
                                       Common Stock     Other
                                       Subscription  Comprehensive
                                        Receivable       Loss          Total
                                       ------------  -------------  ------------
Balance, January 1, 2004 (Restated)      $     --            689    $ (7,988,997)
Issuance of common
  stock for services                           --             --         675,632
Conversion redeemable preferred
stock and dividends                            --             --         927,146
Conversion notes payable                       --             --         531,494
Private Placement
  financing                                    --             --          30,000
Beneficial conversion
  feature                                      --             --         220,000
Financing Costs                                --             --         (40,656)
Net loss for 2004                              --             --     (11,517,620)
Translation adjustment                         --           (689)           (689)
                                         --------       --------    ------------
Balance, December 31, 2004 (Restated)          --             --     (17,163,690)
Conversion redeemable
  preferred stock and dividends                --             --       2,644,326
Exercise of warrants                           --             --      38,438,527
Conversion notes payable                       --             --      20,343,934
Private placement
  financing                                    --             --      20,690,000
Common stock subscribed
  but not paid                            (10,000)            --         (10,000)
Stock issued for
  compensation                                 --             --         346,438
Financing costs                                --             --      (2,138,909)
Stock option expense                           --             --         798,869
Redemption of warrants                         --             --      (5,900,000)
Accretion of preferred
  stock                                        --             --        (985,717)
Net loss for 2005                              --             --     (79,528,653)
Translation adjustment                         --        (30,759)        (30,759)
                                         --------       --------    ------------
Balance, December 31, 2005 (Restated)    $(10,000)      $(30,759)   $(22,495,634)
                                         ========       ========    ============

                             See accompanying notes

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                  NOTES TO CONSOLOLIDATED FINANCIAL STATEMENTS


Note 1 -Nature of Business, Liquidity and Management's Plans and Significant Accounting Policies

Nature of Business:

We are engaged in the sale of flavored milk products and flavor ingredients in the United States, the United Kingdom, Central America and the Middle East, and we are establishing an infrastructure to conduct business in Canada.

Liquidity and Management's Plans:

As reflected in the accompanying consolidated financial statements, we have incurred operating losses and negative cash flows from operations and have a working capital deficiency of $39,287,983 as of December 31, 2005. In addition, we are delinquent on certain of our debt agreements at December 31, 2005, and we have experienced delays in filing our financial statements and registration statements due to errors in our historical accounting that have been corrected (See Note 13). Our inability to make these filings is resulting in our recognition of penalties to the investors, and these penalties will continue until we can complete our filings and register the common shares into which the investors' financial instruments are convertible. Finally, our revenues are significantly concentrated with one major customer. The loss of this customer or curtailment in business with this customer could have a material adverse affect on our business. These conditions raise substantial doubt about our ability to continue as a going concern.

We have been dependent upon third party financings as we execute our business model and plans. We completed a $30.0 million convertible note financing in August 2006 that is expected to fulfill our liquidity requirements through the end of 2006. However, $15.0 million of this financing is held in escrow, pending approval by our shareholders of an increase in our authorized shares of common stock. We were in default on this instrument due to the delay in filing our quarterly financial report for the quarterly period ended June 30, 2006. As a result, an event of default has occurred under the terms of the Notes and the interest rate on the Notes, payable quarterly, was increased from 9% to 14% per annum. Pursuant to the terms of the Notes, upon the occurrence of an event of default, holders of the Notes may, upon written notice to the Company, each require the Company to redeem all or any portion of their Notes, at a default redemption price calculated pursuant to the terms of the Notes. During September 2006, we entered into an Amendment Agreement with the holders of the Notes to amend the Notes in certain respects as consideration for the holders' release of the Company's default resulting from its delay in the filing of our Form 10-QSB for the quarter ended June 30, 2006.

We plan to increase our sales, improve our gross profit margins, augment our international business and, if necessary, obtain additional financing. Ultimately, our ability to continue is dependent upon the achievement of profitable operations. There is no assurance that further funding will be available at acceptable terms, if at all, or that we will be able to achieve profitability.

The accompanying financial statements do not reflect any adjustments that may result from the outcome of this uncertainty.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                  NOTES TO CONSOLOLIDATED FINANCIAL STATEMENTS


Significant Accounting Policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates included in our financial statements are the following:

o Estimating future bad debts on accounts receivable that are carried at net realizable values.

o Estimating our reserve for unsalable and obsolete inventories that are carried at lower of cost or market.

o Estimating the fair value of our financial instruments that are required to be carried at fair value.

o    Estimating the recoverability of our long-lived assets.

We use all available information and appropriate techniques to develop our estimates. However, actual results could differ from our estimates.

Business Segment and Geographic Information

We operate in one dominant industry segment that we have defined as the single serve flavored milk industry. While our international business is expected to grow in the future, it currently contributes less than 10% of our revenues, and we have no physical assets outside of the United States.

Revenue Recognition

Our revenues are derived from the sale of branded milk products to customers in the United States of America, Great Britain and the Middle East. Geographically, our revenues are dispersed 98% and 2% between the United States of America and internationally, respectively. We currently have one customer in the United States that provided 34% and 0% of our revenue during the years ended December 31, 2005 and 2004, respectively. Since we commenced business with this customer during our fourth fiscal quarter of 2005, we expect that our revenue from this customer will increase as a percentage of total sales in the near future.

Revenues are recognized pursuant to formal revenue arrangements with our customers, at contracted prices, when our product is delivered to their premises and collectibility is reasonably assured. We extend merchantability warranties to our customers on our products but otherwise do not afford our customers with rights of return. Warranty costs have historically been insignificant.

Our revenue arrangements often provide for industry-standard slotting fees where we make cash payments to the respective customer to obtain rights to place our products on their retail shelves for a stipulated period of time. We also engage in other promotional discount programs in order to enhance our sales activities. We believe our participation in these arrangements is essential to ensuring continued volume and revenue growth in the competitive marketplace. These payments, discounts and allowances are recorded as reductions to our reported revenue. Unamortized slotting fees are recorded in prepaid expenses.

Principles of Consolidation


Our consolidated financial statements include the accounts of Bravo! Brands Inc. (the "Company"), and its wholly-owned subsidiary Bravo! Brands (UK) Ltd. All material intercompany balances and transactions have been eliminated. Cumulative translation adjustments that we make to reflect the accounts of Bravo! Brands
(UK) Ltd. in United States Dollars are recorded as a component of other comprehensive income (loss) and stockholder's equity. Foreign currency transaction gains and losses are reported as a component of other income (expense).

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                  NOTES TO CONSOLOLIDATED FINANCIAL STATEMENTS


Shipping and Handling Costs

Shipping and handling costs incurred to deliver products to our customers are included as a component of cost of sales. These costs amounted to approximately $1,505,035 and $498,313 for the years ended December 31, 2005 and 2004, respectively.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

Accounts Receivable

Our accounts receivable are exposed to credit risk. During the normal course of business, we extend unsecured credit to our customers with normal and traditional trade terms. Typically credit terms require payments to be made by the thirtieth day following the sale. We regularly evaluate and monitor the creditworthiness of each customer. We provide an allowance for doubtful accounts based on our continuing evaluation of our customers' credit risk and our overall collection history. As of December 31, 2005 and 2004, the allowance of doubtful accounts aggregated $350,000 and $90,396, respectively.

In addition, our accounts receivable are concentrated with one customer that represents 70% and 0% of our gross accounts receivable balances at December 31, 2005 and 2004, respectively. Approximately 2% of our gross accounts receivable at December 31, 2005 are due from international customers.

Inventories

Inventories, which consist primarily of finished goods, are stated at the lower of cost on the first in, first-out method or market. Further, our inventories are perishable. Accordingly, we estimate and record lower-of-cost or market and unsalable-inventory reserves based upon a combination of our historical experience and on a specific identification basis. During the years ended December 31, 2005 and 2004, we did not provide for unsaleable inventories.

In November 2004, the FASB issued Financial Accounting Standard No. 151, Inventory Costs, an amendment of ARB No. 43 Chapter 4 (FAS 151), which clarifies that inventory costs that are "abnormal" are required to be charged to expense as incurred as opposed to being capitalized into inventory as a product cost. FAS 151 provides examples of "abnormal" costs to include costs of idle facilities, excess freight and handling costs and spoilage. FAS 151 will become effective for our fiscal year beginning January 1, 2006. The adoption of FAS No. 151 is not expected to have a material effect on our consolidated financial statements.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over a period of seven years for furniture and five years for equipment. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Additions and betterments to property and equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts, and any resulting gain or loss is included in the statement of operations.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                  NOTES TO CONSOLOLIDATED FINANCIAL STATEMENTS


Intangible Assets

Our intangible assets, which we record at cost, consist of our distribution agreement with Coca-Cola Enterprises ("CCE") that we entered into during the third fiscal quarter of 2005, our manufacturing agreement with Jasper Products, Inc. and licenses and trademark costs with estimated lives of ten years, five years and one-to-five years, respectively.

Impairment of Long-Lived Assets

We evaluate the carrying value and recoverability of our long-lived assets when circumstances warrant such evaluation by applying the provisions of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"). FAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Financial Instruments

Financial instruments, as defined in Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (FAS 107), consist of cash, evidence of ownership in an entity and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, derivative financial instruments, convertible debt and redeemable preferred stock that we have concluded is more akin to debt than equity.

We carry cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We also carry notes payable, convertible debt and redeemable preferred stock at historical cost; however, fair values of debt instruments and redeemable preferred stock are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of December 31, 2005, estimated fair values and respective carrying values of our notes payable, convertible debt and redeemable preferred stock are as follows:


             Instrument              Note  Fair Value  Carrying Value
-----------------------------------  ----  ----------  --------------
$750,000 Notes Payable               5(a)  $  750,000      $750,000

                                           =========== ==============
$187,843 Notes Payable               5(b)     187,743       187,743
                                           =========== ==============
Other Notes Payable                  5(c)           0             0
                                           =========== ==============
$200,000 Convertible Note Payable    6(a)     190,000       187,934
                                           =========== ==============
$15,000 Convertible Note Payable     6(b)      13,300         1,620
                                           =========== ==============
$600,000 Convertible Note Payable    6(c)     668,000       600,000
                                           =========== ==============
$6,250 Convertible Note Payable      6(e)       6,375         5,188
                                           =========== ==============
$25,000 Convertible Note Payable     6(f)      25,500        30,278
                                           =========== ==============
$187,760 Convertible Note Payable    6(g)     187,760       187,760
                                           =========== ==============
Series F Preferred Stock             7(d)      46,000        52,480
                                           =========== ==============
Series H Preferred Stock             7(a)     525,000       388,305
                                           =========== ==============
Series I Preferred Stock             7(d)           0             0
                                           =========== ==============
Series J Preferred Stock             7(b)   1,731,000       871,043
                                           =========== ==============
Series K Preferred Stock             7(c)     881,000       792,672
                                           =========== ==============

As of December 31, 2004, estimated fair values and respective carrying values of our notes payable, convertible debt and redeemable preferred stock are as follows:

                Instrument                           Fair Value   Carrying Value
--------------------------------------              -----------  --------------
$750,000 face value note payable                       $750,000       $750,000
                                                    ============  ==============
$187,743 face value note payable                        187,743        187,743
                                                    ============  ==============
$275,000 note payable, due 11.30.06                     246,621         175,055
                                                    ============  ==============
$600,000 convertible note payable, due 12.31.05         568,421         240,088
                                                    ============  ==============
$1,008,000 convertible note payable, due 11.30.05     1,679,832         402,607
                                                    ============  ==============
$577,500 convertible note payable, due 4.30.06          547,377          73,057
                                                    ============  ==============
$375,000 convertible note payable, due 10.1.06           339,901        208,424
                                                    ============  ==============
Other notes payable                                      247,115         247,115
                                                    ============  ==============
Series F Preferred Stock                                 555,150         555,150
                                                    ============  ==============
Series H Preferred Stock                               1,459,846         840,215
                                                    ============  ==============
Series J Preferred Stock                               1,701,772         485,825
                                                    ============  ==============
Series K Preferred Stock                                 729,429         750,265
                                                    ============  ==============

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                  NOTES TO CONSOLOLIDATED FINANCIAL STATEMENTS


Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (FAS 133), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements, redeemable preferred stock arrangements, and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The following table summarizes the components of derivative liabilities as of December 31, 2005 and 2004:

                                                               Note      2005          2004
                                                               ----  ------------  ------------
Compound  derivative  financial  instruments  that  have been bifurcated from the following financing arrangements:
    $   400,000 Convertible Note Financing                     6(a)  $ (1,311,000) $   (201,000)
    $2,300,000 Convertible Note Financing                      6(b)        (4,867)           --
    $   600,000 Convertible Note Financing                     6(c)      (153,700)      (27,833)
    $   693,000 Convertible Note Financing                     6(e)       (42,878)     (794,750)
    $   660,000 Convertible Note Financing                     6(f)      (159,250)     (440,648)
    $1,008,000 Convertible Note Financing                      6(g)            --      (378,756)
    $   240,000 Convertible Note Financing                     6(d)            --      (258,400)
    Series F Preferred Stock Financing                         7(d)       (25,632)     (247,562)
    Series H Preferred Stock Financing                         7(a)      (381,377)     (156,927)
    Series I Preferred Stock Financing                         7(b)            --       (10,400)
    Series J  Preferred Stock Financing                        7(b)    (5,628,000)     (728,000)
    Series K Preferred Stock Financing                         7(c)      (206,200)      (73,644)
Freestanding  derivative contracts arising from financing and other business arrangements:
    Warrants issued with $693,000 Convertible Notes            6(e)      (924,120)     (330,220)
    Warrants issued with $400,000 Convertible Notes            6(a)            --    (1,264,600)
    Warrants issued with $600,000 Convertible Notes            6(c)            --      (904,100)
    Warrants issued with $660,000 Convertible Notes            6(f)            --      (446,400)
    Warrants issued with $1,008,000 Convertible Notes          6(g)      (564,735)   (1,446,560)
    Warrants issued with $240,000 Convertible Notes            6(d)            --      (121,040)
    Warrants issued with Series H Preferred Stock              7(a)    (1,264,109)     (376,212)
    Warrants issued with Series I Preferred Stock              7(i)            --      (177,257)
    Warrants issued with Series F Preferred Stock              7(d)      (563,096)     (648,004)
    Warrants issued with Series D Preferred Stock              7(d)      (400,214)     (188,982)
    Warrants issued with Series J Preferred Stock              7(b)            --    (1,088,000)
Other warrants, including  warrants issued with common stock
  financing                                                    9(b)   (24,310,057)     (526,334)
                                                                     ------------  ------------
Total derivative liabilities                                         $(35,939,235) $(10,835,629)
                                                                     ============  ============

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                  NOTES TO CONSOLOLIDATED FINANCIAL STATEMENTS


See the notes referenced in the table for details of the origination and accounting for these derivative financial instruments. We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weightage to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal factors and external market indicators. In addition, option-based techniques are highly volatile and sensitive to changes in our trading market price which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

The following table summarizes the effects on our income (loss) associated with changes in the fair values of our derivative financial instruments by type of financing for the years ended December 31, 2005 and 2004:

                                                 2005         2004
                                            -------------  -----------
Derivative income (expense):
  Convertible note and warrant financings   $(42,172,053)  $(3,432,061)
  Preferred stock and warrant financings     (11,314,733)   (2,561,043)
  Other warrants and  derivative contracts    (7,336,788)     (316,829)
                                            -------------  -----------
                                            $(60,823,574)  $(6,309,933)
                                            =============  ===========

Additional information related to individual financings can be found in notes 6, 7 & 9.

Our derivative liabilities as of December 31, 2005 and 2004, and our derivative loss during each of the years ended December 31, 2005 and 2004 is significant to our consolidated financial statements. The magnitude of the derivative loss during the year ended December 31, 2005 when compared with the loss for the year ended December 31, 2004 reflects the following:

(a) During the year ended December 31, 2005, and specifically commencing in the second quarter, the trading price of our common stock reached significantly high levels relative to its trend. The trading price of our common stock significantly affects the fair value of our derivative financial instruments. To illustrate, our trading stock price at the end of the first quarter of 2005 was $0.15 and then increased to $0.93 by the end of the second quarter. Our trading stock price then declined to $0.61 and $0.59 at the end of the third and fourth quarters, respectively. However, the higher stock price had the effect of significantly increasing the fair value of our derivative liabilities and, accordingly, we were required to adjust the derivatives to these higher values with charges to our income. Also, due to the higher stock price commencing in the second quarter, we experienced significant exercise and conversion activity related to our derivative warrants and, to a lesser degree, with respect to the embedded conversion options. Accordingly, our year end derivative liability balances reflect, among other elements of our valuation assumptions, the higher intrinsic values of the arrangements caused by the significant changes in our stock price, which are offset by a smaller number of common shares indexed to outstanding warrants due to the extraordinary level of exercise activity.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                  NOTES TO CONSOLOLIDATED FINANCIAL STATEMENTS


(b) During the year ended December 31, 2005, we entered into a $2,300,000 debt and warrant financing arrangement, more fully discussed in Note 6(b). In connection with our accounting for this financing we encountered the unusual circumstance of a day-one loss related to the recognition of derivative instruments arising from the arrangement. That means that the fair value of the bifurcated compound derivative and warrants exceeded the proceeds that we received from the arrangement and we were required to record a loss to record the derivative financial instruments at fair value. The loss that we recorded amounted to $8,663,869. We did not enter into any other financing arrangements during the periods reported that reflected day-one losses.

The following table summarizes the number of common shares indexed to the derivative financial instruments as of December 31, 2005:

                                                   Conversion
                                             Note    Features     Warrants    Total
                                             ----  -----------  ----------  ----------
Financing or other contractual
  arrangement:
    $ 400,000 Convertible Note Financing     6(a)    4,320,000          --   4,320,000
    $2,300,000 Convertible Note Financing    6(b)      120,000   2,000,000   2,120,000
    $ 600,000 Convertible Note Financing     6(c)    4,100,000          --   4,100,000
    $ 693,000 Convertible Note Financing     6(e)       65,104   1,700,000   1,765,104
    $ 660,000 Convertible Note Financing     6(f)      250,000   1,500,000   1,750,000
    $1,080,000 Convertible Note Financing    6(g)    1,924,540          --   1,924,540
    Series D Convertible Preferred Stock     7(d)           --     611,250     611,250
    Series F Convertible Preferred Stock     7(d)      220,969   1,038,259   1,259,228
    Series H Convertible Preferred Stock(a)  7(a)           --   4,387,500   4,387,500
    Series J Convertible Preferred Stock     7(b)   20,000,000          --  20,000,000
    Series K Convertible Preferred Stock(a)  7(c)           --          --          --
Other warrants and contracts                 9(b)           --  49,504,688  49,504,688
                                                   -----------  ----------  ----------
                                                    31,000,613  60,741,697  91,742,310
                                                   ===========  ==========  ==========

      (b) As more fully described in Notes 7(a) and 7(c) these instruments were afforded the conventional convertible exemption, which means we did not have to bifurcate the embedded conversion feature. However, we were required to bifurcate certain other embedded derivatives as discussed in the notes. Although the conversion features did not require derivative accounting, we are required to also consider the 953,443 and 9,500,000 common shares, respectively, into which these instruments are indexed in determining whether we have sufficient authorized and unissued common shares for all of our share-settled obligations.

We have entered into registration rights agreements with certain investors that require us to file a registration statement covering shares underlying a financing arrangement, become effective on the registration statement, maintain effectiveness and, in some instances, maintain the listing of the underlying shares. Certain of these registration rights agreements require our payment of liquidating damages to the investors in the event we do not achieve the requirements. We record estimated liquidated damages as liabilities and charges to our income when the liquidated damages are probable and estimable under Financial Accounting Standard No. 5, Accounting for Contingencies. During the years ended December 31 2005 and 2004, we recorded liquidated damages expense of $303,750 and $0, respectively.

Advertising and Promotion Costs

Advertising and promotion costs, which are included in selling expenses, are expensed as incurred and aggregated $2,515,062 and $656,614 for the years ended December 31, 2005 and 2004, respectively.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                  NOTES TO CONSOLOLIDATED FINANCIAL STATEMENTS


Share-Based Payments

Prior to 2005, we accounted for our stock options under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Effective January 1, 2005, the Company adopted the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock Based Compensation ("FAS 123"). Under the modified prospective method of adoption selected by the Company under the provisions of FASB Statement No. 148, Accounting for Stock Based Compensation - Transition and Disclosure, ("FAS 148") compensation costs recognized in 2005 were the same as that which would have been recognized had the recognition provisions of FAS 123 been applied from the options' grant dates. This is because all outstanding options at December 31, 2004 were fully vested on that date. Consistent with the requirements of this method of adoption, results for prior years have not been restated. We recognized no tax benefit for share-based compensation arrangements due to the fact that we are in a cumulative loss position and recognize no tax benefits in our Consolidated Statements of Operations. For further information regarding the adoption of SFAS No. 123, see Note 8 to the consolidated financial statements.

Income Taxes

We account for income taxes using the liability method, which requires an entity to recognize deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefit in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Loss Per Common Share

Our basic loss per common share is computed by dividing loss applicable to common stockholders by the weighted average number of common share outstanding during the reporting period. Diluted loss per common share is computed similar to basic loss per common share except that diluted loss per common share includes dilutive common stock equivalents, using the treasury stock method, and assumes that the convertible debt instruments were converted into common stock upon issuance, if dilutive. For the years ended December 31, 2005 and 2004 potential common shares arising from our stock options, stock warrants, convertible debt and convertible preferred stock amounting to 108,059,082 and 126,767,057 shares, respectively, were not included in the computation of diluted loss per share because their effect was antidilutive.

Note 2 - Fixed Assets

Our fixed assets are comprised of the following as of December 31, 2005 and 2004:

                                                   2005       2004
                                                 ---------  ---------
Office equipment                                 $ 209,085  $ 151,577
Furniture and fixtures                             189,068    150,871
Automobiles                                         29,295         --
Leasehold improvements                              23,714     23,714
Purchased software                                   3,223      3,223
                                                 ---------  ---------
                                                   454,385    329,385
Less: accumulated depreciation and amortization   (166,327)  (218,179)
                                                 ---------  ---------
                                                 $ 288,058  $ 111,206
                                                 =========  =========

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                  NOTES TO CONSOLOLIDATED FINANCIAL STATEMENTS


Depreciation and amortization expense of fixed assets aggregated $43,292 and $30,153 for 2005 and 2004, respectively.

Note 3 - Intangible Assets

Our intangible assets consist of our distribution agreement with Coca-Cola Enterprises ("CCE"), our manufacturing agreement with Jasper Products, Inc. and licenses and trademark costs, with estimated lives of ten years, five years and one-to-five years, respectively. The following table summarizes the components of our intangible assets as of December 31, 2005 and 2004:

                                   2005        2004
                               ------------  ---------
Distribution agreement         $ 15,960,531  $      --
Manufacturing agreement           2,700,000         --
Licenses and trademarks           1,370,958    365,431
Less accumulated amortization    (1,437,929)  (288,393)
                               ------------  ---------
                               $ 18,593,560  $  77,038
                               ============  =========

Amortization expense amounted to $1,411,004 and $269,242 for the years ended December 31, 2005 and 2004, respectively.

Estimated future amortization of our intangible assets for each of the next five years is as follows as of December 31, 2005:

  December 31, 2006   $2,685,671
                      ==========
  December 31, 2007   $2,367,947
                      ==========
  December 31, 2008   $2,356,342
                      ==========
  December 31, 2009   $2,355,844
                      ==========
  December 31, 2010   $2,203,289
                      ==========

Note 4 -- Accrued Liabilities

Accrued liabilities consist of the following as of December 31, 2005 and December 31, 2004:

                                                    2005        2004
                                                 ----------  ----------
Investor relations liability                     $1,545,565  $       --
Production processor liability                      182,814          --
Accrued payroll and related                         636,757      15,000
Accrued interest                                    376,198     255,173
Discontinued products (a)                         1,710,733          --
Liquidated damages due to late registration (b)     303,750          --
Other                                               116,460     174,813
                                                 ----------  ----------
                                                 $4,872,277  $  444,986
                                                 ==========  ==========

      (a) During the year ended December 31, 2005, we discontinued certain product lines and, as a result, incurred certain penalties under purchase commitments with our manufacturing vendors. We accrued these penalties upon our decision to discontinue the products.

      (b) Certain of our financings provide for penalties in the event of non-registration of securities underlying the financial instruments. Generally, these penalties are calculated as a percentage of the financing proceeds, usually between 1.0% and 3.0% monthly. We record these liquidated damages when they are probable and estimable pursuant to FAS 5.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5 -- Notes Payable

Notes payable consist of the following as of December 31, 2005 and 2004:

                                                                 2005       2004
                                                              --------   ----------
$750,000 face value note payable, due September 3, 2004 (a)   $750,000   $  750,000
$187,743 face value note payable, due December 31, 2005 (b)    187,743      187,743
$100,000 face value note payable due February 1, 2002 (c)           --      100,000
Other                                                                       147,115
                                                              --------   ----------
  Total notes payable                                          937,743    1,184,858
Less current maturities                                        937,743    1,184,858
                                                              --------   ----------
Long-term notes payable                                       $     --   $       --
                                                              ========   ==========

(a) On May 9, 2004 we received the proceeds of a $750,000 loan from Mid-Am Capital, payable September 3, 2004, with an interest rate of 8%. This loan is secured by a general security interest in all of our assets. Mid-Am has agreed to extend the note on a demand basis.

(b) In 1999, we issued a promissory note to assume existing debt owed by our then Chinese joint venture subsidiary to a supplier, International Paper. The face value of that unsecured note was $282,637 at an annual interest rate of 10.5%. The note originally required 23 monthly payments of $7,250 and a balloon payment of $159,862 due on July 15, 2000. During 2000, we negotiated an extension of this note to July 1, 2001. International Paper imposed a charge of $57,000 to renegotiate the note, which amount represents interest due through the extension date. The balance due on this note is $187,743 at December 31, 2005, all of which is delinquent. Although International Paper has not pursued collection of the note, it is possible that they could do so in the future and, if they do, such collection effort may have a significant adverse impact on the liquidity of the Company.

(c) On November 6 and 7, 2001 respectively, the Company received proceeds of two loans aggregating $100,000 from two offshore lenders. The two promissory notes, one for $34,000 and the other for $66,000, were payable on February 1, 2002 with interest at an annual rate of 8%. These loans were secured by a general security interest on all of the assets of the Company. These lenders had agreed to extend the notes without default on a demand basis. Interest accrued and unpaid at December 31, 2004 aggregated $25,380.

Note 6. Convertible Notes Payable

Convertible debt carrying values consist of the following as of December 31, 2005 and 2004:


                                                                 2005         2004
                                                              ----------   ----------
$200,000 Convertible Note Payable, due November 2006 (a)      $  187,934   $  175,055
$15,000 Convertible Note Payable, due May 2007 (b)                 1,620           --
$600,000 Convertible Note Payable, due December 2006 (c)         600,000      240,088
$6,250 Convertible Note Payable, due April 30, 2006 (e)            5,188       73,057
$25,000 Convertible Note Payable, due October 1, 2006 (f)         30,278      208,424
$187,760 Convertible Note Payable, due December 1, 2006 (g)      187,760      402,607
                                                              ----------   ----------
                                                              $1,012,780   $1,099,231
                                                              ==========   ==========

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(a) $400,000 Convertible Note Financing

On November 20, 2003, we issued $400,000 of 8.0% convertible notes payable, due November 20, 2005 plus warrants to purchase 14,000,000 shares of our common stock with strike prices ranging from $0.05 to $1.00 for a period of three years. The convertible notes had a face value outstanding of $200,000 and $275,000 on December 31, 2005 and 2004, respectively following the modification of the underlying note agreement, extending the maturity date of the remaining balance to November 20, 2006. The convertible notes are convertible into a variable number of our common shares based upon a variable conversion price of the lower of $0.05 or 75% of the closing market price near the conversion date. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we would be required to pay monthly liquidating damages of 2.0% for defaults under this provision.

In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to a variable conversion feature, and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated with debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because, as noted above, share settlement and maintenance of an effective registration statement are not within our control. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inception dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in compound derivative balances associated with this financing arrangement of $1,311,000 and $201,000 as of December 31, 2005 and 2004, respectively. This amount is included in Derivative Liabilities on our balance sheet. Warrants related to the financing were fully converted prior to December 31, 2005.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $400,000 convertible note financing.

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative          $(1,110,000)   $    23,000
                               ===========    ===========
  Warrant derivative           $(5,842,900)   $(1,031,800)
                               ===========    ===========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with the remaining compound derivatives.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes to zero. This discount, along with related deferred finance costs and future interest payments, are amortized through periodic charges to interest expense using the effective method. Interest expense during the years ended December 31, 2005 and 2004 amounted to approximately $88,000 and $204,000, respectively.

As noted in the introductory paragraph of this section, the holders extended the notes one additional year to November 2006. This modification was accounted for as an extinguishment because the present value of the amended debt was significantly different than the present value immediately preceding the modification. As a result of the extinguishment, the existing debt carrying value was adjusted to fair value using projected cash flows at market rates for similar instruments. This extinguishment resulted in our recognition of a gain on extinguishment of $22,733 in the fourth fiscal quarter of our year ended December 31, 2005.

(b) $2,300,000 Convertible Note Financing:


On January 28, 2005, May 23, 2005 and August 18, 2005, we issued $1,150,000,
$500,000 and $650,000, respectively of 8.0% convertible notes payable, due January 28, 2007, May 23, 2007 and August 18, 2007, respectively, plus warrants to purchase 9,200,000, 4,000,000 and 5,200,000, respectively, shares of our common stock with a strike price of $0.129 for a period of five years. The remaining portion of the Nay 23, 2005 convertible notes had a face value outstanding of $15,000 on December 31, 2005, resulting from conversions of all other notes associated with this financing to common stock. The remaining portion of the May 23, 2005 convertible notes are convertible into a fixed number of our common shares based upon a conversion price of $0.125 with anti-dilution protection for sales of securities below the fixed conversion price. We have the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 120% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").


In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inception dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in compound derivative balances associated with this financing arrangement of $4,867 as of December 31, 2005.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


As of December 31, 2005 2,000,000 warrants related to the financing remain unconverted.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $2,300,000 convertible note financing:

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative         $ (3,779,033)       $--
                              ============        ===
  Warrant derivative          $(17,141,306)       $--
                              ============        ===

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with these instruments.

In connection with our accounting for this financing arrangement we encountered the unusual circumstance of a day-one loss related to the recognition of derivative instruments arising from the arrangement. That means that the fair value of the bifurcated compound derivative and warrants exceeded the proceeds that we received from the arrangement and we were required to record a loss to record the derivative financial instruments at fair value. The loss that we recorded amounted to $8,663,869.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, are amortized through periodic charges to interest expense using the effective method. Interest expense during the year ended December 31, 2005 amounted to approximately $462,000.

(c) $600,000 Convertible Note Financing:


On June 29, 2004, we issued $600,000 of 10.0% convertible notes payable, due December 31, 2005, plus warrants to purchase 2,000,000 and 5,000,000 shares of our common stock with strike prices of $0.25 and $2.00, respectively, for a periods of five and two years, respectively. Net proceeds from this financing arrangement amounted to $500,000. As of December 31, 2005, this debt is past due and, accordingly, the outstanding carrying value of $600,000 does not include the $68,000 of capitalized interest, which is being reflected as accrued liabilities. The convertible notes are convertible into a fixed number of our common shares based upon a conversion price of $0.15 with anti-dilution protection for sales of securities below the fixed conversion price. We have the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision. The maturity dates for these notes have been extended to December 31, 2006.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated with debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inception dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in compound derivative balances associated with this financing arrangement of $153,700 and $27,833 as of December 31, 2005 and 2004, respectively. These amounts are included in Derivative Liabilities on our balance sheet.

As of December 31, 2005 all warrants related to the financing had been converted.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $600,000 convertible note financing:

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative          $  (125,867)    $  47,134
                               ===========     =========
  Warrant derivative           $(5,478,300)    $(479,067)
                               ===========     =========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with these instruments.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, are amortized through periodic charges to interest expense using the effective method. Interest expense during the years ended December 31, 2005 and 2004 amounted to approximately $428,000 and $240,000, respectively.

(d) $240,000 Convertible Note Financing:

On December 22, 2004, we issued $240,000 of 10.0% convertible notes payable, due April 30, 2006, plus warrants to purchase 800,000 shares of common stock at $0.15 for five years. Net proceeds from this financing arrangement amounted to $200,000. As of December 31, 2005, this debt had been fully converted. As of December 31, 2004, this debt had a face value of $210,000. The convertible notes were convertible into a fixed number of our common shares based upon a conversion price of $0.10 with anti-dilution protection for sales of securities below the fixed conversion price. We had the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated with debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. These amounts are included in Derivative Liabilities on our balance sheet. We estimated the fair value of the warrants on the inception dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants.

As of December 31, 2005 all warrant liabilities related to the financing had been fully converted.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $240,000 convertible note financing:

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative           $(55,604)     $  64,600
                                ========      =========
  Warrant derivative            $ 55,540      $(220,515)
                                ========      =========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with the remaining compound derivative.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, were amortized through periodic charges to interest expense using the effective method. Interest expense during the years ended December 31, 2005 and 2004 amounted to approximately $66,781 and $-0-, respectively.

(e) $693,000 Convertible Note Financing:


On October 29, 2004, we issued $693,000 of 10.0% convertible notes payable, due April 30, 2006, plus warrants to purchase 2,200,000 at $0.15 for five years. Net proceeds from this financing arrangement amounted to $550,000. As of December 31, 2005, this debt had face value $6,250 outstanding. The convertible notes were convertible into a fixed number of our common shares based upon a conversion price of $0.10 with anti-dilution protection for sales of securities below the fixed conversion price. We had the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision. The maturity dates for these notes were extended to October 1, 2006.


In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated with debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inception dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in a compound derivative balance of $42,878 as of December 31, 2005. Our valuation model resulted in a warrant derivative balance, arising from the convertible note financing, of $924,120 and $330,220 as of December 31, 2005 and 2004, respectively. These amounts are included in Derivative Liabilities on our balance sheet.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $693,000 convertible note financing:

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative          $(2,610,699)    $(133,492)
                               -----------     ---------
  Warrant derivative           $  (668,950)    $(373,967)
                               ===========     =========

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with the remaining compound instruments.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, were amortized through periodic charges to interest expense using the effective method. Interest expense during the years ended December 31, 2005 and 2004 amounted to approximately $199,000 and $73,000, respectively.

(f) $660,000 Convertible Note Financing:

On April 2, 2004, we issued $660,000 of 10.0% convertible notes payable, due October 1, 2005, plus warrants to purchase 3,000,000 at $0.15 for five years. Net proceeds from this financing arrangement amounted to $500,000. As of December 31, 2005, this debt had a face value of $25,000 outstanding. The convertible notes were convertible into a fixed number of our common shares based upon a conversion price of $0.10 with anti-dilution protection for sales of securities below the fixed conversion price. We had the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision.

In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated with debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in a compound derivative balance of $159,250 and $440,648 as of December 31, 2005 and 2004, respectively. This amount is included in Derivative Liabilities on our balance sheet.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2006, all warrants related to the financing had been fully converted.


The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $660,000 convertible note financing:

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative          $(2,787,246)    $(194,962)
                               ===========     =========
  Warrant derivative           $    61,800     $(276,188)
                               ===========     =========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with the remaining compound instruments.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, were amortized through periodic charges to interest expense using the effective method. Interest expense during the years ended December 31, 2005 and 2004 amounted to approximately $74,000 and $256,000, respectively.

(g) $1,008,000 Convertible Note Financing:


On June 29, 2004, we issued $1,008,000 of 10.0% convertible notes payable, due April 30, 2006, plus warrants to purchase 3,200,000 and 8,000,000 shares of our common stock at $0.25 and $2.00, respectively, for periods of five and two years, respectively. Net proceeds from this financing arrangement amounted to $800,000. As of December 31, 2005, this debt had a face value of $187,760 outstanding. The convertible notes were convertible into a fixed number of our common shares based upon a conversion price of $0.15 with anti-dilution protection for sales of securities below the fixed conversion price. We had the option to redeem the convertible notes for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). In addition, we extended registration rights to the holder that required registration and continuing effectiveness thereof; we are required to pay monthly liquidating damages of 2.0% for defaults under this provision. The maturity dates for these notes have been extended to December 31, 2006.


In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated with debt instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. We also determined that the warrants did not meet the conditions for equity classification because these instruments did not meet all of the criteria necessary for equity classification. Therefore, the warrants are also required to be carried as a derivative liability, at fair value.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inceptions dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in a compound derivative balance of $564,735 and $1,446,560 as of December 31, 2005 and 2004, respectively. This amount is included in Derivative Liabilities on our balance sheet.

As of December 31, 2005, all warrants related to the financing had been fully converted.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the $1,008,000 convertible note financing:

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative          $  (185,979)   $ (29,988)
                               -----------    ---------
  Warrant derivative           $(1,661,859)   $(826,816)
                               ===========    =========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with these instruments.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the notes. This discount, along with related deferred finance costs and future interest payments, were amortized through periodic charges to interest expense using the effective method. Interest expense during the years ended December 31, 2005 and 2004 amounted to approximately $383,000 and $403,000, respectively.

(h) $360,000 Convertible Note Financing:

On April 21, 2005, we issued $360,000, six-month-term, 10% convertible notes payable, due October 31, 2005. Net proceeds for this financing transaction amounted to $277,488. The notes were convertible into shares of common stock at a fixed conversion rate of $0.20, with anti-dilution protection for sales of securities below the fixed conversion price. The holder converted the notes on September 30, 2005. We had the option to redeem the notes payable for cash at 120% of the face value. The holder has the option to redeem the convertible notes payable for cash at 130% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In our evaluation of this instrument, we concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to the anti-dilution protection afforded the holder; and it did not otherwise meet the conditions for equity classification. Therefore, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability. We also concluded that the Default Put required bifurcation because, while puts on debt instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt instruments. We combined all embedded features that required bifurcation into one compound instrument that was carried as a component of derivative liabilities through the date of conversion.

We allocated the initial proceeds from the financing first to the compound derivative instrument in the amount of $113,925 and the balance to the debt host instrument. We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments.

The following table illustrates fair value adjustments that we have recorded related to the compound derivative arising from the $360,000 convertible notes payable.

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative          $(841,650)         $--
                               =========          ===
  Warrant derivative           $      --          $--
                               =========          ===

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. Since the instrument was converted on September 30, 2005, there will be no future charges or credits to derivative income (expense) associated with this instrument.

The above allocations resulted in a discount to the carrying value of the notes amounting to approximately $173,925. This discount, along with related deferred finance costs and future interest payments, was amortized through periodic charges to interest expense using the effective method. Interest expense during the year ended December 31, 2005 amounted to approximately $163,000.

Derivative warrant fair values are calculated using the Black-Scholes-Merton Valuation technique. Significant assumptions as of December 31, 2005, corresponding to each of the above financings (by paragraph reference) are as follows:

                                  6(a)       6(b)    6(c)    6(d)    6(e)    6(f)
                              -----------   -----   -----   -----   -----   -----
Trading market price             $0.59      $0.59   $0.59   $0.59   $0.59   $0.59
Strike price                  $.05--$1.00   $.129   $.10     $.15    $.15    $.15
Volatility                         148%       133%    136%    136%    136%    142%
Risk-free rate                    3.25%      3.71%   3.30%   3.57%   3.30%   3.45%
Remaining term/life (years)        .92       4.63     3.5     4.0    3.83    3.25

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Our stock prices have been highly volatile. Future fair value changes are significantly influenced by our trading common stock prices. As previously discussed herein, changes in fair value of derivative financial instruments are reflected in earnings.

Note 7. Preferred Stock

Our articles of incorporation authorize the issuance of 5,000,000 shares of preferred stock. We have designated this authorized preferred stock, as follows:

(a) Series H Preferred Stock:

We have designated 350,000 shares of our preferred stock as Series H Cumulative Convertible Preferred Stock with a stated and liquidation value of $10.00 per share. Series H Preferred Stock has cumulative dividend rights at 7.0% of the stated amount, ranks senior to common stock and is non-voting. It is also convertible into our common stock at a fixed conversion price of $0.40 per common share. The Series H Preferred Stock is mandatorily redeemable for common stock on the fifth anniversary of its issuance. We have the option to redeem the Series H Preferred Stock for cash at 135% of the stated value. The holder has the option to redeem the Series H Preferred Stock for cash at 140% of the stated value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, listing of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").

Based upon our evaluation of the terms and conditions of the Series H Preferred Stock, we concluded that it was more akin to a debt instrument than an equity instrument, which means that our accounting conclusions are based upon those related to a traditional debt security, and that it should be afforded the conventional convertible exemption regarding the embedded conversion feature because the conversion price is fixed. Therefore, we are not required to bifurcate the embedded conversion feature and carry it as a liability. However, we concluded that the Default Put required bifurcation because, while puts on debt-type instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt-type instruments. In addition, due to the default and contingent redemption features of the Series H Preferred Stock, we classified this instrument as redeemable preferred stock, outside of stockholders' equity.

Between December 2001 and March 2002, we issued 175,500 shares of Series H Preferred Stock for cash of $1,755,000, plus warrants to purchase an aggregate of 4,387,500 shares of common stock at $0.50 for five years. As of December 31, 2005, 64,500 shares of preferred stock remain outstanding; all of the warrants remain outstanding. We allocated $1,596,228 of the proceeds from the Series H Preferred financings to the warrants at their fair values because the warrants did not meet all of the conditions necessary for equity classification and, accordingly, are carried as derivative liabilities, at fair value. We also allocated $134,228 to the Default Puts which, as described above are carried as derivative liabilities, at fair value. We also allocated proceeds of $34,210 to paid-in capital because the aforementioned allocations resulted in an effective beneficial conversion feature, which is recorded in equity. Finally, we recorded derivative expense of $9,666 because one of the financings did not result in sufficient proceeds to record the derivative financial instruments at fair values on the inception date.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


We estimated the fair value of the derivative warrants on the inception dates, and subsequently, using the Black-Scholes-Merton valuation technique. As a result of applying this technique, our valuation of the derivative warrants amounted to $1,264,109 and $376,212 as of December 31, 2005 and 2004,
respectively. We estimated the fair value of the Default Puts on the inception dates, and subsequently, using a cash flow technique that involves probability-weighting multiple outcomes at net present values. Significant assumptions underlying the probability-weighted outcomes included both our history of similar default events, all available information about our business plans that could give rise to or risk defaults, and the imminence of impending or current defaults. As a result of these subjective estimates, our valuation model resulted in Default Put balances associated with the Series H Preferred Stock of $381,377 and $156,927 as of December 31, 2005 and 2004, respectively. These amounts are included in Derivative Liabilities on our balance sheet. The following table illustrates fair value adjustments that we have recorded related to the Default Puts on the Series H Preferred Stock.

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative          $(224,451)     $ (22,701)
                               =========      =========
  Warrant derivative           $(887,896)     $(253,571)
                               =========      =========

Derivative income (expense) related to the Default Put includes changes to the fair value arising from changes in our estimates about the probability of default events and amortization of the time-value element embedded in our calculations. Higher derivative expense in the year ended December 31, 2005 when compared to the same period of 2004, reflected the increased probability that the Default Put would become exercisable because we would not timely file certain reports with the Securities and Exchange Commission. In fact, we ultimately did not file our Quarterly Report on Form 10-QSB for the June 2006 reporting period on a timely basis. While the Default Put became exercisable at that time, the holders of the Series H Preferred Stock did not exercise their right prior to curing the event. There can be no assurances that the holders of the Series H Preferred Stock would not exercise their rights should further defaults arise.

The discounts to the Series H Preferred Stock that resulted from the aforementioned allocations are being accreted through periodic charges to retained earnings using the effective method. The following table illustrates the components of preferred stock dividends and accretions for the years ended December 31, 2005 and 204:

                               Year ended     Year ended
                              December 31,   December 31,
                                  2005           2004
                              ------------   ------------
  Preferred stock dividends     $140,400       $140,400
                                ========       ========
  Accretions                    $558,089       $357,392
                                ========       ========

As of December 31, 2005, $315,900 of cumulative dividends are in arrears on Series H Preferred Stock.

(b) Series J Preferred Stock:

We have designated 500,000 shares of our preferred stock as Series J Cumulative Convertible Preferred Stock with a stated and liquidation value of $10.00 per share. Series J Preferred Stock has cumulative dividend rights at 8.0% of the stated amount, ranks senior to common stock and is non-voting. It is also convertible into our common stock at a conversion price of $0.20 per common share. The Series J Preferred Stock is mandatorily redeemable for common stock on the fifth anniversary of its issuance. We have the option to redeem the Series J Preferred Stock for cash at 135% of the stated value. The holder has the option to redeem the Series J Preferred Stock for cash at 140% of the stated value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").
                                      F-70

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Based upon our evaluation of the terms and conditions of the Series J Preferred Stock, we concluded that its features were more akin to a debt instrument than an equity instrument, which means that our accounting conclusions are generally based upon standards related to a traditional debt security. Our evaluation concluded that the embedded conversion feature was not afforded the exemption as a conventional convertible instrument, since it did not meet the conditions for equity classification. Therefore, we are required to bifurcate the embedded conversion feature and carry it as a liability. We also concluded that the Default Put required bifurcation because, while puts on debt-type instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt-type instruments. We combined all embedded features that required bifurcation into one compound instrument that is carried as a component of derivative liabilities. In addition, due to the default and contingent redemption features of the Series J Preferred Stock, we classified this instrument as redeemable preferred stock, outside of stockholders' equity.


In September 2002, February 2003 and May 2003 we issued 100,000 shares, 50,000 shares and 50,000 shares, respectively, of Series J Preferred Stock for cash of $2,000,000. We also issued warrants for an aggregate of 14,000,000 shares of our common stock in connection with the financing arrangement. The warrants have terms of five years and an exercise price of $0.25. We initially allocated proceeds of $658,000 and $1,190,867 from the financing arrangements to the compound derivative discussed above and to the warrants, respectively. Since these instruments did not meet the criteria for classification, they are required to be carried as derivative liabilities, at fair value.

We estimated the fair value of the compound derivative on the inception dates, and subsequently, using the Monte Carlo Valuation technique, because that technique embodies all of the assumptions (including credit risk, interest risk, stock price volatility and conversion estimates) that are necessary to fair value complex derivative instruments. We estimated the fair value of the warrants on the inception dates, and subsequently, using the Black-Scholes-Merton Valuation technique, because that technique embodies all of the assumptions (including, volatility, expected terms, and risk free rates) that are necessary to fair value freestanding warrants. As a result of these estimates, our valuation model resulted in a compound derivative balance associated with the Series J Preferred Stock of $5,628,000 and $728,000 as of December 31, 2005 and December 31,2004, respectively. This amount is included in Derivative Liabilities on our balance sheet.

The following table illustrates fair value adjustments that we have recorded related to the derivative financial instruments associated with the Series J Preferred Stock.

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative         $(4,900,000)    $(644,000)
                              ===========     =========
  Warrant derivative          $(3,136,000)    $(713,600)
                              ===========     =========

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in our trading stock price and the credit risk associated with our financial instruments. The fair value of the warrant derivative is significantly affected by changes in our trading stock prices. Future changes in these underlying market conditions will have a continuing effect on derivative income (expense) associated with these instruments.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The discounts to the Series J Preferred Stock that resulted from the aforementioned allocations are being accreted through periodic charges to paid-in capital using the effective method. The following table illustrates the components of preferred stock dividends and accretions for the years ended December 31, 2005 and 2004:

                               Year ended     Year ended
                              December 31,   December 31,
                                  2005           2004
                              ------------   ------------
  Preferred stock dividends     $160,000       $160,000
                                ========       ========
  Accretions                    $385,218       $214,856
                                ========       ========

As of December 31, 2005 $480,000 of cumulative dividends are in arrears on Series J Preferred Stock.

(c) Series K Preferred Stock:

We have designated 500,000 shares of our preferred stock as Series K Cumulative Convertible Preferred Stock with a stated and liquidation value of $10.00 per share. Series K Preferred Stock has cumulative dividend rights at 8.0% of the stated amount, ranks senior to common stock and is non-voting. It is also convertible into our common stock at a fixed conversion price of $0.10 per common share. The Series K Preferred Stock is mandatorily redeemable for common stock on the fifth anniversary of its issuance. We have the option to redeem the Series K Preferred Stock for cash at 120% of the stated value. The holder has the option to redeem the Series K Preferred Stock for cash at 140% of the stated value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, listing of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put").

Based upon our evaluation of the terms and conditions of the Series K Preferred Stock, we concluded that it was more akin to a debt instrument than an equity instrument, which means that our accounting conclusions are based upon those related to a traditional debt security, and that it should afforded the conventional convertible exemption regarding the embedded conversion feature because the conversion price is fixed. Therefore, we are not required to bifurcate the embedded conversion feature and carry it as a liability. However, we concluded that the Default Put required bifurcation because, while puts on debt-type instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated debt-type instruments.. In addition, due to the default and contingent redemption features of the Series K Preferred Stock, we classified this instrument as redeemable preferred stock, outside of stockholders' equity.

In March 2004, we issued 80,000 shares of Series K Preferred Stock for cash of $800,000. In April 2004, we issued 15,000 shares of Series K Preferred Stock to extinguish debt with a carrying value of $150,000. At the time of these issuances, the trading market price of our common stock exceeded the fixed conversion price and, as a result, we allocated $160,000 and $60,000 from the March and April issuances, respectively, to stockholders' equity which amount represented a beneficial conversion feature. In addition, we recorded a debt extinguishment loss of $60,000 in connection with the April exchange of Series K Preferred Stock for debt because we estimated that it had a fair value that exceeded the carrying value of the extinguished debt by that amount. Finally, we allocated approximately $59,000 and $11,000 to the Default Puts, representing fair values, in connection with the March and April issuances, respectively.

We estimated the fair value of the Default Puts on the inception dates, and subsequently, using a cash flow technique that involves probability-weighting multiple outcomes at net present values. Significant assumptions underlying the probability-weighted outcomes included both our history of similar default events, all available information about our business plans that could give rise to or risk defaults, and the imminence of impending or current defaults. As a result of these subjective estimates, our valuation model resulted in Default Put balances associated with the Series K Preferred Stock of $206,200 and $73,644 as of December 31, 2005 and 2004, respectively. These amounts are included in Derivative Liabilities on our balance sheet. The following table illustrates fair value adjustments that we have recorded related to the Default Puts on the Series K Preferred Stock.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative          $(132,556)       $(3,768)
                               =========        =======
  Warrant derivative           $      --        $    --
                               =========        =======

Derivative income (expense) related to the Default Put includes changes to the fair value arising from changes in our estimates about the probability of default events and amortization of the time-value element embedded in our calculations. Higher derivative expense in the year ended December 31, 2005, when compared to the same period of 2004, reflected the increased probability that the Default Put would become exercisable because we would not timely file certain reports with the Securities and Exchange Commission. In fact, we ultimately did not file our Quarterly Report on Form 10-QSB for the June 2006 reporting period in a timely basis. While the Default Put became exercisable at that time, the holders of the Series K Preferred Stock did not exercise their right prior to curing the event. There can be no assurances that the holders of the Series K Preferred Stock would not exercise their rights should further defaults arise.

The discounts to the Series K Preferred Stock that resulted from the aforementioned allocations are being accreted through periodic charges to paid-in capital using the effective method. The following table illustrates the components of preferred stock dividends and accretions for the years ended December 31, 2005 and 2004:

                               Year ended     Year ended
                              December 31,   December 31,
                                  2005           2004
                              ------------   ------------
  Preferred stock dividends      $76,000        $57,000
                                 =======        =======
  Accretions                     $40,407        $30,140
                                 =======        =======

As of December 31, 2005, $133,000 of cumulative dividends are in arrears on Series K Preferred Stock.

(d) Other Preferred Stock Designations and Financings:

Series A Preferred: We have designated 500,000 shares of our preferred stock as Series A Convertible Preferred Stock. There were no Series A Preferred Stock outstanding during the periods presented.

Series B Preferred: We have designated 1,260,000 shares of our preferred stock as Series B Convertible Preferred Stock with a stated and liquidation value of $1.00 per share. Series B Preferred has cumulative dividend rights of 9.0%, ranks senior to common stock and has voting rights equal to the number of common shares into which it may be converted. Series B Preferred is convertible into common on a share for share basis. Based upon our evaluation of the terms and conditions of the Series B Preferred Stock, we have concluded that it meets all of the requirements for equity classification. We have 107,440 shares of Series B Preferred outstanding as of December 31, 2005.

Series D Preferred: We have designated 165,000 shares of our preferred stock as Series D Cumulative Convertible Preferred Stock with a stated and liquidation value of $10 per share. Series D Preferred has cumulative dividend rights of 6.0%, ranks senior to common stock and is non-voting. There are no shares of Series D Preferred Stock outstanding during any of the periods presented. However, we continue to have 611,250 warrants outstanding that were issued in connection with the original Series D Preferred Stock Financing arrangement.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Series F Preferred: We have designated 200,000 shares of our preferred stock as Series F Convertible Preferred Stock with a stated and liquidation value of $10 per share. There were 5,248 and 55,515 shares of Series F Preferred Stock outstanding as of December 31, 2005 and 2004, respectively. Series F Preferred is non-voting and convertible into common stock at a variable conversion price equal to the lower of $0.60 or 75% of the trading prices near the conversion date. In addition, the holder has the option to redeem the convertible notes payable for cash at 125% of the face value in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). We concluded that the conversion feature was not afforded the exemption as a conventional convertible instrument due to a variable conversion feature; and it did not otherwise meet the conditions for equity classification. Since equity classification is not available for the conversion feature, we were required to bifurcate the embedded conversion feature and carry it as a derivative liability, at fair value. We also concluded that the Default Put required bifurcation because, while puts on debt-type instruments are generally considered clearly and closely related to the host, the Default Put is indexed to certain events, noted above, that are not associated with debt-type instruments. These two derivative features were combined into one compound derivative instrument. In addition, due to the default and contingent redemption features of the Series F Preferred Stock, we classified this instrument as redeemable preferred stock, outside of stockholders' equity.

Series I Preferred: We have designated 200,000 shares of our preferred stock as Series I Convertible Preferred Stock with a stated and liquidation value of $10.00 per share. Series I Preferred has cumulative dividend rights at 8.0% of the stated value, ranks senior to common stock and is non-voting. Series I Preferred is convertible into a variable number of common shares at the lower conversion price of $0.40 or 75% of the average trading market price. There were no Series I Preferred Stock outstanding as of December 31, 2005. However, we had 30,000 shares outstanding during the year ended December 31, 2004. We accounted for Series I Preferred Stock, while it was outstanding as an instrument that was more akin to a debt instrument. We also bifurcated the embedded conversion feature and freestanding warrants issued with the financing and carried these amounts as derivative liabilities, at fair value. The table below reflects derivative income and (expense) associated with changes in the fair value of this derivative financial instrument.

The following table summarizes derivative income (expense) related to compound derivatives and freestanding warrant derivatives that arose in connection with the preferred stock transactions discussed above.

                               Year ended     Year ended
                              December 31,   December 31,
Derivative income (expense)       2005           2004
                              ------------   ------------
  Compound derivative         $   152,310     $ (22,535)
                              ===========     =========
  Warrant derivative          $(2,186,140)    $(900,868)
                              ===========     =========

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following table summarizes preferred stock dividends related to the convertible preferred stock discussed above:

                               Year ended     Year ended
                              December 31,   December 31,
                                  2005            2004
                              ------------   ------------
  Preferred stock dividends      $15,600        $31,200
                                 =======        =======
  Accretions                     $    --        $    --
                                 =======        =======

Note 8. - Share Based Payments

On April 6, 2005, our Board of Directors adopted an incentive share-based plan (the "2005 Stock Incentive Plan") that provides for the grant of stock options for up to 10,397,745 shares of our common stock to our directors, officers, key employees, and consultants. On May 10, 2005, our Board of Directors adopted the recommendation of our Compensation Committee to grant options for 8,922,745 shares to our directors and key employees. As of December 31, 2005, there were 1,475,000 shares of common stock reserved for issuance under our stock plan. Options granted under 2005 Stock Incentive Plan have a contractual life of 10 years and vest over two years in equal annual installments with the first third exercisable on the grant date, provided that the individual is continuously employed by us.

In years prior to 2005, we granted options for 650,000 shares to now former employees and options for 220,000 shares to now former directors, all which are fully vested and exercisable, under individual plans. Currently, there are no shares reserved for future issuance under these individual plans.

We adopted the fair-value provisions of FAS No. 123, effective January 1, 2005, and we recorded compensation costs aggregating $798,870 for the twelve months ended December 31, 2005. We recognized no tax benefit for share-based compensation arrangements due to the fact that we are in a cumulative loss position and recognize no tax benefits in our Consolidated Statements of Operations.

We estimate the fair value of each stock option on the date of grant using a Black-Scholes-Merton (BSM) option-pricing formula, applying the following assumptions and amortize that value to expense over the options' vesting periods using the straight-line attribution approach. In addition to the issuance of the outstanding options discussed above, we granted options for 750,000 shares in 2004, which were part of the options for 5,395,000 shares that were exchanged into an equivalent number of common shares in 2004, as discussed further below.

                                                    2005
                                                    ----
                         Expected Term (in years)     6
                         Risk-free rate               5%
                         Expected volatility        141%
                         Expected dividends           0%

Expected Term: The expected term represents the period over which the share-based awards are expected to be outstanding. It has been determined as the midpoint between the vesting date and the end of the contractual term.

Risk-Free Interest Rate: We based the risk-free interest rate used in our assumptions on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the stock option award's expected term.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Expected Volatility: The volatility factor used in our assumptions is based on the historical price of our stock over the most recent period commensurate with the expected term of the stock option award.

Expected Dividend Yield: We do not intend to pay dividends on our common stock for the foreseeable future. Accordingly, we use a dividend yield of zero in our assumptions.

A summary of option activity under the stock incentive plan for the years ended December 31, 2005 and 2004 are presented below:

                                                    2005                    2004
                                           ---------------------   ----------------------
                                                       Weighted-                Weighted-
                                             Number     Average      Number      Average
                                               of       Exercise       of        Exercise
                  Options                   Options      Price       Options      Price
----------------------------------------   ---------   ---------   ----------   ---------
Outstanding Balance at beginning of year   1,025,000     $0.46      7,903,705    $ 0.43
Granted                                    9,122,743     $0.28        750,000    $ 0.29
Exercised                                         --        --             --        --
Forfeited                                   (547,321)    $0.28             --        --
Expired                                           --        --     (2,233,705)   $(0.76)
Cancelled                                         --        --     (5,395,000)   $(0.27)
                                           ---------               ----------
Outstanding at the end of the year         9,600,422     $0.30      1,025,000    $ 0.46
                                           =========               ==========
Exercisable at the end of the year         3,816,806     $0.33      1,025,000    $ 0.46
                                           =========               ==========

The following table summarized the status of the stock options outstanding and exercisable at December 31, 2005:

                               2005                           2005
                        Options Outstanding            Options Exercisable
                -----------------------------------   ---------------------
                             Weighted-
                              Average
                             Remaining    Weighted-               Weighted-
Range             Number    Contractual    Average      Number     Average
of Exercise         of          Term       Exercise       of       Exercise
Prices           Options     (in years)     Price      Options      Price
-------------   ---------   -----------   ---------   ---------   ---------
$.20 to $.35    9,200,422       9.18        $0.28     3,416,806     $0.16
$.60 to $1.00     400,000       4.94        $0.78     8 400,000     $0.78
                ---------                             ---------
                9,600,422       9.00        $0.30     3,816,806     $0.22
                =========                             =========

The weighted-average exercise prices and weighted-average fair values of options granted during 2005 for which the exercise prices exceeded the market prices of the stock was $0.23 and $0.15, respectively. The weighted-average exercise price and weighted-average fair value of options granted during 2005 for which the exercise price equaled the market price of the stock was $0.61 and $0.56, respectively. There were no exercises of options during the years ended December 31, 2005 and 2004.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


During 2004 we granted options for 750,000 shares which were cancelled and converted into common shares. These options were part of options for 5,395,000 shares that were exchanged into an equivalent number of unregistered common shares in 2004. In connection with such cancellation, we recorded $269,750 of compensation expenses at the value of $.05 per each common share. This valuation was discounted from the quoted market price of $.08 due to restrictions imposed by insider trading and short swing profits rules on the transferability of such shares that were issued to our directors and senior management.

In May 2005, we extended the contractual life of fully vested options for 770,000 shares held by two directors. As a result of that modification, we have recognized, on a restated basis, additional compensation expense of $104,000 for the second quarter of 2005

Note 9 - Stockholders' Deficit

(a) Convertible Preferred Stock

We have designated 1,260,000 shares of our preferred stock as Series B Convertible Preferred Stock. Series B Preferred accumulates dividends at the rate of 9% per annum, payable only upon liquidation or redemption, as a percentage of the stated value, out of the assets and available funds. Voting rights of the Series B Convertible Preferred stock are the same as our common stock. Series B Convertible Preferred stock is convertible anytime after December 31, 1997 to our common stock at the fixed ratio of one share of common stock for one share of Series B Convertible Preferred stock surrendered for conversion. We account for Series B Preferred Stock as perpetual preferred equity.

(b) Common Stock Warrants

As of December 31, 2005, we had the following outstanding warrants:

                                                                     Warrants/
                                                       Expiration     Options    Exercise
Warrants                                  Grant date      date        Granted      Price
---------------------------------------   ----------   ----------   ----------   --------
Series D Preferred Stock Financing          3/9/1999   11/17/2008       17,500     0.100
Series D Preferred Stock Financing         4/23/1999   11/17/2008        8,750     0.100
Series D Preferred Stock Financing          2/1/2000   11/17/2008      130,000     0.100
Series D Preferred Stock Financing          2/1/2000   11/17/2008      455,000     0.100
Series F Preferred Stock Financing        10/13/2000   11/17/2008    1,038,259     0.100
Series H Preferred Stock Financing         12/5/2001    12/4/2006    2,637,500     0.500
Series H Preferred Stock Financing         1/30/2002    1/30/2007      375,000     0.500
Series H Preferred Stock Financing         2/15/2002    2/14/2007      125,000     0.500
Series H Preferred Stock Financing         3/18/2002    3/17/2007    1,250,000     0.500
January 2005 Convertible Debt Financing   11/20/2003   11/20/2008    2,000,000     0.050
Warrant to Licensor                        6/20/2005    6/19/2007    1,000,000     0.050
Warrant Consultant                          4/8/2005     4/7/2007    1,000,000     0.250
Warrant to Distributor                     8/30/2005    8/29/2008   30,000,000     0.360
April 2004 Financing                       4/20/2004      4/19/09    1,500,000     0.100
October 2004 Financing                    10/29/2004   10/28/2009      500,000     0.100
January 2005 Financing                       1/31/05    1/30/2010    2,000,000     0.100
November 2005 Common Stock Financing      11/28/2005   11/27/2010   15,667,188     0.800
November 2005 Common Stock Financing      11/28/2005   11/27/2010    1,012,500     0.500
Other Financings                          12/27/2001    2/28/2007       25,000     0.400
                                                                    ----------
Total Warrants                                                      60,741,697
                                                                    ==========

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Certain conversion features in our debt and preferred stock are indexed to a variable number of common shares based upon our trading stock price. Accordingly, in the event of stock price declines, we may have insufficient shares to share-settle all of our contracts that are convertible into or exercisable for common stock. As a result, current accounting standards require us to assume that we would not have sufficient authorized shares to settle these other warrants and, therefore, reclassify other warrants and contracts that were otherwise carried in stockholders' equity to derivative liabilities. Such warrants and contracts that required reclassification were indexed to 49,504,688 and 47,679,688 shares of our common stock as of December 31, 2005 and 2004, respectively. We are not required to reclassify certain exempt contracts and employee stock options, so those items are not included in this caption. Derivative income (expense) associated with these other warrants for the years ended December 31, 2005 and 2004 are as follows:

Derivative income (expense)       2005          2004
                              -----------   ---------
  Warrant derivative          $(7,336,788)  $(316,829)
                              ===========   =========

Activity for our common stock warrants is presented below:

                                                                Weighted
                                                                 Average
                                                     Shares       Price
                                                  -----------   --------
Total warrants outstanding at December 31, 2003    34,700,277    $ 0.33
Warrants granted                                   27,950,000      1.03
Warrants exercised                                         --        --
Warrants expired                                      (33,000)    (2.75)
                                                  -----------    ------
Total warrants outstanding at December 31, 2004    62,617,277    $ 0.64
Warrants granted                                   66,329,688      0.39
Warrants exercised                                (32,873,601)    (0.15)
Warrants expired                                   (3,331,667)    (1.62)
Warrants redeemed                                 (32,000,000)    (0.18)
                                                  -----------    ------
Total warrants outstanding at December 31, 2005    60,741,697    $ 0.44
                                                  ===========    ======

(c) Other Stockholders' Equity Transactions

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Year ended December 31, 2005

Quarter Ended March 31, 2005

      New Financing: January 2005 Convertible Notes. On January 31, 2005, we closed a funding transaction with Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital Aktiengesellschaft and Whalehaven Funds Limited, five institutional accredited investors, for the issuance and sale to the Subscribers of up to $2,300,000 of principal amount of promissory notes convertible into shares of our common stock, and Warrants to purchase shares of common stock at 100% coverage of the common stock issuable in accordance with the principal amount of the notes. One Million One Hundred Fifty Thousand Dollars ($1,150,000) of the purchase price was paid on the initial closing date, and One Million One Hundred Fifty Thousand Dollars ($1,150,000) of the purchase price will be payable within five (5) business days after the actual effectiveness of an SB-2 Registration Statement as defined in the Subscription Agreement. The initial closing notes were at prime plus 4% interest in the aggregate amount of $1,150,000, plus five-year Warrants for the purchase of, in the aggregate, 9,200,000 shares of common stock, at the lesser of (i) $0.16, or (ii) 101% of the closing bid price of the Common Stock as reported by Bloomberg L.P. for the OTC Bulletin Board for the trading day preceding the Closing Date. The notes are convertible into shares of our common stock at $0.125 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes have a maturity date two years from closing and are payable in twelve equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which, subject to certain conditions concerning trading volume and price, can be paid in cash at 103% of the monthly installment, or common stock or a combination of both. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors, or a change in the present CEO. In connection with this transaction, we issued restricted common stock in the aggregate amount of 460,000 shares plus the aggregate cash amount of $57,500 for due diligence fees to the investors in this transaction. We issued the Convertible Promissory Note and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. The underlying common stock is now registered pursuant to a Form SB-2 registration statement declared effective August 2, 2005.

      November 2003 Convertible Notes. We converted $25,000 of our November 2003 Convertible Promissory Notes into 549,340 shares of common stock pursuant to a notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion included $2,467 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on August 3, 2004.

      April 2004 Convertible Notes. We converted $99,999 of our April 2004 Convertible Promissory Notes into 1,141,387 shares of common stock pursuant to notices of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversions included $14,138 of accrued and unpaid interest. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      June 2004 Convertible Notes. We converted $41,666 of our June 2004 Convertible Promissory Notes into 430,327 shares of restricted common stock pursuant to a notice of conversion from Longview Fund LP, at a fixed conversion price of $0.15. The conversion included $22,822 of accrued and unpaid interest. We issued the Convertible Promissory Note and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. The underlying common stock is now registered pursuant to a Form SB-2 registration statement declared effective April 18, 2005.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Quarter Ended June 30, 2005

      New Financing: April 2005 Convertible Note. On April 21, 2005, we closed a funding transaction with Alpha Capital Aktiengesellschaft for the issuance of a convertible 10% note in the aggregate amount of $300,000. The promissory note is convertible into shares of common stock of the Company at $0.20 per common share. Conversions are limited to a maximum ownership of 9.99% of the Company's common stock at any one time. The note has an October 31, 2005 maturity and is payable in five equal monthly installments, commencing June 1, 2005. The installment payments consist of principal (equal to 1/5th of the initial principal amount) plus accrued interest. Installments can be paid in cash or common stock valued at the average closing price of the Company's common stock during the five trading days immediately preceding the relevant installment due date. The Company has repriced Class B Warrants issued on June 30, 2004 from $2.00 per share to $0.125 per share and issued restricted common stock in the aggregate amount of 93,750 shares for finder's fees to a third-party to facilitate this transaction. The Company has the right to prepay the promissory note by paying to the holder cash equal to 120% of the principal to be prepaid plus accrued interest. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors or a change in the present CEO of the Company. The common stock underlying the note and the finder's fee common stock have "piggy back" registration rights. We issued the convertible note and finder's fee common stock to accredited investors, pursuant to a Regulation D offering.

      New Financing: May 2005 Convertible Notes On May 23, 2005, we closed a funding transaction (the "May '05 Transaction") with Longview Fund, LP, Whalehaven Funds Limited, Ellis International Ltd., and Osher Capital Corp., four institutional accredited investors, for the issuance and sale to the Subscribers of Five Hundred Thousand Dollars ($500,000) of principal amount of promissory notes convertible into shares of our common stock and Warrants to purchase shares of common stock at 100% coverage of the common stock issuable in accordance with the principal amount of the notes. This May '05 Transaction was a part of a January 23, 2005 funding transaction for an aggregate of Two Million Three Hundred Thousand Dollars ($2,300,000), One Million One Hundred Fifty Thousand Dollars ($1,150,000) of which was paid on the initial closing date, and One Million One Hundred Fifty Thousand Dollars ($1,150,000) of which (the "Second Tranche") was to be payable within five (5) business days after the actual effectiveness of an SB-2 Registration Statement covering the aggregate transaction, as defined in the Subscription Agreement. The May '05 Transaction for Five Hundred Thousand Dollars ($500,000) is a partial interim closing of the Second Tranche, which occurred prior to the anticipated effectiveness of the SB-2 Registration Statement covering the aggregate transaction. Contemporaneous with the May '05 Transaction, we agreed to a modification of the January 23, 2005 aggregate transaction for the substitution of Ellis International Ltd. and Osher Capital Corp. in the place of Alpha Capital Aktiengesellschaft, one of the original investors. The May '05 Transaction convertible notes are at prime plus 4% interest in the aggregate amount of $500,000, plus five-year Warrants for the purchase of, in the aggregate, 4,000,000 shares of common stock, at an exercise price of $0.129. The notes are convertible into shares of our common stock at $0.125 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes have a maturity date two years from closing and are payable in twelve equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which, subject to certain conditions concerning trading volume and price, can be paid in cash at 103% of the monthly installment or common stock or a combination of both. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors, or a change in the present CEO. In connection with this transaction, we issued restricted common stock in the aggregate amount of 200,000 shares plus the aggregate cash amount of $25,000 for due diligence fees to Longview Fund, LP, Gem Funding LLC, Ellis International Ltd., and Osher Capital Corp. in this transaction. The Second Tranche of the January 23, 2005 aggregate transaction, now in the amount of $650,000, remains outstanding and will be triggered by the effectiveness of the pending SB-2 registration statement.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Conversions: November 2003 Convertible Notes. We converted $50,000 of our November 2003 Convertible Promissory Note into 1,106,740 shares of common stock pursuant to a notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion included $5,337 of accrued and unpaid interest. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on August 3, 2004.

      Warrant Exercise: November 2003 Warrant. We issued 1,000,000 shares of common stock to Gamma Opportunity Capital Partners LP pursuant to the exercise of a Warrant issued in connection with the November 2003 financing transaction, and received $50,000 in warrant exercise payments. The shares of common stock underlying the warrant were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 3, 2004.

      Warrant Exercise: April 2004 Warrant. We issued 1,500,000 shares of common stock to Longview Fund LP pursuant to the exercise of a Warrant issued in connection with the April 2004 financing transaction, and received $225,000 in warrant exercise payments. The shares of common stock underlying the warrant were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 3, 2004.

      Conversions: June 2004 Convertible Notes. We converted $528,573 of our June 2004 Convertible Promissory Notes into 5,633,039 shares of common stock pursuant to notices of conversion from Longview Fund LP, Gem Funding LLC, Whalehaven Capital Fund Limited, Stonestreet Limited Partnership and Bi-Coastal Consulting Corp. at a fixed conversion price of $0.10. The conversion included $33,689 of accrued and unpaid interest. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

      Warrant Exercise: June 2004 Warrant. We issued 2,200,000 shares of common stock to Longview Fund LP, Whalehaven Capital Fund Limited and Stonestreet Limited Partnership pursuant to the exercise of Warrants issued in connection with the June 2004 financing transaction, and received $309,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

      Conversions: October 2004 Convertible Notes. We converted $446,250 of our October 2004 Convertible Promissory Notes into 4,718,514 shares of common stock pursuant to notices of conversion from Longview Fund LP, Gem Funding LLC, Whalehaven Capital Fund Limited, Stonestreet Limited Partnership and Bi-Coastal Consulting Corp. at a fixed conversion price of $0.10. The conversion included $25,602 of accrued and unpaid interest. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

      Warrant Exercise: October 2004 Warrant. We issued 1,700,000 shares of common stock to Longview Fund LP, Whalehaven Capital Fund Limited and Stonestreet Limited Partnership pursuant to the exercise of Warrants issued in connection with the October 2004 financing transaction, and received $248,700 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

      Conversions: December 2004 Convertible Notes. We converted $210,000 of our December 2004 Convertible Promissory Notes into 2,176,706 shares of common stock pursuant to notices of conversion, to Momona Capital Corp. and Ellis International Ltd Inc., at a fixed conversion price of $0.10 per share. The conversion included $7,450 of accrued and unpaid interest. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on April 18, 2005.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Warrant Exercise: December 2004 Warrant. We issued 500,000 shares of common stock to Momona Capital Corp. and Ellis International Ltd Inc., pursuant to the exercise of Warrants issued in connection with the December 2004 financing transaction, and received $72,500 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

      Conversions: January 2005 Convertible Notes. We converted $534,304 of our January 2005 Convertible Promissory Notes into 4,461,685 shares of restricted common stock pursuant to notices of conversion, to Longview Fund LP, Longview Equity Fund LP and Longview International Equity Fund LP at a fixed conversion price of $0.125 per share. We issued the Convertible Promissory Note and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. The underlying common stock is now registered pursuant to a Form SB-2 registration statement declared effective August 2, 2005.

      Conversions: Series F Convertible Preferred. We converted 31,134 shares of our Series F Convertible Preferred, having a stated value of $311,340 into 2,903,839 shares of common stock pursuant to notices of conversion, to Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. We issued the Series F Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series H Convertible Preferred. We converted 100,000 shares of our Series H Convertible Preferred, having a stated value of $1,000,000 into 2,500,000 shares of common stock pursuant to notices of conversion, to four individual and two institutional investors. We issued the Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series I Convertible Preferred. We converted 20,000 shares of our Series I Convertible Preferred, having a stated value of $200,000 into 2,354,808 shares of common stock pursuant to a notice of conversion, to Alpha Capital AG. We issued the Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Warrant Exercise: Series I Warrant. We issued 1,333,333 shares of restricted common stock to Alpha Capital AG, pursuant to the exercise of Warrants issued in connection with the Series I financing transaction, and received $133,333 in warrant exercise payments. The shares of common stock underlying the warrants are now registered pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 2, 2005.

      Private Placements. On May 17, 2005 we issued the aggregate of 27,500 restricted shares of the Company's common stock, with a recorded value of $4,950, to eleven product sales brokers as a bonus for the performance of services for the Company. We issued the restricted common stock pursuant to
Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering.

      S-8 Registration. On April 14, 2005 and April 18, 2005, we issued 750,000 and 250,000 shares, respectively, of our common stock to Geoffrey Eiten, for services rendered for strategic business planning. These shares were part of 1,500,000 shares of the Company's common stock registered under a Form S-8 registration statement filed December 23, 2004.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Warrant Issue. On June 20, 2005, we issued one year Warrant to Marvel Enterprises Inc. to purchase 1,000,000 shares of our common stock a $0.05 per share. This Warrant was issued in connection with the execution of a License Agreement with Marvel for the United States, Canada and Mexico. We issued the Warrant pursuant to Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering.

Quarter Ended September 30, 2005

      Warrant Exercise: Series D Warrant. We issued 696,042 shares of common stock to Longview Fund LP, Longview Equity Fund LP, Longview International Equity Fund LP and Esquire Trade & Finance Inc., pursuant to the cashless exercises of warrants for 763,750 shares of common stock. We issued the Warrants and the underlying common stock upon exercise to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series F Convertible Preferred. We converted 19,133 shares of our Series F Convertible Preferred, having a stated value of $191,330 into 804,752 shares of common stock pursuant to notices of conversion to Amro International, SA. We issued the Series F Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Warrant Exercise: Series F Warrant. We issued 3,345,417 shares of common stock to Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. and Libra Finance, SA., pursuant to the cashless exercise of warrants for 3,676,518 shares of common stock. We issued the Warrants and the underlying common stock upon exercise to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series H Convertible Preferred. We converted 1,000 shares of our Series H Convertible Preferred, having a stated value of $10,000 into 25,000 shares of common stock pursuant to notices of conversion, to one individual investor. We issued the Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series I Convertible Preferred. We converted 10,000 shares of our Series I Convertible Preferred, having a stated value of $100,000 into 656,953 shares of common stock pursuant to a notice of conversion, to Tradersbloom Limited. The conversion included $24,000 of accrued and unpaid interest. We issued the Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: April 2004 Convertible Notes. We converted $250,000 of our April 2004 Convertible Promissory Notes into 2,808,219 shares of common stock pursuant to notices of conversion from Osher Capital Inc., Ellis International Ltd Inc. and Alpha Capital AG. The conversion included $3,082 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on August 4, 2004.

      Conversions: June 2004 Convertible Notes. We converted $250,000 of our June 2004 Convertible Promissory Notes into 2,796,575 shares of common stock pursuant to notices of conversion from Alpha Capital AG at a fixed conversion price of $0.10. The conversion included $29,657 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Conversions: October 2004 Convertible Notes. We converted $125,000 of our October 2004 Convertible Promissory Notes into 1,342,808 shares of common stock pursuant to notices of conversion from Alpha Capital AG at a fixed conversion price of $0.10. The conversion included $9,280 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

      Warrant Exercise: December 2004 Warrant. We issued 300,000 shares of common stock to Momona Capital Corp. pursuant to the exercise of Warrants issued in connection with the December 2004 financing transaction, and received $30,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

      Conversions: January 2005 Convertible Notes. We converted $500,071 of our January 2005 Convertible Promissory Notes into 4,186,644 shares of restricted common stock pursuant to notices of conversion, to Longview Fund LP, Longview Equity Fund LP and Longview International Equity Fund LP at a fixed conversion price of $0.125 per share. The conversion included $23,260 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      Warrant Exercise: January 2005 Warrant. We issued 7,200,000 shares of common stock to Whalehaven Capital Fund Limited, Longview Fund LP, Longview Equity Fund LP and Longview International Equity Fund LP pursuant to the exercise of Warrants issued in connection with the January 2005 financing transaction, and received $720,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 2, 2005.

      Conversions: April 2005 Convertible Notes. We converted $300,000 of our April 2005 Convertible Promissory Note into 1,556,438 shares of restricted common stock pursuant to notices of conversion, to Alpha Capital AG at a fixed conversion price of $0.20 per share. The conversion included $11,288 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      Conversions: May 2005 Convertible Notes. We converted $475,000 of our May 2005 Convertible Promissory Notes into 4,141,270 shares of restricted common stock pursuant to notices of conversion, to Whalehaven Capital Fund Limited, Ellis International Ltd, Longview Fund LP and Osher Capital Corp. The conversion included $9,317 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      Warrant Exercise: May 2005 Warrant. We issued 4,000,000 shares of common stock to Whalehaven Capital Fund Limited, Ellis International Ltd, Longview Fund LP and Osher Capital Corp. pursuant to the exercise of Warrants issued in connection with the January 2005 financing transaction, and received $400,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 2, 2005.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      New Financing: August 2005 Convertible Notes On August 18, 2005, we closed a funding transaction (the "August '05 Transaction") with Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP, three institutional accredited investors, for the issuance and sale to the Subscribers of Six Hundred Fifty Thousand Dollars ($650,000) of principal amount of promissory notes convertible into shares of our common stock and Warrants to purchase shares of common stock at 100% coverage of the common stock issuable in accordance with the principal amount of the notes. This August'05 Transaction was a part of a January 23, 2005 funding transaction for an aggregate of Two Million Three Hundred Thousand Dollars ($2,300,000). The August '05 Transaction is the Second Tranche of the January '05 transaction, which occurred upon the effectiveness of the SB-2 Registration Statement covering the aggregate transaction. The August'05 Transaction convertible notes are at prime plus 4% interest in the aggregate amount of $650,000, plus five-year Warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at an exercise price of $0.129. The notes are convertible into shares of our common stock at $0.125 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes have a maturity date two years from closing and are payable in twelve equal monthly installments. The installment payments consist of principal equal to 1/20th of the initial principal amount which, subject to certain conditions concerning trading volume and price, can be paid in cash at 103% of the monthly installment, or common stock or a combination of both. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors, or a change in the present CEO. In connection with this transaction, we issued restricted common stock in the aggregate amount of 260,000 shares plus the aggregate cash amount of $32,500 for due diligence fees to Longview Fund companies. We issued the equity equivalents, the underlying common stock upon conversion and the finders' fee common stock pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      On September 30, 2005, we prepaid $250,000 of the aggregate $650,000 of the August '05 Transaction notes, as follows: $57,692 to Longview Fund, LP, $144,231 to Longview Equity Fund, LP and $ $48,077 to Longview International Equity Fund, LP. The holders of these notes waived the prepayment premium in lieu of their retention of warrants attached to August '05 Transaction.

      Conversions: August 2005 Convertible Notes. We converted $91,217 of our August 2005 Convertible Promissory Notes into 743,750 shares of restricted common stock pursuant to a notice of conversion, to Longview Fund LP, at a fixed conversion price of $0.125 per share. The conversion included $1,752 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      Warrant Exercise: August 2005 Warrant. We issued 5,200,000 shares of common stock to Longview Fund LP, Longview Equity Fund LP and Longview International Equity Fund LP pursuant to the exercise of Warrants issued in connection with the August 2005 financing transaction, and received $520,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 2, 2005.

      Private Placements. On August 3, 2005 we issued 500,000 restricted shares of our common stock to Geoffrey Eiten, for services rendered for strategic business planning. We issued the restricted common stock pursuant to Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      On August 29 and September 19, 2005 we issued the aggregate of 1,000,000 restricted shares of our common stock to National Financial Communications Corp. pursuant to the exercise of Warrants issued in connection with a consulting agreement for services rendered for strategic business planning. We issued the restricted common stock pursuant to Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering.

      On September 19, 2005, we issued 450,000 restricted shares of our common stock to Alpha Capital AG, an accredited investor, in a sale not involving a public offering at a price of $1.00 per share. We issued the common stock pursuant to a Regulation D offering.

      Warrant Issue. On August 31, 2005, we issued a three year Warrant to Coca-Cola Enterprises Inc. to purchase 30,000,000 shares of our common stock a $0.36 per share. During the first 18 months of the exercise period, the Company has the option to "call" the exercise of up to 10,000,000 shares of common stock issuable upon exercise of the Warrant, upon the Company's satisfaction of certain conditions, including a trading price of not less than $1.08 per share for 20 consecutive trading days. This Warrant was issued in connection with the execution of a Master Distribution Agreement on August 31, 2005. We issued the Warrant pursuant to Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering. The Company will record an $11,900,000 net charge in deferred distribution costs for the issuance of a three year warrant to Coca-Cola Enterprises to purchase of 30,000,000 shares of our common stock in connection with the Master Distribution Agreement. The Company will recognize that cost as a selling expense over the 10-year term of the agreement.

Quarter Ended December 31, 2005

      On November 28, 2005, we closed a funding transaction with 13 accredited institutional investors, for the issuance and sale of 40,500,000 shares of our common stock for a purchase price of $20,250,000. In addition, we also issued five-year warrants for the purchase of an additional 15,187,500 shares of common stock at an exercise price of $0.80 per share. The securities are restricted and have been issued pursuant to an exemption to the registration requirements of
Section 5 of the Securities Act of 1933 for "transactions of the issuer not involving any public offering" provided in Section 4(2) of the Act and pursuant to a Regulation D offering. In connection with this financing, we issued common stock purchase warrants to purchase 1,012,500 shares of common stock at an exercise price of $.50 per share and 304,688 shares of common stock at an exercise price of $.80 per share to SG Cowen & Co., LLC, who acted as placement agent for this financing.

      The shares of common stock and the shares of common stock underlying the warrants carry registration rights that obligate us to file a registration statement within 45 days from closing and have the registration statement declared effective within 120 days from closing.


All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, or business associates of Bravo! Brands Inc., and transfer was restricted by Bravo! Brands Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Warrant Exercise: June 2004 Warrant. In December 2005, we issued 2,500,000 shares of common stock to Alpha Capital AG pursuant to the exercise of a "B" Warrant issued in connection with the June 2004 financing transaction and received $250,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

Year ended December 31, 2004

      On February 1, 2004, we agreed to issue 750,000 shares of our common stock and warrants to purchase an additional 750,000 shares of common stock to Marvel Enterprises, Inc. We issued this equity in connection with the grant of an intellectual property license by Marvel on January 17, 2004, giving us the right to use certain Marvel Comics characters on our Slammers(R) line of flavored milks. The warrants have an exercise price of $0.10 per share for the first year and, upon the occurrence of certain conditions tied to the royalty performance under the license, can be extended for an additional year with an exercise price of $0.14 per share. We made this private offering to Marvel Enterprises, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On February 12, 2004, we held a special meeting of shareholders at which the shareholders approved an increase of our authorized common stock from 50,000,000 shares to 300,000,000 shares.

      On February 17, 2004, we converted 875 shares of Series G Convertible Preferred Stock into 215,164 shares of common stock pursuant to a January 12, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.0407. The conversion included accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Nesher, LP.

      On February 17, 2004, we converted 1,400 shares of Series G Convertible Preferred Stock into 343,980 shares of common stock pursuant to a January 12, 2004 notice of conversion from Talbiya Investments, Ltd., at a conversion price of $0.0407. The conversion included accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Talbiya Investments, Ltd.

      On February 17, 2004, we converted 700 shares of Series G Convertible Preferred Stock into 172,162 shares of common stock pursuant to a January 12, 2004 notice of conversion from The Keshet Fund, LP, at a conversion price of $0.0407. The conversion included accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of The Keshet Fund, LP.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      On February 17, 2004, we converted 2,025 shares of Series G Convertible Preferred Stock into 497,951 shares of common stock pursuant to a January 12, 2004 notice of conversion from Keshet LP, at a conversion price of $0.0407. The conversion included accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were retired and cancelled on March 5, 2004 and issued to third parties on that date in accordance with the instructions of Keshet, LP.

      On March 1,2004, we issued 80,000 shares of non-voting Series K 8% Convertible Preferred stock, to Mid-Am Capital, LLC, having a stated value of $10.00 per Preferred K share, for the aggregate purchase price of $800,000. Each preferred share is convertible to 100 shares of our common stock at a conversion price of $0.10, representing 8,000,000 shares of common stock underlying the preferred. In addition, we made the following adjustments to prior issued warrants for the purpose of facilitating future fund raising by us arising out of the exercise of the warrants by Holder. The purchase price, as defined in the Warrant No. 2003-B-002, has been reduced to $0.10, subject to further adjustment as described in the warrant. The expiration date, as defined in the warrant, remains as stated. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      On March 9, 2004, we converted 5,000 shares of Series F Convertible Preferred Stock into 1,315,789 shares of common stock pursuant to a January 8, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.038. The conversion did not include accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were issued to third parties on that date in accordance with the instructions of Esquire Trade & Finance Inc.

      On April 1 2004, we converted 5,000 shares of Series F Convertible Preferred Stock into 1,315,789 shares of common stock pursuant to a January 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.038. The conversion did not include accrued and unpaid dividends on the converted preferred. We delayed processing this notice in light of our special meeting of shareholders held February 12, 2004. The shares of common stock issued pursuant to this conversion were issued to third parties on that date in accordance with the instructions of Austinvest Anstalt Balzers. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 2, 2004, the Company and Mid-Am Capital, LLC entered into Supplement No.1 to the Series K Convertible Preferred Subscription Agreement, by which we sold an additional 15,000 shares of our Series K Convertible Preferred Stock utilizing the proceeds from a certain promissory note issued by us to Mid-Am in the face amount of $150,000. With the consummation of this sale, the $150,000 promissory note was deemed paid by us in full. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 8, 2004, we converted 4,862 shares of Series G Convertible Preferred Stock into 700,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $11,089 on the preferred converted. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      On April 8, 2004, we converted 4,478 shares of Series G Convertible Preferred Stock into 650,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from Talbiya B. Investments, Ltd., at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $10,662 on the preferred converted. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 8, 2004, we converted 1,919 shares of Series G Convertible Preferred Stock into 275,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from The Keshet Fund, LP, at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $4,265 on the preferred converted. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 8, 2004, we converted 7,677 shares of Series G Convertible Preferred Stock into 1,100,000 shares of common stock pursuant to a March 25, 2004 notice of conversion from Keshet, LP, at a conversion price of $0.0853. The conversion included accrued and unpaid dividends of $17,060 on the preferred converted. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 20, 2004, we entered into a Subscription Agreement with Longview Fund, LP and Alpha Capital Aktiengesellschaft for the issuance of two convertible 10% notes in the amount of $250,000 each and five-year warrants for the purchase of, in the aggregate, 3,000,000 shares of common stock, at $0.15 per share. The notes are convertible into shares of our common stock at $0.10 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing November 1, 2004. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on October 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, we issued two additional notes in the aggregate amount of $50,000, upon identical terms as the principal notes, as a finder's fee, and paid $20,000 in legal fees. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

      On April 30, 2004, we converted 20,000 shares of Series F Convertible Preferred Stock into 1,945,525 shares of common stock pursuant to an April 27, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.1028. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 30, 2004, we converted 20,000 shares of Series F Convertible Preferred Stock into 1,945,525 shares of common stock pursuant to an April 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.1028. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 30, 2004, we converted 2,500 shares of Series F Convertible Preferred Stock into 243,191 shares of common stock pursuant to an April 27, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.1028. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On April 30, 2004, we converted 2,500 shares of Series F Convertible Preferred Stock into 243,191 shares of common stock pursuant to an April 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.1028. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      On May 20, 2004, we converted 9,226 shares of Series G Convertible Preferred Stock into 620,578 shares of common stock pursuant to a May 19, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.148. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On May 20, 2004, we converted 13,972 shares of Series G Convertible Preferred Stock into 939,782 shares of common stock pursuant to a May 19, 2004 notice of conversion from Keshet, LP, at a conversion price of $0.148. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering.

      On June 17, 2004, we issued 87,195 of our common stock to Stephen Nollau, a former consultant, for services rendered. We issued the common stock pursuant to a Form S-8 registration statement, filed by us on June 16, 2004.

      On June 29, 2004, we converted 234 shares of Series G Convertible Preferred Stock into 13,604 shares of common stock pursuant to a June 15, 2004 notice of conversion from Nesher, LP, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred held by this investor.

      On June 29, 2004, we converted 1,850 shares of Series G Convertible Preferred Stock into 107,558 shares of common stock pursuant to a June 15, 2004 notice of conversion from Keshet, LP, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred held by this investor.

      On June 29, 2004, we converted 3,472 shares of Series G Convertible Preferred Stock into 201,860 shares of common stock pursuant to a June 15, 2004 notice of conversion from The Keshet Fund, LP, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred held by this investor.

      On June 29, 2004, we converted 8,091 shares of Series G Convertible Preferred Stock into 470,406 shares of common stock pursuant to a June 15, 2004 notice of conversion from Talbiya B. Investments, Ltd, at a conversion price of $0.172. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. This conversion exhausted the outstanding Series G convertible preferred held by this investor.

      On June 30, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited, Stonestreet Limited Partnership and Mid-Am Capital L.L.C for the issuance of convertible 10% notes in the aggregate amount of $1,300,000 and five-year "A" warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 13,000,000 shares of common stock, at $2.00 per share. The notes are convertible into shares of our common stock at $0.15 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment. In connection with this transaction, we issued additional notes in the aggregate amount of $40,000 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      On August 9, 2004, we converted $50,000 of our November 2003 Convertible Promissory Note into 1,000,000 shares of common stock pursuant to an August 5, 2004 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On August 23, 2004, we converted $50,000 of our April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to an August 5, 2004 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On September 27, 2004, we converted $50,000 of our April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to a September 21, 2004 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On October 6, 2004, we converted $25,000 of our November 2003 Convertible Promissory Note into 500,000 shares of common stock pursuant to a September 23, 2004 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On October 6, 2004, we issued 500,000 shares of our common stock to Knightsbridge Holdings, LLC, pursuant to a consulting agreement dated November 10, 2003. We issued the common stock pursuant to our SB-2 registration statement, declared effective on August 3, 2004. The issued and outstanding equity reported in our Form 10QSB for the period ended March 31, 2004 reflects these shares of common stock.

      On October 13, 2004, we issued 250,000 restricted shares of our common stock in a private placement to Arthur Blanding, at the market price of $0.12 per share, pursuant to Section 4(2) of the Securities Act of 1934. Mr. Blanding, who solicited the purchase, is an accredited investor and has been a director of the Company since 1999.

      On October 15, 2004, we issued 750,000 shares of our common stock to Marvel Enterprises, Inc., as partial compensation under a license agreement dated February 1, 2004. We issued the common stock pursuant to our SB-2 registration statement, declared effective on August 3, 2004. The issued and outstanding equity reported in our Form 10QSB for the period ended March 31, 2004 reflects these shares of common stock.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of our common stock at $0.10 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to a Regulation D offering.

      On December 17, 2004, we converted $50,000 of our April 2004 Convertible Promissory Note into 500,000 shares of common stock pursuant to a December 8, 2004 notice of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On December 20, 2004, we converted $25,000 of our April 2004 Convertible Promissory Note into 265,958 shares of common stock pursuant to a December 9, 2004 notice of conversion from Bi Coastal Consulting Corp., at a fixed conversion price of $0.10. The conversion included $1,595.89 accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On December 20, 2004, we converted $50,000 of our November 2003 Convertible Promissory Note into 1,000,000 shares of common stock pursuant to a December 8, 2004 notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion did not include accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      On December 27, 2004, we converted 10,000 shares of Series F Convertible Preferred Stock into 1,290,323 shares of common stock pursuant to a December 27, 2004 notice of conversion from Austinvest Anstalt Balzers, at a conversion price of $0.0775. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering and Rule 144.

      On December 27, 2004, we converted 10,000 shares of Series F Convertible Preferred Stock into 1,290,323 shares of common stock pursuant to a December 27, 2004 notice of conversion from Esquire Trade & Finance Inc., at a conversion price of $0.0775. The conversion did not include accrued and unpaid dividends on the converted preferred. We issued the preferred and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering and Rule 144.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      On December 29, 2004, we closed a funding transaction with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $200,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share. The notes are convertible into shares of our common stock at $0.10 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment, and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $10,000 to the investors upon identical terms as the principal notes, as a finder's fee, and paid $3,500 in legal fees. The common stock underlying all notes and warrants carry registration rights. We issued the convertible notes and warrants to accredited investors, pursuant to an amendment to an October 29, 2004 Regulation D offering.

      On December 31, 2004, we issued 8,095,105 shares of our common stock and options for 150,000 shares at an exercise price of $0.25 per share to our employees and consultants for services rendered, pursuant to a Form S-8 registration statement filed December 23, 2004.

Note 10 - Income Taxes

We have recorded no income tax benefit for our taxable losses during the years ended December 31, 2005 and 2004 because there is no certainty that we will realize those benefits. The components of our deferred tax assets and liabilities as of December 31, 2005 and 2004 are as follows:

                                                              2005           2004
                                                          ------------   -----------
Tax effect of net operating loss carryforwards            $ 14,875,732   $ 9,100,463
Accrued expenses that are deductible in future periods       1,479,268        57,304
Bad debt reserves that are deductible in future periods        130,550        33,718
Debt discounts that affect the timing of our interest           25,477       405,805
Depreciation and amortization method differences                 1,645       (37,102)
                                                          ------------   -----------
Net deferred tax assets                                   $ 16,512,672   $ 9,560,188
                                                          ============   ===========
Valuation allowances                                      $(16,512,672)  $(9,560,188)
                                                          ============   ===========

Our valuation allowances increased by $6,952,484 and $1,934,561 during the years ended December 31, 2005 and 2004, respectively.

As of December 31, 2005, we have a net tax operating loss of $39,881,318 that will be available to offset future taxable income, if any. The use of net operating loss carryforwards to reduce future income tax liabilities is subject to limitation and these amounts will begin to expire in 2022.

The following table illustrates the reconciliation of the tax benefit at the federal statutory rate to our effective rate for each year ended December 31, 2005 and 2004:

                                                           2005     2004
                                                          ------   ------
Benefit at federal statutory rate                         (34.00)% (34.00)%
Benefit at state rate, net of federal benefit              (3.30)%  (3.30)%
Non-deductible derivative fair value losses                28.64%   20.43%
Effect of changes in our valuation allowances               8.63%   16.80%
Non-deductible travel expenses and charitable donations     0.03%    0.07%
                                                           -----    -----
Benefit at our effective rate                              (0.00)%  (0.00)%
                                                           =====    =====

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


We operate in certain foreign jurisdictions that are not reflected in the above rate reconciliation because these operations are insignificant. However, we plan to increase our foreign operations and, as a result, we may generate tax liabilities in these foreign operations in future periods.

Note 11 - Commitments and Contingencies

Lease of Office

We lease office space at our corporate office in Florida under an original operating lease that expired March 8, 2004. We have renewed the operating lease for an additional six-year period that will expire October 30, 2015.

Future minimum rental payments required under the operating lease as of December 31, 2005 are as follows:

Years ending December 31,    Amount
-------------------------   -------
2006                        $92,868
2007                        $92,868
2008                        $92,868
2009                        $92,868
2010                        $81,140

Rental expense for the years ended December 31, 2005 and 2004 are $90,000 and $68,784, respectively.

Licenses

Royalty advances are payable against earned royalties on a negotiated basis. The table below identifies each Licensor to which our licenses require advance payments and, in addition, reflects the term of the respective licenses as well as the advance royalties remaining to be paid on such negotiated advance royalty payments, as of September 25, 2006. We currently are in default of our guaranteed royalty payments to Marvel Enterprises on our license for the United Kingdom by the aggregate advance remaining listed below for Marvel (UK).

                                            Aggregate Advance
Licensor                      Term          Remaining
---------------------------   -----------   -----------------
Marvel (UK)                   Two years        $  120,960
Masterfoods                   Three years      $2,430,000
Diabetes Research Institute   One year         $    2,500

Marvel Enterprises, Inc. (Super Heroes(R) and Marvel Heroes(R))

      On February 4, 2005, we entered into a two-year license agreement for the utilization of Marvel Heroes characters on our flavored milks in the United Kingdom and Ireland. We agreed to a royalty rate of 4% of net wholesale sales in the territory as the cost of the license. We have adopted the unit sales model currently used in the United States. We have outsourced the infrastructure required for the production, promotion, marketing, distribution and sale of our products through a production agreement with Waterfront Corporation in the UK and through an exclusive sales agency agreement with Drinks Brokers, Ltd., a UK registered company responsible for the launch and growth of several major beverage brands in the licensed territory.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      In March 2005, we entered into a new one-year license agreement with Marvel Enterprises, Inc. to use its Super Heroes(R) properties to promote our branded milk products in the United States, Canada and Mexico. Under the terms of the license agreement, we agreed to a royalty rate of 5% of net wholesale sales in the United States, 4% for school lunch channels and 2.5% for school hot lunch programs. We also agreed to a 11% royalty on the amount invoiced to dairy processors for "kits" in Canada and Mexico.

      On February 4, 2005, we entered into an eighteen month license agreement for the utilization of Marvel Heroes characters on our flavored milks in nine Middle East Countries. We agreed to a 11% royalty on the amount invoiced to third party dairy processors for "kits" in the territory against the prepayment of a guaranteed minimum royalty amount of $75,600.

Chattanooga Bakery, Inc.( Moon Pie(R))

      In October 2003, we executed a two-year license agreement with MD Enterprises, Inc. on behalf of Chattanooga Bakery. Under the terms of the license agreement, we have the exclusive right to manufacture, distribute, market and sell Moon Pie(R) flavored milk products in the United States. We agreed to a variable royalty rate of 2% to 3% of net wholesale sales, depending upon volume, as the cost of the license. This license has been extended verbally.

Masterfoods USA (Starburst(R), Milky Way(R), 3 Musketeers(R))

      On September 21, 2004, we entered into a licensing agreement with Masterfoods USA, a division of Mars, Incorporated, for the use of Masterfood's Milky Way(R), Starburst(R) and 3 Musketeers(R) trademarks in connection with the manufacture, marketing and sale of single serve flavored milk drinks in the United States, its Possessions and Territories and US Military installations worldwide. The license limits the relationship of the parties to separate independent entities. The amended term of the license agreement expires December 31, 2012. We have agreed to pay a 5% to 7% royalty based upon the total net sales value of the licensed products sold as the cost of the license. Ownership of the licensed marks and the specific milk flavors to be utilized with the marks remains with Masterfoods. We have a right of first refusal for other milk beverage products utilizing the Masterfoods marks within the licensed territory.

Diabetes Research Institute

      In June 2005, we agreed to extend our licensing agreement with Diabetes Research Institute for a term beyond the original June 30, 2006 termination date.. We agreed to a variable royalty rate of 0.25% of net sales as the cost of the license. We use this intellectual property, which consists of a logo plus design on the labels of our Slim Slammers(TM) product line.

Employment Contracts

      Mr. Warren has an employment contract effective October 1, 2005, having an annual base salary of $300,000, plus a bonus of .25% of top line net sales revenue and normal corporate benefits. This contract has minimum two-year terms plus a severance package upon change of control based on base salary.

      Messrs. Toulan, Patipa, Edwards and Kee have employment contracts effective January 1, 2006, having annual base salaries aggregating $710,000, plus discretionary bonuses and normal corporate benefits. These contracts have minimum two-year terms plus severance packages upon change of control based on base salary.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Mr. Kaplan has an employment contract effective November 1, 2005, having an annual base salary of $180,000 for year one, $200,000 for year two and $220,000 for year three, plus discretionary bonuses and normal corporate benefits. This contract has a minimum three-year terms plus a severance package upon change of control based on base salary

Marketing Commitments

      Coca-Cola Enterprises. We are obligated to spend an aggregate of $5,000,000 on marketing activities in 2005 and 2006 and thereafter, beginning in 2007, an amount per year in each country in the defined territory equal or greater than 3% of our total revenue in such defined territory (on a country by country basis). Such national and local advertising for our defined products includes actively marketing the Slammers mark, based on a plan to be mutually agreed each year. We are required to maintain our intellectual property rights necessary for the production, marketing and distribution of our products by CCE.

      Marvel UK. We are obligated to contribute to a discretionary marketing fund at the rate of 3% of royalties payable to Marvel for our sales in the UK, if requested by Marvel. We satisfied this obligation with a lump-sum payment of $1,000 at the inception of the license.

Note 12 - Master Distribution Agreement

      On August 31, 2005, we entered into a Master Distribution Agreement with Coca-Cola Enterprises, Inc., which included the attendant grant of three year warrants to CCE for the right to purchase 30 million shares of the Company's common stock at an exercise price of $0.36 per share. The fair value of the warrants has been recorded as deferred distribution costs and is being amortized over the life of the distribution agreement.

      Under the terms of the agreement, Coca-Cola Enterprises is obligated to use all commercially reasonable efforts to solicit, procure and obtain orders for our products and merchandise and actively promote the sale of such products in the Territory, as defined in the agreement. The agreement establishes a comprehensive process for the phased transition from our existing system of distributors to Coca-Cola Enterprises, dependent upon distribution territory, product and sales channels. The parties have agreed that Coca-Cola Enterprises will implement its distribution on a ramp-up basis, with the initial distribution commencing in the United States on or about the October 31, 2005 effective distribution date. Coca-Cola Enterprises' distribution in other Territory areas will be dependent upon, among other things, third-party licensing considerations and compliance with the regulatory requirements for the products in foreign countries.

Note 13 -- Restatements of Prior Financial Statements

We have restated our prior financial statements. This footnote is organized to reflect (i) our annual and quarterly statements of operations as reported and as restated, (ii) a tabular summary of the amounts of adjustments and descriptions of matters that gave rise to the restatements of our statements of operations and (iii) a tabular summary of the amounts of adjustments and the descriptions of matters that gave rise to the restatements of our balance sheets. See also Notes 1, 5, 6, 7, 8, 9 and 10 for additional disclosures.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                 Condensed Consolidated Statements of Operations
                     Years Ended December 31, 2005 and 2004

                                               Year ended          Year ended
                                           December 31, 2005   December 31, 2005
                                             (As Restated)       (As Reported)
                                           -----------------   -----------------
Revenues                                     $ 11,948,921        $ 11,948,921
Product costs                                 (10,443,727)         (8,938,692)
Operating expenses                            (18,364,502)        (17,209,180)
Other income (expense)                        (62,669,345)           (307,679)
                                             ------------        ------------
Net (loss)                                    (79,528,653)        (14,506,630)
                                             ============        ============
Loss applicable to common                     (80,850,670)        (14,842,933)
                                             ============        ============
Loss per common share                               (0.60)              (0.11)
                                             ============        ============
Comprehensive loss                           $(79,559,412)       $(14,537,389)
                                             ============        ============

                                              Year ended         Year ended
                                          December 31, 2004   December 31, 2004
                                             (As Restated)      (As Reported)
                                          -----------------   -----------------
Revenues                                     $  3,344,699        $ 3,344,699
Product costs                                  (2,873,118)        (2,374,805)
Operating expenses                             (4,183,863)        (4,529,373)
Other income (expense)                         (7,805,338)          (240,447)
                                             ------------        -----------
Net (loss)                                    (11,517,620)        (3,799,926)
                                             ============        ===========
Loss applicable to common                     (12,505,640)        (4,188,558)
                                             ============        ===========
Loss per common share                               (0.31)             (0.10)
                                             ============        ===========
Comprehensive loss                           $(11,518,309)       $(3,800,615)
                                             ============        ===========

                 Condensed Consolidated Statements of Operations
                   Three Months Ended March 31, 2005 and 2004

                                        Three months ended   Three months ended
                                          March 31, 2005       March 31, 2005
                                           (As Restated)        (As Reported)
                                        ------------------   ------------------
Revenues                                   $   897,770          $   897,770
Product costs                                 (816,113)            (677,663)
Operating expenses                          (1,282,309)          (1,340,290)
Other income (expense)                         547,582             (117,065)
                                           -----------          -----------
Net (loss)                                    (653,070)          (1,237,248)
                                           ===========          ===========
Loss applicable to common                     (924,185)          (1,332,308)
                                           ===========          ===========
Loss per common share                            (0.02)               (0.02)
                                           ===========          ===========
Comprehensive loss                         $  (661,093)         $(1,245,464)
                                           ===========          ===========

                                        Three months ended   Three months ended
                                          March 31, 2004       March 31, 2004
                                           (As Restated)        (As Reported)
                                        ------------------   ------------------
Revenues                                    $   438,206          $ 438,206
Product costs                                  (409,835)          (330,121)
Operating expenses                             (976,424)          (957,649)
Other income (expense)                       (3,524,664)           (31,685)
                                            -----------          ---------
Net (loss)                                   (4,472,717)          (881,249)
                                            ===========          =========
Loss applicable to common                    (4,698,116)          (974,717)
                                            ===========          =========
Loss per common share                             (0.15)             (0.03)
                                            ===========          =========
Comprehensive loss                          $(4,472,717)         $(881,249)
                                            ===========          =========

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                 Condensed Consolidated Statements of Operations
                Three and Six Months Ended June 30, 2005 and 2004

                                                  Three months     Six months     Six months
                            Three months ended       ended           Ended           ended
                               June 30, 2005     June 30, 2005   June 30, 2005   June 30, 2005
                               (As Restated)     (As Reported)   (As Restated)   (As Reported)
                            ------------------   -------------   -------------   -------------
Revenues                       $  2,448,618       $ 2,448,618     $  3,346,388    $ 3,346,388
Product costs                    (1,972,850)       (1,680,464)      (2,788,963)    (2,358,127)
Operating expenses               (2,696,152)       (2,007,000)      (3,978,461)    (3,347,290)
Other income (expense)          (78,224,912)         (103,181)     (77,677,330)      (220,246)
                               ------------       -----------     ------------    -----------
Net (loss)                      (80,445,296)       (1,342,027)     (81,098,366)    (2,579,275)
                               ============       ===========     ============    ===========
Loss applicable to common       (81,038,891)       (1,421,928)     (81,963,076)    (2,754,236)
                               ============       ===========     ============    ===========
Loss per common share                 (1.12)            (0.02)           (1.24)         (0.04)
                               ============       ===========     ============    ===========
Comprehensive loss             $(80,442,600)      $(1,351,790)    $(81,103,693)   $(2,597,254)
                               ============       ===========     ============    ===========

                                                 Three months      Six months     Six months
                            Three months ended       ended           Ended           ended
                               June 30, 2004     June 30, 2004   June 30, 2004   June 30, 2004
                               (As Restated)     (As Reported)   (As Restated)   (As Reported)
                            ------------------   -------------   -------------   ------------
Revenues                       $  1,441,356       $ 1,441,356    $  1,879,562     $ 1,879,562
Product costs                    (1,051,120)         (934,966)     (1,460,955)     (1,265,087)
Operating expenses               (1,198,967)       (1,342,970)     (2,175,391)     (2,300,619)
Other income (expense)           (9,376,541)          (43,310)    (12,901,205)        (74,995)
                               ------------       -----------    ------------     -----------
Net (loss)                      (10,185,272)         (879,890)    (14,657,989)     (1,761,139)
                               ============       ===========    ============     ===========
Loss applicable to common       (10,431,608)         (980,710)    (15,129,724)     (1,955,427)
                               ============       ===========    ============     ===========
Loss per common share                 (0.26)            (0.02)          (0.43)          (0.06)
                               ============       ===========    ============     ===========
Comprehensive loss             $(10,185,272)      $  (879,890)   $(14,657,989)    $(1,761,139)
                               ============       ===========    ============     ===========

                 Condensed Consolidated Statements of Operations
             Three and Nine Months Ended September 30, 2005 and 2004

                                                  Three months      Nine months     Nine months
                            Three months ended       ended             Ended           ended
                              Sept. 30, 2005     Sept. 30, 2005   Sept. 30, 2005   Sept. 30, 2005
                              (As Restated)      (As Reported)     (As Restated)    (As Reported)
                            ------------------   --------------   --------------   --------------
Revenues                       $   3,245,305      $ 3,245,305      $  6,591,693     $ 6,591,693
Product costs                    (2,755,957)       (2,360,884)       (5,544,920)     (4,719,011)
Operating expenses               (2,439,020)       (2,717,708)       (6,417,482)     (6,064,998)
Other income (expense)            19,628,825       (3,073,169)      (58,048,505)     (3,293,415)
                               -------------      -----------      ------------     -----------
Net (loss)                        17,679,153       (4,906,456)      (63,419,214)     (7,485,371)
                               =============      ===========      ============     ===========
Loss applicable to common         17,463,463       (4,994,496)      (64,499,613)     (7,748,732)
                               =============      ===========      ============     ===========
Loss per common share                   0.15            (0.04)            (0.79)          (0.09)
                               =============      ===========      ============     ===========
Comprehensive loss             $  17,660,830      $(4,912,126)     $(63,442,863)    $(7,509,380)
                               =============      ===========      ============     ===========

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                             Three months     Three months      Nine months     Nine months
                                ended            ended             Ended           ended
                            Sept. 30, 2004   Sept. 30, 2004   Sept. 30, 2004   Sept. 30, 2004
                             (As Restated)    (As Reported)    (As Restated)    (As Reported)
                            --------------   --------------   --------------   --------------
Revenues                     $    825,430      $   825,430     $  2,704,992      $ 2,704,992
Product costs                    (781,856)        (628,747)      (2,242,811)      (1,893,834)
Operating expenses             (1,182,112)      (1,237,853)      (3,357,503)      (3,538,472)
Other income (expense)          7,436,020          (79,822)      (5,465,185)        (154,817)
                             ------------      -----------     ------------      -----------
Net (loss)                      6,297,482       (1,120,992)      (8,360,507)      (2,882,131)
                             ============      ===========     ============      ===========
Loss applicable to common       6,043,897       (1,218,164)      (9,085,827)      (3,173,591)
                             ============      ===========     ============      ===========
Loss per common share                0.14            (0.03)           (0.24)           (0.08)
                             ============      ===========     ============      ===========
Comprehensive loss           $  6,297,482      $(1,120,992)     $(8,360,507)     $(2,882,131)
                             ============      ===========     ============      ===========

The following tables reflect the individual components of our restatements and a description of the nature of the adjustment:


                                  Quarter ended     Quarter ended     Quarter ended     Quarter ended      Year ended
                                  March 31, 2005    June 30, 2005     Sept. 30, 2005    Dec. 31, 2005     Dec. 31, 2005
                                  --------------    --------------    --------------    --------------    --------------
Net income (loss), as reported    $   (1,237,248)   $   (1,342,027)   $   (4,906,456)    $  (7,020,899)   $  (14,506,630)
  Share-based payments                        --          (551,810)         (102,782)          569,620           (84,972)
  Deferred development costs             (12,586)          (94,768)         (128,711)               --          (236,065)
  Derivative income (expense)          1,471,743       (77,311,393)       23,321,020        (8,304,944)      (60,823,574)
  Amortization of debt discount         (772,181)         (489,633)          (73,864)          (92,960)       (1,428,638)
  Liquidated damages expense                  --                --                --          (303,750)         (303,750)
  Investor relations charges             (30,000)         (332,954)         (634,541)         (484,766)       (1,482,261)
  Other                                  (72,798)         (322,711)          204,487          (471,740)         (662,762)
                                  --------------    --------------    --------------    --------------    --------------
Net income (loss), as restated    $     (653,070)   $  (80,445,296)   $   17,679,153    $  (16,109,439)      (79,528,653)
                                  ==============    ==============    ==============    ==============    ==============



Share-based payments: We improperly measured and deferred share-based payment expense related to employee stock options that were issued commencing in the second quarter of the year ended December 31, 2005. These adjustments, which are reflected in operating expenses, reflect the effects of re-measurement of the stock options and the elimination of previously deferred compensation amounts.

Deferred development costs: We improperly capitalized development costs on our balance sheet. These adjustments reflect our revised policy that requires development costs to be expensed as they are incurred. We record development costs as a component of operating expenses.

Derivative income (expense): Derivative income (expense) arises from adjustments to our derivative liabilities to carry these instruments at fair value at the end of each reporting period. Our derivative financial instruments consist of compound and freestanding instruments. These derivative financial instruments arose from (i) our notes payable, convertible notes payable and preferred stock financing transactions and (ii) the reclassification of non-exempt warrants from stockholders' equity to derivative liabilities because share settlement is presumed not to be within our control. We previously did not properly allocate proceeds from our financing transactions to derivative liabilities where applicable; nor did we reclassify our other warrants to derivative liabilities when we presumably lost our ability to share settle such instruments.

Amortization of debt discounts and other charges: We have adjusted our notes payable and convertible notes payable to reflect the allocation of proceeds to derivative liabilities. These allocations have resulted in discounts to the face value of the debt, and we are required to amortize these discounts through periodic charges to interest expense using the effective method. The adjustments reflect the difference between our previous method of recognizing interest expense based upon the stated interest rate and amounts derived from the application of the effective interest method. Other charges include gains and losses on extinguishments of our debt instruments that have arisen when modifications to such instruments were considered to be significant.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Liquidated damages: We have restated our consolidated financial statements to record estimated liquidated damages that arose in connection with a registration rights agreement, pursuant to financial accounting standard No. 5, Accounting for Contingencies. In our previous filing, we recorded these amounts as incurred. During the year ended December 31, 2005, we recorded liquidated damages expense of $303,750 (none in 2004).


Investor relations charges: We entered into a contract with an investor relations firm during 2005 that required payment in our equity securities. We incorrectly did not recognize the value of these services until the securities were issued. This adjustment reflects the proper recognition of the consulting cost in general and administrative expenses and a reciprocal amount in accrued liabilities.


                                Quarter ended      Quarter ended      Quarter ended      Quarter ended     Year ended Dec.
                                March 31, 2005     June 30, 2005      Sept. 30, 2005     Dec. 31, 2005        31, 2005
                               ---------------    ---------------    ---------------    ---------------    ---------------
Loss applicable to common      $    (1,332,308)   $    (1,421,928)   $    (4,994,496)   $    (7,094,201)   $   (14,842,933)
  stockholders, as reported
   Adjustments to net loss             584,178        (79,103,269)        22,585,608         (9,088,540)       (65,022,023)
   Preferred stock accretion          (176,055)          (513,694)          (127,649)          (168,316)          (985,714)
                               ---------------    ---------------    ---------------    ---------------    ---------------
Loss applicable to common
stockholders, as restated      $      (924,185)   $   (81,038,891)   $    17,463,463    $   (16,351,057)   $   (80,850,670)
                               ===============    ===============    ===============    ===============    ===============


Preferred stock accretions: We did not allocate proceeds from certain of our preferred stock financings to derivative financial instruments (warrants and compound derivatives) and stockholders' equity (beneficial conversion features). These adjustments reflect the accretion of discounts to the preferred stock carrying values, which are reductions to net income (loss) to arrive at income
(loss) applicable to common shareholders. We have accreted these discounts in our restated financial statements through periodic charges to retained earnings using the effective method.


                                        Quarter ended      Quarter ended      Quarter ended      Quarter ended       Year ended,
                                        March 31, 2005     June 30, 2005      Sept. 30, 2005     Dec. 31, 2005        Dec, 2005
                                       ---------------    ---------------    ---------------    ---------------    ---------------
Loss per common share,                 $         (0.02)   $         (0.02)   $         (0.04)   $         (0.00)   $         (0.11)
  as reported
  Share-based payments                              --              (0.01)             (0.00)             (0.00)             (0.00)
  Deferred development costs                     (0.00)             (0.00)             (0.00)             --                 (0.01)
  Derivative income (expense)                     0.02              (1.07)              0.21              (0.05)             (0.45)
  Amortization of debt discount                  (0.01)             (0.01)             (0.00)             (0.00)             (0.01)
  Liquidated damages expense                        --                 --                 --              (0.00)             (0.00)
  Investor relations charges                     (0.00)             (0.00)             (0.01)             (0.03)             (0.01)
  Preferred stock
accretions/dividends                             (0.00)             (0.01)             (0.00)             (0.00)             (0.01)
                                       ---------------    ---------------    ---------------    ---------------    ---------------
Net income  (loss) per common share,
as restated                            $         (0.02)   $         (1.12)   $          0.15    $         (0.10)   $         (0.60)
                                       ---------------    ---------------    ---------------    ---------------    ---------------
Diluted income per common share,  as
restated                               $         (0.02)   $         (1.12)   $          0.01    $         (0.10)   $         (0.60)
                                       ===============    ===============    ===============    ===============    ===============


See descriptions that we have provided under the tables for net income (loss) and income (loss) applicable to common stockholders. Our restated income (loss) per common share reflects the application of the treasury stock method and the if-converted methods where those methods are appropriate.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       Quarter ended      Quarter ended      Quarter ended      Quarter ended     Year ended Dec.
                       March 31, 2005     June 30, 2005      Sept. 30, 2005     Dec. 31, 2005        31, 2005
                      ---------------    ---------------    ---------------    ---------------    ---------------
Comprehensive loss,
  as reported         $    (1,245,464)   $    (1,351,790)   $    (4,912,126)   $    (7,028,009)   $   (14,537,389)
                      ---------------    ---------------    ---------------    ---------------    ---------------
Comprehensive loss,
 as restated          $      (661,093)   $   (80,442,600)   $    17,660,830    $   (16,116,549)   $   (79,559,412)
                      ===============    ===============    ===============    ===============    ===============


Our restated comprehensive income (loss) reflects the adjustments attributable to net income (loss), above.


                                   Quarter ended      Quarter ended      Quarter ended      Quarter ended     Year ended Dec.
                                   March 31, 2004     June 30, 2004      Sept. 30, 2004     Dec. 31, 2004        31, 2004
                                  ---------------    ---------------    ---------------    ---------------    ---------------
Net income (loss), as reported    $      (881,249)   $      (879,890)   $    (1,120,992)   $      (917,795)   $    (3,799,926)
  Deferred development costs             (102,951)           (28,790)            (1,089)            12,372           (120,458)
  Derivative income (expense)          (3,430,564)        (9,105,816)         8,005,711         (1,779,264)        (6,309,933)
  Amortization of debt discount           (57,500)          (162,500)          (484,901)          (470,344)        (1,175,245)
  Other                                      (453)            (8,276)          (101,247)            (2,082)          (112,058)
                                  ---------------    ---------------    ---------------    ---------------    ---------------
Net income (loss), as restated    $    (4,472,717)   $   (10,185,272)   $     6,297,482    $    (3,157,113)   $   (11,517,620)
                                  ===============    ===============    ===============    ===============    ===============


Deferred development costs: We improperly capitalized development costs on our balance sheet. These adjustments reflect our revised policy that requires development costs to be expensed as they are incurred. We record development costs as a component of operating expenses.

Derivative income (expense): Derivative income (expense) arises from adjustments to our derivative liabilities to carry these instruments at fair value at the end of each reporting period. Our derivative financial instruments consist of compound and freestanding instruments. These derivative financial instruments arose from (i) our notes payable, convertible notes payable and preferred stock financing transactions and (ii) the reclassification of non-exempt warrants from stockholders' equity to derivative liabilities because share settlement is presumed not to be within our control. We previously did not properly allocate proceeds from our financing transactions to derivative liabilities where applicable; nor did we reclassify our other warrants to derivative liabilities when we presumably lost our ability to share settle such instruments.

Amortization of debt discounts and other charges: We have adjusted our notes payable and convertible notes payable to reflect the allocation of proceeds to derivative liabilities. These allocations have resulted in discounts to the face value of the debt, and we are required to amortize these discounts through periodic charges to interest expense using the effective method. The adjustments reflect the difference between our previous method of recognizing interest expense based upon the stated interest rate and amounts derived from the application of the effective interest method. Other charges include gains and losses on extinguishments of our debt instruments that have arisen when modifications to such instruments were considered to be significant.

Investor relations charges: We entered into a contract with an investor relations firm during 2005 that required payment in our equity securities. We incorrectly did not recognize the value of these services until the securities were issued. This adjustment reflects the proper recognition of the consulting cost in general and administrative expenses and a reciprocal amount in accrued liabilities. See descriptions that we have provided under the tables for net income (loss) and income (loss) applicable to common stockholders. Our restated income (loss) per common share reflects the application of the treasury stock method and the if-converted methods where those methods are appropriate.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


See descriptions that we have provided under the tables for net income (loss) and income (loss) applicable to common stockholders. Our restated income (loss) per common share reflects the application of the treasury stock method and the if-converted methods where those methods are appropriate.


                                Quarter ended      Quarter ended      Quarter ended      Quarter ended    Year ended Dec.
                                March 31, 2004     June 30, 2004      Sept. 30, 2004     Dec. 31, 2004        31, 2004
                               ---------------    ---------------    ---------------    ---------------    ---------------
Loss applicable to common      $      (974,717)   $      (980,710)   $    (1,218,164)   $    (1,014,967)   $    (4,188,558)
  stockholders, as reported
   Adjustments to net loss          (3,591,468)        (9,305,352)         7,418,444         (2,239,318)        (7,717,694)
   Preferred stock accretion          (131,931)          (145,546)          (156,383)          (165,528)          (599,388)
                               ---------------    ---------------    ---------------    ---------------    ---------------
Loss applicable to common
stockholders, as restated      $    (4,698,116)   $   (10,431,608)   $     6,043,897    $    (3,419,813)   $   (12,505,640)
                               ===============    ===============    ===============    ===============    ===============


Preferred stock accretions: We did not allocate proceeds from certain of our preferred stock financings to derivative financial instruments (warrants and compound derivatives) and stockholders' equity (beneficial conversion features). These adjustments reflect the accretion of discounts to the preferred stock carrying values, which are reductions to net income (loss) to arrive at income
(loss) applicable to common shareholders. We have accreted these discounts in our restated financial statements through periodic charges to retained earnings using the effective method.


                                         Quarter ended      Quarter ended      Quarter ended      Quarter ended     Year ended Dec.
                                         March 31, 2004     June 30, 2004      Sept. 30, 2004     Dec. 31, 2004        31, 2004
                                        ---------------    ---------------    ---------------    ---------------    ---------------
Loss per common share,                  $         (0.03)   $         (0.02)   $         (0.03)   $         (0.02)   $         (0.09)
  as reported
  Deferred development costs                      (0.00)             (0.00)             (0.00)              0.00              (0.00)
  Derivative income (expense)                     (0.12)             (0.24)              0.18              (0.04)             (0.16)
  Amortization of debt discount                   (0.00)             (0.00)             (0.01)             (0.01)             (0.03)
  Investor relations charges                      (0.00)             (0.00)             (0.00)             (0.00)             (0.00)
  Preferred stock accretions/dividends            (0.01)             (0.01)             (0.01)             (0.01)             (0.02)
                                        ---------------    ---------------    ---------------    ---------------    ---------------
Net income  (loss)  per common  share,
as restated                             $         (0.15)   $         (0.26)   $          0.14    $         (0.07)   $         (0.31)
                                        ---------------    ---------------    ---------------    ---------------    ---------------
Diluted  income per common  share,  as
restated                                $         (0.15)   $         (0.26)   $          0.01    $         (0.07)   $         (0.31)
                                        ===============    ===============    ===============    ===============    ===============


See descriptions that we have provided under the tables for net income (loss) and income (loss) applicable to common stockholders. Our restated income (loss) per common share reflects the application of the treasury stock method and the if-converted methods where those methods are appropriate.


                       Quarter ended      Quarter ended      Quarter ended      Quarter ended     Year ended Dec.
                       March 31, 2004     June 30, 2004      Sept. 30, 2004     Dec. 31, 2004        31, 2004
                      ---------------    ---------------    ---------------    ---------------    ---------------
Comprehensive loss,
  as reported         $      (881,249)   $      (879,890)   $    (1,120,992)   $      (918,494)   $    (3,800,625)
                      ---------------    ---------------    ---------------    ---------------    ---------------
Comprehensive loss,
 as restated          $    (4,472,717)   $   (10,185,272)   $     6,297,482    $    (3,157,802)   $   (11,518,309)
                      ===============    ===============    ===============    ===============    ===============

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Our consolidated balance sheets as of December 31, 2005 and 2004 have been restated as illustrated in the following table:

                                                                       Redeemable     Stockholders
                                           Total          Total         Preferred        Equity
                                           Assets      Liabilities        Stock        (Deficit)
                                        -----------   -------------   ------------   -------------
As reported (December 31, 2005)         $24,284,806    $(10,793,837)   $(3,153,316)   $ 10,337,653
Adjustments:
  Intangible assets                       4,073,314              --             --              --
  Accrued liabilities                            --      (1,656,988)            --              --
  Dividends payable                              --       1,240,682             --              --
  Derivative liabilities                         --     (35,939,235)            --              --
  Notes payable and convertible notes            --      (1,599,876)            --              --
  Paid in capital                                --              --             --      37,365,319
  Preferred stock adjustments                    --              --      1,048,816              --
  Accumulated Deficit                            --              --             --     (70,674,539)
  Deferred compensation                          --              --                       475,933
                                        -----------    ------------    -----------    ------------
As restated (December 31, 2005)         $28,358,120    $(48,749,254)   $(2,104,500)   $(22,495,634)
                                        ===========    ============    ===========    ============


                                                                             Redeemable      Stockholders
                                             Total            Total           Preferred         Equity
                                             Assets        Liabilities          Stock          (Deficit)
                                          ------------     ------------     ------------     ------------
As reported (December 31, 2004)           $  1,093,847     $ (4,123,541)    $ (4,284,802)    $ (7,314,496)
Adjustments:
   Prepaid Expenses                           (163,644)              --               --               --
   Intangible assets                           165,605               --               --               --
   Accrued liabilities                              --          (69,024)              --               --
   Dividends payable                                --          928,379               --               --
   Derivative liabilities                           --      (10,835,629)              --               --
   Notes payable and convertible notes              --       (1,228,228)              --               --
   Common Stock                                     --               --               --               --
   Paid in Capital                                  --               --               --       (4,870,092)
   Preferred stock adjustments                      --               --        1,353,347               --
   Accumulated Deficit                              --               --               --       (4,979,102)
                                          ------------     ------------     ------------     ------------
As restated (December 31, 2004)           $  1,095,808     $(15,328,043)    $ (2,931,455)    $(17,163,690)
                                          ============     ============     ============     ============

                                                          Accumulated Deficit
                                                          -------------------

As reported (December 31, 2005)                           $       (48,579,962)
Adjustments:
  Cumulative Derivative Expense                                   (59,476,877)
  Amortization of Licenses and Distribution Agreements               (584,243)
  Cumulative Amortization of Debt Expense                          (2,627,050)
  Cumulative Accretion of Preferred Stock                          (6,774,620)
  Cumulative Reversal of Accrued Dividends                          1,240,682
  Share based payments - 2005                                         (84,972)
  Liquidated damages expense  - 2005                                 (303,750)
  Investor relations charges - 2005                                (1,482,261)
  Cumulative Other                                                   (581,448)
As restated (December 31, 2005)                           $      (119,254,501)


                                                          Accumulated Deficit
                                                          -------------------
As reported (December 31, 2004)                           $       (33,737,029)
Adjustments:
   Cumulative Derivative Income                                    1,346,697
   Cumulative Product Development Expenses                           (162,169)
   Cumulative Amortization of Debt Discount Expense                (1,198,412)
   Cumulative Accretion of Preferred Stock                         (5,788,903)
   Cumulative Reversal of Accrued Dividends                           928,379
   Cumulative Other                                                  (104,694)
   As restated (December 31, 2004)                        $       (38,716,131)



Intangible assets: We entered into a Master Distribution Agreement with Coca Cola Enterprises on August 31, 2005 that provided for the issuance of 30,000,000 warrants to purchase our common stock. We originally did not value these warrants using a proper valuation method. We have restated the intangible asset to reflect its proper valuation. In addition, the warrants did not meet all of the criteria for equity classification and are carried as derivative liabilities at fair value in the amount of $14,220,657 as of December 31, 2005. Stockholders' equity (deficit) reflects the reclassification of the original value, the adjustments to fair value and adjusted amortization for the revised intangible asset carrying value.

Accrued liabilities: We entered into a contract with an investor relations firm during 2005 that required payment in our equity securities. We incorrectly did not recognize the value of these services until the securities were issued. This adjustment reflects the proper recognition of the consulting cost in general and administrative expenses and a reciprocal amount in accrued liabilities.

Dividends payable: We originally reported dividends payable of $1,240,682 on certain series of our preferred stock; it was the only non-current liability at December 31, 2005. These dividends were not declared and, therefore, they have been reversed against the related charges in retained earnings. In the future we will accrue preferred stock dividends when they have been declared.

Derivative liabilities: We issued certain debt and preferred stock that embody variable conversion rates having the effect of extending share settlement of our share obligations beyond our control. As a result, we reclassified our other warrants to derivative liabilities and carry them at fair value in our revised balance sheet. Derivative financial instruments are initially and subsequently measured at fair values using techniques consistent with the risks associated with the derivative financial instruments. Stockholders' equity (deficit) reflects the reclassification of the original equity related to these warrants and fair value adjustments.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Notes payable and convertible notes payable: We have allocated proceeds from our note payable, convertible note payable and preferred stock financing transactions, where applicable, to compound and freestanding derivative financial instruments in our restated financial statements. As noted above, we have also re-classed certain non-exempt warrants from stockholders' equity to derivative liabilities because share settlement is presumed not to be within our control. In addition to the adjustments to notes payable described under derivative financial instruments above, we have restated other notes payable to properly reflect discounts and their carrying amounts. These adjustments generally were made through charges to interest expense using the effective interest method over the periods such notes were outstanding.

Preferred Stock Adjustments: We previously reported the aggregate carrying value of $3,153,316 related to our Series F, H, J and K Preferred Stock in stockholders' equity. We are required to carry these instruments outside of stockholders' equity, under the caption redeemable preferred stock, because these instruments have features where the investors' could require us to redeem them for cash. As of December 31, 2005 the carrying value of these series of preferred stock amounted to $2,104,500. See also Note 7.

The financial instruments issued in the original preferred stock financing transactions included both freestanding derivatives (principally warrants) and compound embedded derivatives (principally conversion and default put features) that we are required to carry as derivative liabilities, and at fair values. As of December 31, 2005, these derivative liabilities had a fair value of $36,868,468.

The allocation of proceeds from our preferred stock financing transactions resulted in discounts to the carrying values of the preferred stock. The restated financial statements reflect periodic accretions of these discounts, through charges to retained earnings, using the effective method. We also incorrectly accrued undeclared dividends and have reversed those provisions.

The aggregate of our adjustments to preferred stock, including the periodic (charges) and credits to derivative income (expense), resulted in a decrease in our stockholders' equity of $1,048,816. The effects on income (loss) attributable to these adjustments are reflected in the tables, above.

Deferred Compensation: We previously reported deferred compensation as a component of stockholders' equity of $475,933. We have restated our balance sheet to revalue the underlying options and properly recognize the compensation expense amounting to $560,904 and paid in capital of $84,972.

Note 14 - Subsequent Events (UNAUDITED)

On April 13, 2006, we issued 457,125 shares of common stock pursuant to a notice of conversion of interest and premium associated with our June 2004 convertible note. The common stock underlying this note was registered pursuant to a registration statement declared effective on April 18, 2005.

On April 17, 2006, we issued 807,692 shares of common stock underlying our Series F Warrant for 1,000,000 shares to an accredited investor. The shares of common stock underlying the Warrant were issued pursuant Regulation D.

On April 21, 2006, we issued 437,500 shares of common stock to an accredited investor pursuant to notices of conversion of our April, June and October 2004 convertible notes. The common stock underlying these notes was registered pursuant to a registration statement declared effective on August 3, 2004 and April 18, 2005, respectively.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On April 28, 2006, we issued 196,078 shares of our common stock in a private placement, pursuant to Section 4(2) of the Securities Act of 1933, to an accredited investor.

On April 28, 2006 we issued 1,500,000 shares of common stock underlying our April 2004 Warrant. The shares of common stock underlying the Warrant were registered pursuant to a registration statement declared effective on August 3, 2004.

On May 12, 2006, we issued $2,500,000, six-month-term, 10% notes payable plus detachable warrants to purchase 1,500,000 shares of our common stock with a strike price of $0.80 for a period of five-years. Net proceeds from this financing transaction amounted to $2,235,000. The holder has the option to redeem the notes for cash in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). We evaluated the terms and conditions of the notes and warrants and determined that (i) the Default Put required bifurcation because it did not meet the "clearly and closely related" criteria of FAS 133 and (ii) the warrants did not meet all of the requisite conditions for equity classification under FAS
133. As a result, the net proceeds from the arrangement were first allocated to the Default Put ($87,146) and the warrants ($901,665) based upon their fair values, because these instruments are required to be initially and subsequently carried at fair values. These instruments will be carried in our balance sheet following the financing under the classification, Derivative Liabilities and adjusted to fair value. The warrants and shares of common stock underlying the warrants and notes were issued to two accredited investors in a private placement exempt from registration under the Securities Act of 1933 pursuant Regulation D.


On May 16, 2006, we issued 2,000,000 shares of common stock pursuant to an exercise of a warrant associated with our January 2005 convertible note financing. The common stock underlying this warrant was registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

On June 7, 2006, we issued 101,100 shares of common stock pursuant to a conversion of our May 2005 convertible note. The shares of common stock underlying this convertible note were issued pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

On June 23, 2006, we issued 2,000,000 shares of common stock pursuant to an exercise of a warrant associated with our November 2003 convertible notes financing. The common stock underlying this warrant was registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.


On July, 6, 2006, we issued 83,121 shares of our common stock in a private placement, pursuant to Section 4(2) of the Securities Act of 1933, to an accredited investor.

On July, 14, 2006, we issued 436,388 shares of common stock upon the cashless exercise of a warrant associated with our Series D convertible preferred stock. These shares were issued to an accredited investor pursuant to Regulation D and
Section 4(2) of the Securities Act of 1933.

On July 14, August 14 and August 31, 2006, we issued, in the aggregate, 250,000 shares of common stock pursuant to a conversion of our Series H preferred stock. The shares of common stock underlying the preferred were issued pursuant to Regulation D.

On July, 19, 2006, we issued 1,008,065 shares of common stock upon the cashless exercise of a warrant associated with our Series H convertible preferred stock. These shares were issued to an accredited investor pursuant to Regulation D and
Section 4(2) of the Securities Act of 1933.

                        BRAVO! BRANDS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On July 27, 2006, we entered into definitive agreements to sell $30 million senior convertible notes that are due in 2010 to several institutional and accredited investors in a private placement exempt from registration under the Securities Act of 1933. The notes initially carry a 9% coupon, payable quarterly and are convertible into shares of common stock at $0.70 per share. In 2007, the coupon may decline to LIBOR upon the Company achieving certain financial milestones. The notes will begin to amortize in equal, bi-monthly payments beginning in mid-2007. We concurrently issued warrants to purchase 12,857,143 shares of common stock at $0.73 per share that expire in July 2011 to the investors in the private placement. Under the terms of the financing, we will sell $30 million notes, of which $15.0 million of the notes will be held in escrow. The release of the escrowed funds will be subject to stockholder approval. We intend to file a proxy statement seeking such shareholder approval as soon as practical. As a result of our failure to file our March 31, 2006 Form 10QSB timely, an event of default has occurred under the terms of the Notes, and the interest rate on the Notes, payable quarterly, was increased from 9% to 14% per annum. Pursuant to the terms of the Notes, upon the occurrence of an event of default, holders of the Notes may, upon written notice to the Company, each require the Company to redeem all or any portion of their Notes, at a default redemption price calculated pursuant to the terms of the Notes. We have entered into an Amendment Agreement with the holders of the Notes to amend the Notes in certain respects as consideration for the holders' release of the Company's default resulting from its delay in the filing of this quarterly report.


On August 24, 2006, we issued 168,937 shares of common stock pursuant to a conversion of our May 2005 convertible note. The shares of common stock underlying the convertible note were issued pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

On September 13 2006, we issued, in the aggregate, 161,527 shares of common stock pursuant to a conversion of our Series F preferred stock. The shares of common stock underlying the preferred were issued pursuant to Regulation D.

On September 28, 2006, we issued 4,000,000 shares of common stock pursuant to a conversion of our November 2003 convertible note. The shares of common stock underlying the convertible note were issued pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 3, 2004.

On September 28, 2006, we issued 1,000,000 shares of common stock pursuant to a conversion of our June 2004 convertible note. The shares of common stock underlying the convertible note were issued pursuant to a registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee           $ 4,511.75
Accounting fees and expenses    10,000.00*
Legal fees and expenses         35,000.00*
Miscellaneous                    5,000.00
                               -----------
      TOTAL                    $54,511.75*
                               ==========

*    Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On January 2, 2002, we issued options for 3,714 shares of common stock having an exercise price of $0.35 and exercisable for five years, pursuant to an employment agreement.

On January 18, 2002, we issued 238,334 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 5,000 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $8,463.34.

On January 18, 2002, we issued 238,334 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 5,000 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $8,463.34.

On January 28, 2002, we issued 40,000 shares of common stock to The Keshet Fund LP, upon the conversion of 883 shares of Series G Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $984.83.

On January 28, 2002, we issued 136,038 shares of common stock to Amro International, S.A., upon the conversion of 2,840 shares of Series D Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $4,970.00.

On January 30, 2002, we issued 15,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 375,000 shares at $0.50 per share. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $150,000 in cash.

On February 4, 2002, we issued 206,700 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 4,375 shares of Series D Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,511.60.

On February 4, 2002, we issued 206,700 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 4,375 shares of Series D Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,511.60.

On February 5, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 492 shares of Series G Convertible Preferred, at a conversion price of $0.2453. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $496.03.

On February 15, 2002, we issued 5,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 125,000 shares at $0.50 per share to a sophisticated and accredited investor. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $50,000 in cash.

On February 20, 2002, we issued 35,000 shares of common stock to The Keshet Fund LP, upon the conversion of 832 shares of Series G Convertible Preferred, at a conversion price of $0.2949. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $952.05.

On February 29, 2002, we issued 279,795 shares of common stock to Amro International, S.A, upon the conversion of 7,160 shares of Series D Convertible Preferred, at a conversion price of $0.3013. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $12,711.00.

On March 1, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 536 shares of Series G Convertible Preferred, at a conversion price of $0.2993. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $630.20.

On March 1, 2002, we issued warrants for 25,000 shares of common stock, having an exercise price of $0.40 per share. The warrants are immediately exercisable and have an expiration date of February 28, 2007. These warrants were issued to the lender in connection with a December 27, 2001 loan of $250,000 to us.

On March 15, 2002, we issued 20,000 shares of common stock to The Keshet Fund LP, upon the conversion of 532 shares of Series G Convertible Preferred, at a conversion price of $0.2973. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $633.70.

On March 18, 2002, we issued 50,000 shares of its Series H convertible preferred stock, having a conversion price of $0.40 per share of common stock, and warrants for 1,250,000 shares at $0.50 per share to a sophisticated and accredited investor. The Series H convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in proceeds of $500,000 in cash.

On April 19, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 252 shares of Series G Convertible Preferred, at a conversion price of $0.2840. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $320.80.

On April 19, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 234 shares of Series G Convertible Preferred, at a conversion price of $0.2640. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $299.40.

On April 24, 2002 our Board of Directors voted to extend options for 1,383,705 shares of common stock issued on April 29 and December 15, 1997 to Tamarind Management, Ltd. (an affiliate of Mr. Paul Downes, a founder of the Company) and options for 700,000 shares of common stock issued on December 15, 1997 to Mr. Dale Reese (a founder of the Company), for services rendered to us. These extended options, which had original expiration dates of April 29 and December 15, 2002, respectively, retain an exercise price of $1.00 and are exercisable upon the following conditions: The expiration dates for these options are extended for a two year period, commencing upon the effective date of a registration statement for the resale of the common stock underlying the options; the options will not be exercised during a one year lockup period commencing on the 1st day after our common stock trades during a 90 day period at a moving average of at least $1.00; we have the option to call the options commencing on the 1st day after our common stock trades during a 90 day period at a moving average of at least $2.00.

On May 3, 2002, we issued 52,730 shares of common stock to Amro International, S.A, upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.22. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $1,811.51.

On May 7, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 215 shares of Series G Convertible Preferred, at a conversion price of $0.2427. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $277.44.

On May 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $207.77.

On May 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $207.77.

On May 13, 2002, we issued 20,000 shares of common stock to Keshet LP, upon the conversion of 316 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $416.07.

On May 13, 2002, we issued 15,000 shares of common stock to Keshet LP, upon the conversion of 237 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $312.45.

On May 17, 2002, we issued 131,239 shares of common stock to Amro International, S.A, upon the conversion of 2,000 shares of Series D Convertible Preferred, at a conversion price of $0.18. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $3,623.00.

On May 17, 2002, we issued 278,498 shares of common stock to Amro International, S.A, upon the conversion of 4,000 shares of Series D Convertible Preferred, at a conversion price of $0.17. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,344.00.

On May 20, 2002, we issued 10,000 shares of common stock to Keshet LP, upon the conversion of 158 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $209.37.

On May 20, 2002, we issued 10,000 shares of common stock to Keshet LP, upon the conversion of 131 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $372.82.

On May 23, 2002, we issued 63,454 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,494.00.

On May 23, 2002, we issued 63,454 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 1,000 shares of Series D Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $7,494.00.

On May 24, 2002, we issued 15,000 shares of common stock to Keshet LP, upon the conversion of 237 shares of Series G Convertible Preferred, at a conversion price of $0.1787. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $312.85.

On May 24, 2002, we issued 15,000 shares of common stock to The Keshet Fund LP, upon the conversion of 157 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $449.88.

On May 29, 2002, we issued 652,178 shares of common stock to Amro International, S.A, upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

On May 29, 2002, we issued 652,178 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

On May 30, 2002, we issued 652,178 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 9,642 shares of Series D Convertible Preferred, at a conversion price of $0.168. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $13,146.

On June 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 126 shares of Series G Convertible Preferred, at a conversion price of $0.1627. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $366.70.

On June 13, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 130 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $381.12.

On June 17, 2002, we received sufficient consents to file an amended certificate of incorporation, which increased our authorized common stock from 20,000,000 to 50,000,000 shares.

On June 17, 2002, we issued 30,000 shares of its Series I 8% convertible preferred stock and warrants for 2,000,000 shares at $0.50 per share, exercisable within three years from issue, to two sophisticated and accredited investors, pursuant to Rule 506, Regulation D and Section 4(2) of the Securities Act of 1933. The conversion of the preferred into common stock shall be at a per common share conversion price of 75% of the average of the three lowest closing bid prices for the thirty day period immediately preceding conversion. The conversion price is subject to a maximum of $0.50 per share and a minimum of $0.30 per share, which minimum conversion price shall govern for the 270 days immediately following the issue date of the Series I preferred shares. The minimum conversion price shall be extended indefinitely upon the occurrence of certain defined events, including the effectiveness of a registration statement for the resale of the common stock underlying the preferred and a trading price of our common stock at $0.50 or higher for fifteen consecutive days. We have the ability to compel the exercise of the warrants in tranches of not more than 500,000 warrants each, if the trading price of our common stock equals or exceeds $1.00 for thirty consecutive trading days and a registration statement for the underlying common is effective. The Series I convertible preferred stock and warrants were priced at $10.00 per unit, and resulted in gross cash proceeds of $300,000, less expenses of $12,000.

On June 18, 2002, we agreed to extend the expiration dates of warrants issued in connection with our Series D and F preferred until June 17, 2005 and to reduce the exercise price of certain of those warrants to $1.00. In consideration for this warrant modification, the holders of two promissory notes executed by us aggregating $100,000, dated November 6 and 7, 2001, respectively, agreed to extend the maturity dates of the notes to December 31, 2002. In addition, the holders of our Series D and F preferred stock agreed to waive all potential penalties associated with the Series D and F preferred, including the abandonment of a certain SB-2 registration statement filed in connection with the resale of the common stock underlying the Series D and F preferred. Below is a table containing the warrant modifications.

                                            WARRANT     COMMON       UNMODIFIED
                                             ISSUE    SHARES UPON     PURCHASE
WARRANTHOLDER                   (Series)     DATE      EXERCISE         PRICE
-----------------------------   --------   --------   -----------   ------------
Austinvest Anstalt Balzers        (D)        3-9-99       16,250      $  2.96
Austinvest Anstalt Balzers        (D)       4-23-99        8,125      $  2.96
Austinvest Anstalt Balzers        (D)        2-1-00      422,500      $ 0.625*
Austinvest Anstalt Balzers        (F)        4-7-00    1,000,000      $  1.00
Austinvest Anstalt Balzers        (F)      10-13-00       38,259      $0.9825*
Esquire Trade & Finance, Inc.     (D)        3-9-99       16,250      $  2.96
Esquire Trade & Finance, Inc.     (D)       4-23-99        8,125      $  2.96
Esquire Trade & Finance, Inc.     (D)        2-1-00      422,500      $ 0.625*
Esquire Trade & Finance, Inc.     (F)        4-7-00    1,000,000      $  1.00
Esquire Trade & Finance, Inc.     (F)      10-13-00       38,259      $0.9625*
Libra Finance, S.A.               (F)        4-7-00    1,600,000      $  0.84*
Amro International, S.A.          (D)        2-1-00      455,000      $ 0.625*
Amro International, S.A.          (F)        4-7-00    1,000,000      $  1.00
Amro International, S.A.          (F)      10-13-00       38,259      $0.9625*
Amro International, S.A.          (D)        3-9-99       17,500      $  2.96
Amro International, S.A.          (D)       4-23-99        8,750      $  2.96

*     Exercise price not adjusted

On June 19, 2002, we issued 33,333 shares of restricted common stock to Tradersbloom Limited, as a finder fee in connection with the issuance of our Series I preferred stock. Tradersbloom Limited is a sophisticated and accredited investor.

On June 19, 2002, we issued 66,667 shares of restricted common stock to Libra Finance, S.A., as a finder fee in connection with the issuance of our Series I preferred stock. Libra Finance, S.A. is a sophisticated and accredited investor.

On June 21, 2002, we issued 10,000 shares of common stock to The Keshet Fund LP, upon the conversion of 135 shares of Series G Convertible Preferred, at a conversion price of $0.1760. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $402.29.

On July 1, 2002, the Company issued 500,000 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 8,250 shares of Series D Convertible Preferred, at a conversion price of $0.165. The conversion did not include accrued and unpaid dividends on the preferred converted.

On July 1, 2002, the Company issued 500,000 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 8,250 shares of Series D Convertible Preferred, at a conversion price of $0.165. The conversion did not include accrued and unpaid dividends on the preferred converted.

On July 23, 2002, the Company issued 475,000 shares of common stock to The Keshet Fund LP, upon the conversion of 6,172 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $18,083.72.

On July 23, 2002, the Company issued 475,000 shares of common stock to Keshet LP, upon the conversion of 6,172 shares of Series G Convertible Preferred, at a conversion price of $0.1680. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $18,083.72.

On September 26, 2002, the Company issued 154,171 shares of common stock to Amro International, SA, upon the conversion of 2,500 shares of Series D Convertible Preferred, at a conversion price of $0.187. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $3,830.

On September 26, 2002, the Company issued 396,053 shares of common stock to Amro International, SA, upon the conversion of 7,108 shares of Series D Convertible Preferred, at a conversion price of $0.208. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $11,299.

On September 30, 2002, the Company issued 100,000 shares of non-voting Series J Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $1,000,000. Each preferred share is convertible to 40 shares of the Company's common stock of at a per common share conversion price of $0.25, representing 4,000,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 25 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.40 per common stock share, representing 2,500,000 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The blended per share price for the common stock underlying the preferred and the warrants is $0.307; the September 30, 2002 closing market trading price was $0.29 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

The common stock issued by the Company in the fourth quarter 2002 resulted from conversions by the holders of Series F and G convertible preferred stock. The common stock and the preferred converted were issued to sophisticated and accredited investors, who had appropriate access to information concerning the Company's operations and financial condition in a rule 506 private offering. Holders of the Series F and G preferred can convert such equity into common shares at 75% of the average of the three lowest bid trading prices of the Company's common shares measured during a 20 day lookback period.

On November 8, 2002, the Company issued 160,112 shares of common stock to Austinvest Anstalt Balzers, upon the conversion of 2,642 shares of Series F Convertible Preferred, at a conversion price of $0.165. The Series F preferred does not include dividends.

On November 8, 2002, the Company issued 160,112 shares of common stock to Esquire Trade & Finance, Inc., upon the conversion of 2,642 shares of Series F Convertible Preferred, at a conversion price of $0.165. The Series F preferred does not include dividends.

On November 18, 2002, the Company issued 26,000 shares of common stock to Nesher, Ltd., upon the conversion of 377 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $1,333.92.

On November 18, 2002, the Company issued 11,240 shares of common stock to Talbiya B. Investments, Ltd., upon the conversion of 163 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $577.16.

On November 18, 2002, the Company issued 10,000 shares of common stock to Nesher, Ltd., upon the conversion of 145 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $515.68.

On November 18, 2002, the Company issued 6,000 shares of common stock to Talbiya
B. Investments, Ltd., upon the conversion of 87 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $309.67.

On November 18, 2002, the Company issued 8,000 shares of common stock to The Keshet Fund LP, upon the conversion of 116 shares of Series G Convertible Preferred, at a conversion price of $0.1963. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $413.25.

On November 18, 2002, the Company issued 14,440 shares of common stock to Keshet, LP, upon the conversion of 208 shares of Series G Convertible Preferred, at a conversion price of $0.1960. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $747.92.

On November 18, 2002, the Company issued 6,000 shares of common stock to Keshet, LP, upon the conversion of 93 shares of Series G Convertible Preferred, at a conversion price of $0.2093. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $332.70.

On November 20, 2002, the Company issued 2,000,000 shares of common stock to Amro International, SA, upon the conversion of 39,200 shares of Series F Convertible Preferred, at a conversion price of $0.1960. The Series F preferred does not include dividends.

On November 27, 2002, the Company issued 16,000 shares of common stock to Keshet, LP, upon the conversion of 257 shares of Series G Convertible Preferred, at a conversion price of $0.2093. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $931.69.

On November 27, 2002, the Company issued 15,000 shares of common stock to Keshet, LP, upon the conversion of 273 shares of Series G Convertible Preferred, at a conversion price of $0.2480. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $994.59.

On December 24, 2002, the Company issued 8,000 shares of common stock to The Keshet Fund LP, upon the conversion of 144 shares of Series G Convertible Preferred, at a conversion price of $0.2467. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $534.17.

On December 24, 2002, the Company issued 45,000 shares of common stock to Nesher, LP, upon the conversion of 750 shares of Series G Convertible Preferred, at a conversion price of $0.2293. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $2,815.26.

On December 24, 2002, the Company issued 90,000 shares of common stock to Keshet, LP, upon the conversion of 1,501 shares of Series G Convertible Preferred, at a conversion price of $0.2293. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $5,630.52.

On December 24, 2002, the Company issued 45,000 shares of common stock to Talbiya B. Investments, Ltd, upon the conversion of 750 shares of Series G Convertible Preferred, at a conversion price of $0.2293. The conversion included accrued and unpaid dividends on the preferred converted in the amount of $2,815.26.

On January 2, 2003 the Company granted options for 100,000 shares of common stock to Mr. Toulan pursuant to an employment contract. These options vested immediately, expire on December 30, 2007 and have an exercise price of $0.40 per share.

On January 2, 2003 the Company granted options for 100,000 shares of common stock to Mr. Toulan pursuant to an employment contract. These options vest on December 31, 2003, expire on December 30, 2008 and have an exercise price of $0.40 per share.

On January 2, 2003 the Company granted options for 100,000 shares of common stock to Mr. Toulan pursuant to an employment contract. These options vest on December 31, 2004, expire on December 30, 2009 and have an exercise price of $0.40 per share.

On February 4, 2003, the Company issued 30,000 shares of common stock to Keshet, LP, upon the conversion of 480 shares of Series G Convertible Preferred, at a conversion price of $0.1960. The conversion included accrued and unpaid dividends on the preferred converted.

On February 21, 2003, the Company issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $500,000. Each preferred share is convertible to 40 shares of the Company's common stock of at a per common share conversion price of $0.25, representing 2,000,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 33.33 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.30 per common stock share, representing 1,666,667 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The February 21, 2003 closing market trading price was $0.23 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

On April 14, 2003, the Company issued 50,000 shares of common stock to Keshet, LP, upon the conversion of 596 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

On April 22, 2003, the Company issued 50,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 595 shares of Series G Convertible Preferred, at a conversion price of $0.148. The conversion included accrued and unpaid dividends on the preferred converted.

On May 22, 2003, the Company issued 100,000 shares of common stock to Keshet, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

On May 22, 2003, the Company issued 100,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 607 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

On May 29, 2003, the Company issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $500,000. Each preferred share is convertible to 50 shares of the Company's common stock of at a per common share conversion price of $0.20, representing 2,500,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 40 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.25 per common stock share, representing 2,000,000 shares of common stock underlying the warrants. The warrants are exercisable for a five-year period. The May 22, 2003 closing market trading price was $0.22 per share. In addition, the following adjustments were made to prior issued Warrants for the purpose of facilitating future fund raising by the Company arising out of the exercise of the Warrants by Holder. The Purchase Price, as defined in the Warrants No. 1 and 2, has been reduced to $0.25, subject to further adjustment as described in the Warrants. The Warrant Stock provided for in Warrant No.1 has been increased by 1,500,000 shares. The Warrant Stock provided for in Warrant No. 2 has been increased by 333,333 shares. The Expiration Date, as defined in the respective Warrants, remains as stated. The aforementioned adjustments resulted in a total of 6,000,000 shares of common stock underlying Warrant No. 1 and Warrant No. 2. Those warrants were valued using the Black-Scholes model as of May 22, 2003. No adjustments resulted from that valuation. The trading price Call Option trigger set forth in Section 9 (b) of the Warrants has been reduced from $1.75 to $0.75 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

On August 12, 2003, the Company issued 1,200,000 shares of common stock upon the conversion of 6,542 shares of Series G Convertible Preferred. The conversions were based upon notices of conversion received in June and July 2003, and was delayed in order to determine the accuracy of the conversion variables contained in the respective notices of conversion. The conversion-based issuances of common were as follows:

      o The Company issued 200,000 shares of common stock to Keshet, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 200,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 1,209 shares of Series G Convertible Preferred, at a conversion price of $0.076. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 150,000 shares of common stock to The Keshet Fund, LP, upon the conversion of 773 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 250,000 shares of common stock to Keshet, LP, upon the conversion of 1,289 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 200,000 shares of common stock to Talbiya B. Investments, Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

      o The Company issued 200,000 shares of common stock to Nesher. Ltd., upon the conversion of 1,031 shares of Series G Convertible Preferred, at a conversion price of $0.0653. The conversion included accrued and unpaid dividends on the preferred converted.

On September 15, 2003, the Company issued 213,750 shares of common stock to Michael Willms, upon the conversion of 7,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

On September 29, 2003, the Company issued 70,938 shares of common stock to The Dennis H. Willms Irrevocable Trust, Michael Willms, Trustee, upon the conversion of 2,500 shares of Series H Convertible Preferred, at the fixed conversion price of $0.40. The conversion included accrued and unpaid dividends on the preferred converted.

To obtain funding for our ongoing operations, we entered into a Subscription Agreement with two accredited investors in November 2003 for the sale of (i) $400,000 in convertible debentures, (ii) class A warrants to buy 2,000,000 shares of our common stock and (iii) class B warrants to buy 10,000,000 shares of common stock. In connection with this financing, we paid a finders fee to an accredited investor, which included (i) 400,000 shares of common stock, (ii) class A warrant to purchase 2,000,000 shares of common stock and (iii) 10% of the proceeds received by us in connection with the exercise of the class B warrants, which is payable in shares of common stock at the rate of one share of common stock for every ten shares of common stock actually issued upon exercise of the class B warrants.

      In April 2004, we entered into a Subscription Agreement with two accredited investors for the sale of (i) $500,000 in convertible debentures and
(ii) warrants to buy 3,000,000 shares of our common stock. In connection with this financing, we paid a fee in the amount of $50,000 in the form of a convertible debentures.

The debentures issued in connection with the April 2004 financing bear interest at 10%. The principal on the notes is due in equal monthly installments commencing on November 1, 2004 until October 1, 2005. On October 1, 2005, all principal and interest shall become due. In the event that our common stock has a closing price in excess of $.20 for the five days preceding the monthly payment, then, within our discretion, the monthly payment may be deferred. and the notes are convertible into our common stock at $0.10 per share.

Marvel License

      On February 1, 2004, we entered into a license agreement with Marvel Enterprises, Inc. In consideration for the use of proprietary information, we issued Marvel 750,000 shares of our common stock and a common stock purchase warrant to purchase 750,000 shares of our common stock. The warrants have an exercise price of $.10 per share for the first year and, upon the occurrence of certain conditions tied to the royalty performance under the license, can be extended for an additional year with an exercise price of $.14 per share.

      June 2004

      In June 2004, we entered into a Subscription Agreement with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $800,000 and five-year "A" warrants for the purchase of, in the aggregate, 3,200,000 shares of common stock, at $0.25 per share, and five-year "B" warrants for the purchase of, in the aggregate, 8,000,000 shares of common stock, at $2.00 per share. In addition, in a separate private placement, Mid-Am Capital L.L.C. invested $500,000 in exchange for convertible 10% notes, 5,000,000 "A" warrants and 2,000,000 "A" warrants, which had identical terms to that of the other investors. In consideration for the investors providing us with additional financing in the aggregate amount of $550,000 in October 2004, we subsequently amended the exercise price to $.15 for the "A" warrants and to $.125 for the "B" warrants issued to Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership. The notes are convertible into shares of common stock of the Company at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing January 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on December 1, 2005, if our common stock trades above $0.20 for the five trading days prior to the due date of an installment payment.

      The investors have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      October 2004

      On October 29, 2004, we entered into Subscription Agreements with Longview Fund, LP, Alpha Capital Aktiengesellschaft, Whalehaven Funds Limited and Stonestreet Limited Partnership for the issuance of convertible 10% notes in the aggregate amount of $550,000 and five-year "C" warrants for the purchase of, in the aggregate, 2,200,000 shares of common stock, at $0.15 per share, and the repricing of five-year "A" warrants, issued June 30, 2004 for the purchase of, in the aggregate, 3,200,000 shares of common stock, from $0.25 to $0.15 per share. The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $27,500 to Gem Funding, LLC, Bi-Coastal Consulting Corp., Stonestreet Limited Partnership and Libra Finance, S.A upon identical terms as the principal notes, as a finder's fee, and paid $12,500 in legal fees. The common stock underlying all notes and warrants carry registration rights.

      The investors have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      December 2004

      In December 2004, we entered into Subscription Agreements with Momona Capital Corp. and Ellis International Ltd. for the issuance of convertible 10% notes in the aggregate amount of $400,000 and five-year "C" warrants for the purchase of, in the aggregate, 800,000 shares of common stock, at $0.15 per share The notes are convertible into shares of common stock at $0.10 per common share. The notes are payable in twelve equal monthly installments, commencing May 1, 2005. The installment payments consist of principal and a "premium" of 20% of the principal paid per installment. We have the option to defer such payment until the note's maturity date on April 30, 2006, if our common stock trades above $0.15 for the five trading days prior to the due date of an installment payment and the underlying common stock is registered. In connection with this transaction, we issued additional notes, without attached warrants, in the aggregate amount of $10,000 to Momona Capital Corp. and Ellis International Ltd. upon identical terms as the principal notes, as a finder's fee. The common stock underlying all notes and warrants carry registration rights.

      The investors have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.


Year Ended December 31, 2005

Quarter Ended March 31, 2005

      New Financing: January 2005 Convertible Notes . On January 31, 2005, we closed a funding transaction with Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, Alpha Capital Aktiengesellschaft and Whalehaven Funds Limited, five institutional accredited investors, for the issuance and sale to the Subscribers of up to $2,300,000 of principal amount of promissory notes convertible into shares of our common stock, and Warrants to purchase shares of common stock at 100% coverage of the common stock issuable in accordance with the principal amount of the notes. One Million One Hundred Fifty Thousand Dollars ($1,150,000) of the purchase price was paid on the initial closing date, and One Million One Hundred Fifty Thousand Dollars ($1,150,000) of the purchase price will be payable within five (5) business days after the actual effectiveness of an SB-2 Registration Statement as defined in the Subscription Agreement. The initial closing notes were at prime plus 4% interest in the aggregate amount of $1,150,000, plus five-year Warrants for the purchase of, in the aggregate, 9,200,000 shares of common stock, at the lesser of (i) $0.16, or (ii) 101% of the closing bid price of the Common Stock as reported by Bloomberg L.P. for the OTC Bulletin Board for the trading day preceding the Closing Date. The notes are convertible into shares of our common stock at $0.125 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes have a maturity date two years from closing and are payable in twelve equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which, subject to certain conditions concerning trading volume and price, can be paid in cash at 103% of the monthly installment, or common stock or a combination of both. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors, or a change in the present CEO. In connection with this transaction, we issued restricted common stock in the aggregate amount of 460,000 shares plus the aggregate cash amount of $57,500 for due diligence fees to the investors in this transaction. We issued the Convertible Promissory Note and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. The underlying common stock is now registered pursuant to a Form SB-2 registration statement declared effective August 2, 2005.

      November 2003 Convertible Notes. We converted $25,000 of our November 2003 Convertible Promissory Notes into 549,340 shares of common stock pursuant to a notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion included $2,467 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on August 3, 2004.

      April 2004 Convertible Notes. We converted $99,999 of our April 2004 Convertible Promissory Notes into 1,141,387 shares of common stock pursuant to notices of conversion from Longview Fund LP, at a fixed conversion price of $0.10. The conversions included $14,138 of accrued and unpaid interest. We issued the underlying common stock upon conversion pursuant to our SB-2 registration statement, declared effective on August 3, 2004.

      June 2004 Convertible Notes. We converted $41,666 of our June 2004 Convertible Promissory Notes into 430,327 shares of restricted common stock pursuant to a notice of conversion from Longview Fund LP, at a fixed conversion price of $0.15. The conversion included $22,822 of accrued and unpaid interest. We issued the Convertible Promissory Note and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. The underlying common stock is now registered pursuant to a Form SB-2 registration statement declared effective April 18, 2005.

Quarter Ended June 30, 2005

      New Financing: April 2005 Convertible Note. On April 21, 2005, we closed a funding transaction with Alpha Capital Aktiengesellschaft for the issuance of a convertible 10% note in the aggregate amount of $300,000. The promissory note is convertible into shares of common stock of the Company at $0.20 per common share. Conversions are limited to a maximum ownership of 9.99% of the Company's common stock at any one time. The note has an October 31, 2005 maturity and is payable in five equal monthly installments, commencing June 1, 2005. The installment payments consist of principal (equal to 1/5th of the initial principal amount) plus accrued interest. Installments can be paid in cash or common stock valued at the average closing price of the Company's common stock during the five trading days immediately preceding the relevant installment due date. The Company has repriced Class B Warrants issued on June 30, 2004 from $2.00 per share to $0.125 per share and issued restricted common stock in the aggregate amount of 93,750 shares for finder's fees to a third-party to facilitate this transaction. The Company has the right to prepay the promissory note by paying to the holder cash equal to 120% of the principal to be prepaid plus accrued interest. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors or a change in the present CEO of the Company. The common stock underlying the note and the finder's fee common stock have "piggy back" registration rights. We issued the convertible note and finder's fee common stock to accredited investors, pursuant to a Regulation D offering.

      New Financing: May 2005 Convertible Notes On May 23, 2005, we closed a funding transaction (the "May '05 Transaction") with Longview Fund, LP, Whalehaven Funds Limited, Ellis International Ltd., and Osher Capital Corp., four institutional accredited investors, for the issuance and sale to the Subscribers of Five Hundred Thousand Dollars ($500,000) of principal amount of promissory notes convertible into shares of our common stock and Warrants to purchase shares of common stock at 100% coverage of the common stock issuable in accordance with the principal amount of the notes. This May '05 Transaction was a part of a January 23, 2005 funding transaction for an aggregate of Two Million Three Hundred Thousand Dollars ($2,300,000), One Million One Hundred Fifty Thousand Dollars ($1,150,000) of which was paid on the initial closing date, and One Million One Hundred Fifty Thousand Dollars ($1,150,000) of which (the "Second Tranche") was to be payable within five (5) business days after the actual effectiveness of an SB-2 Registration Statement covering the aggregate transaction, as defined in the Subscription Agreement. The May '05 Transaction for Five Hundred Thousand Dollars ($500,000) is a partial interim closing of the Second Tranche, which occurred prior to the anticipated effectiveness of the SB-2 Registration Statement covering the aggregate transaction. Contemporaneous with the May '05 Transaction, we agreed to a modification of the January 23, 2005 aggregate transaction for the substitution of Ellis International Ltd. and Osher Capital Corp. in the place of Alpha Capital Aktiengesellschaft, one of the original investors. The May '05 Transaction convertible notes are at prime plus 4% interest in the aggregate amount of $500,000, plus five-year Warrants for the purchase of, in the aggregate, 4,000,000 shares of common stock, at an exercise price of $0.129. The notes are convertible into shares of our common stock at $0.125 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes have a maturity date two years from closing and are payable in twelve equal monthly installments, commencing June 1, 2005. The installment payments consist of principal equal to 1/20th of the initial principal amount which, subject to certain conditions concerning trading volume and price, can be paid in cash at 103% of the monthly installment or common stock or a combination of both. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors, or a change in the present CEO. In connection with this transaction, we issued restricted common stock in the aggregate amount of 200,000 shares plus the aggregate cash amount of $25,000 for due diligence fees to Longview Fund, LP, Gem Funding LLC, Ellis International Ltd., and Osher Capital Corp. in this transaction. The Second Tranche of the January 23, 2005 aggregate transaction, now in the amount of $650,000, remains outstanding and will be triggered by the effectiveness of the pending SB-2 registration statement.

      Conversions: November 2003 Convertible Notes. We converted $50,000 of our November 2003 Convertible Promissory Note into 1,106,740 shares of common stock pursuant to a notice of conversion from Gamma Opportunity Capital Partners LP, at a fixed conversion price of $0.05. The conversion included $5,337 of accrued and unpaid interest. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on August 3, 2004.

      Warrant Exercise: November 2003 Warrant. We issued 1,000,000 shares of common stock to Gamma Opportunity Capital Partners LP pursuant to the exercise of a Warrant issued in connection with the November 2003 financing transaction, and received $50,000 in warrant exercise payments. The shares of common stock underlying the warrant were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 3, 2004.

      Warrant Exercise: April 2004 Warrant. We issued 1,500,000 shares of common stock to Longview Fund LP pursuant to the exercise of a Warrant issued in connection with the April 2004 financing transaction, and received $225,000 in warrant exercise payments. The shares of common stock underlying the warrant were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 3, 2004.

      Conversions: June 2004 Convertible Notes. We converted $528,573 of our June 2004 Convertible Promissory Notes into 5,633,039 shares of common stock pursuant to notices of conversion from Longview Fund LP, Gem Funding LLC, Whalehaven Capital Fund Limited, Stonestreet Limited Partnership and Bi-Coastal Consulting Corp. at a fixed conversion price of $0.10. The conversion included $33,689 of accrued and unpaid interest. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

      Warrant Exercise: June 2004 Warrant. We issued 2,200,000 shares of common stock to Longview Fund LP, Whalehaven Capital Fund Limited and Stonestreet Limited Partnership pursuant to the exercise of Warrants issued in connection with the June 2004 financing transaction, and received $309,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

      Conversions: October 2004 Convertible Notes. We converted $446,250 of our October 2004 Convertible Promissory Notes into 4,718,514 shares of common stock pursuant to notices of conversion from Longview Fund LP, Gem Funding LLC, Whalehaven Capital Fund Limited, Stonestreet Limited Partnership and Bi-Coastal Consulting Corp. at a fixed conversion price of $0.10. The conversion included $25,602 of accrued and unpaid interest. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

      Warrant Exercise: October 2004 Warrant. We issued 1,700,000 shares of common stock to Longview Fund LP, Whalehaven Capital Fund Limited and Stonestreet Limited Partnership pursuant to the exercise of Warrants issued in connection with the October 2004 financing transaction, and received $248,700 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

      Conversions: December 2004 Convertible Notes. We converted $210,000 of our December 2004 Convertible Promissory Notes into 2,176,706 shares of common stock pursuant to notices of conversion, to Momona Capital Corp. and Ellis International Ltd Inc., at a fixed conversion price of $0.10 per share. The conversion included $7,450 of accrued and unpaid interest. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on April 18, 2005.

      Warrant Exercise: December 2004 Warrant. We issued 500,000 shares of common stock to Momona Capital Corp. and Ellis International Ltd Inc., pursuant to the exercise of Warrants issued in connection with the December 2004 financing transaction, and received $72,500 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

      Conversions: January 2005 Convertible Notes. We converted $534,304 of our January 2005 Convertible Promissory Notes into 4,461,685 shares of restricted common stock pursuant to notices of conversion, to Longview Fund LP, Longview Equity Fund LP and Longview International Equity Fund LP at a fixed conversion price of $0.125 per share. We issued the Convertible Promissory Note and the underlying common stock upon conversion to an accredited investor, pursuant to a Regulation D offering. The underlying common stock is now registered pursuant to a Form SB-2 registration statement declared effective August 2, 2005.

      Conversions: Series F Convertible Preferred. We converted 31,134 shares of our Series F Convertible Preferred, having a stated value of $311,340 into 2,903,839 shares of common stock pursuant to notices of conversion, to Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. We issued the Series F Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series H Convertible Preferred. We converted 100,000 shares of our Series H Convertible Preferred, having a stated value of $1,000,000 into 2,500,000 shares of common stock pursuant to notices of conversion, to four individual and two institutional investors. We issued the Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series I Convertible Preferred. We converted 20,000 shares of our Series I Convertible Preferred, having a stated value of $200,000 into 2,354,808 shares of common stock pursuant to a notice of conversion, to Alpha Capital AG. We issued the Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Warrant Exercise: Series I Warrant. We issued 1,333,333 shares of restricted common stock to Alpha Capital AG, pursuant to the exercise of Warrants issued in connection with the Series I financing transaction, and received $133,333 in warrant exercise payments. The shares of common stock underlying the warrants are now registered pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 2, 2005.

      Private Placements. On May 17, 2005 we issued the aggregate of 27,500 restricted shares of the Company's common stock, with a recorded value of $4,950, to eleven product sales brokers as a bonus for the performance of services for the Company. We issued the restricted common stock pursuant to
Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering.

      S-8 Registration. On April 14, 2005 and April 18, 2005, we issued 750,000 and 250,000 shares, respectively, of our common stock to Geoffrey Eiten, for services rendered for strategic business planning. These shares were part of 1,500,000 shares of the Company's common stock registered under a Form S-8 registration statement filed December 23, 2004.

      Warrant Issue. On June 20, 2005, we issued one year Warrant to Marvel Enterprises Inc. to purchase 1,000,000 shares of our common stock a $0.05 per share. This Warrant was issued in connection with the execution of a License Agreement with Marvel for the United States, Canada and Mexico. We issued the Warrant pursuant to Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering.

Quarter Ended September 30, 2005

      Warrant Exercise: Series D Warrant. We issued 696,042 shares of common stock to Longview Fund LP, Longview Equity Fund LP, Longview International Equity Fund LP and Esquire Trade & Finance Inc., pursuant to the cashless exercises of warrants for 763,750 shares of common stock. We issued the Warrants and the underlying common stock upon exercise to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series F Convertible Preferred. We converted 19,133 shares of our Series F Convertible Preferred, having a stated value of $191,330 into 804,752 shares of common stock pursuant to notices of conversion to Amro International, SA. We issued the Series F Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Warrant Exercise: Series F Warrant. We issued 3,345,417 shares of common stock to Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. and Libra Finance, SA., pursuant to the cashless exercise of warrants for 3,676,518 shares of common stock. We issued the Warrants and the underlying common stock upon exercise to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series H Convertible Preferred. We converted 1,000 shares of our Series H Convertible Preferred, having a stated value of $10,000 into 25,000 shares of common stock pursuant to notices of conversion, to one individual investor. We issued the Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: Series I Convertible Preferred. We converted 10,000 shares of our Series I Convertible Preferred, having a stated value of $100,000 into 656,953 shares of common stock pursuant to a notice of conversion, to Tradersbloom Limited. The conversion included $24,000 of accrued and unpaid interest. We issued the Convertible Preferred and the underlying common stock upon conversion to accredited investors, pursuant to a Regulation D offering and Rule 144(k).

      Conversions: April 2004 Convertible Notes. We converted $250,000 of our April 2004 Convertible Promissory Notes into 2,808,219 shares of common stock pursuant to notices of conversion from Osher Capital Inc., Ellis International Ltd Inc. and Alpha Capital AG. The conversion included $3,082 of accrued and unpaid interest on the converted amount. We issued the underlying common stock upon conversion pursuant to a Form SB-2 registration statement, declared effective on August 4, 2004.

      Conversions: June 2004 Convertible Notes. We converted $250,000 of our June 2004 Convertible Promissory Notes into 2,796,575 shares of common stock pursuant to notices of conversion from Alpha Capital AG at a fixed conversion price of $0.10. The conversion included $29,657 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

      Conversions: October 2004 Convertible Notes. We converted $125,000 of our October 2004 Convertible Promissory Notes into 1,342,808 shares of common stock pursuant to notices of conversion from Alpha Capital AG at a fixed conversion price of $0.10. The conversion included $9,280 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

      Warrant Exercise: December 2004 Warrant. We issued 300,000 shares of common stock to Momona Capital Corp. pursuant to the exercise of Warrants issued in connection with the December 2004 financing transaction, and received $30,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

      Conversions: January 2005 Convertible Notes. We converted $500,071 of our January 2005 Convertible Promissory Notes into 4,186,644 shares of restricted common stock pursuant to notices of conversion, to Longview Fund LP, Longview Equity Fund LP and Longview International Equity Fund LP at a fixed conversion price of $0.125 per share. The conversion included $23,260 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      Warrant Exercise: January 2005 Warrant. We issued 7,200,000 shares of common stock to Whalehaven Capital Fund Limited, Longview Fund LP, Longview Equity Fund LP and Longview International Equity Fund LP pursuant to the exercise of Warrants issued in connection with the January 2005 financing transaction, and received $720,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 2, 2005.

      Conversions: April 2005 Convertible Notes. We converted $300,000 of our April 2005 Convertible Promissory Note into 1,556,438 shares of restricted common stock pursuant to notices of conversion, to Alpha Capital AG at a fixed conversion price of $0.20 per share. The conversion included $11,288 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      Conversions: May 2005 Convertible Notes. We converted $475,000 of our May 2005 Convertible Promissory Notes into 4,141,270 shares of restricted common stock pursuant to notices of conversion, to Whalehaven Capital Fund Limited, Ellis International Ltd, Longview Fund LP and Osher Capital Corp. The conversion included $9,317 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      Warrant Exercise: May 2005 Warrant. We issued 4,000,000 shares of common stock to Whalehaven Capital Fund Limited, Ellis International Ltd, Longview Fund LP and Osher Capital Corp. pursuant to the exercise of Warrants issued in connection with the January 2005 financing transaction, and received $400,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 2, 2005.

      New Financing: August 2005 Convertible Notes On August 18, 2005, we closed a funding transaction (the "August '05 Transaction") with Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP, three institutional accredited investors, for the issuance and sale to the Subscribers of Six Hundred Fifty Thousand Dollars ($650,000) of principal amount of promissory notes convertible into shares of our common stock and Warrants to purchase shares of common stock at 100% coverage of the common stock issuable in accordance with the principal amount of the notes. This August'05 Transaction was a part of a January 23, 2005 funding transaction for an aggregate of Two Million Three Hundred Thousand Dollars ($2,300,000). The August '05 Transaction is the Second Tranche of the January '05 transaction, which occurred upon the effectiveness of the SB-2 Registration Statement covering the aggregate transaction. The August'05 Transaction convertible notes are at prime plus 4% interest in the aggregate amount of $650,000, plus five-year Warrants for the purchase of, in the aggregate, 5,200,000 shares of common stock, at an exercise price of $0.129. The notes are convertible into shares of our common stock at $0.125 per common share. Conversions are limited to a maximum ownership of 9.99% of the underlying common stock at any one time. The notes have a maturity date two years from closing and are payable in twelve equal monthly installments. The installment payments consist of principal equal to 1/20th of the initial principal amount which, subject to certain conditions concerning trading volume and price, can be paid in cash at 103% of the monthly installment, or common stock or a combination of both. The notes have an acceleration provision upon the change in a majority of the present Board of Directors except as the result of the death of one or more directors, or a change in the present CEO. In connection with this transaction, we issued restricted common stock in the aggregate amount of 260,000 shares plus the aggregate cash amount of $32,500 for due diligence fees to Longview Fund companies. We issued the equity equivalents, the underlying common stock upon conversion and the finders' fee common stock pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      On September 30, 2005, we prepaid $250,000 of the aggregate $650,000 of the August '05 Transaction notes, as follows: $57,692 to Longview Fund, LP, $144,231 to Longview Equity Fund, LP and $ $48,077 to Longview International Equity Fund, LP. The holders of these notes waived the prepayment premium in lieu of their retention of warrants attached to August '05 Transaction.

      Conversions: August 2005 Convertible Notes. We converted $91,217 of our August 2005 Convertible Promissory Notes into 743,750 shares of restricted common stock pursuant to a notice of conversion, to Longview Fund LP, at a fixed conversion price of $0.125 per share. The conversion included $1,752 of accrued and unpaid interest on the converted amount. We issued the common stock upon conversion pursuant to a Form SB-2 registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

      Warrant Exercise: August 2005 Warrant. We issued 5,200,000 shares of common stock to Longview Fund LP, Longview Equity Fund LP and Longview International Equity Fund LP pursuant to the exercise of Warrants issued in connection with the August 2005 financing transaction, and received $520,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on August 2, 2005.

      Private Placements. On August 3, 2005 we issued 500,000 restricted shares of our common stock to Geoffrey Eiten, for services rendered for strategic business planning. We issued the restricted common stock pursuant to Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering.

      On August 29 and September 19, 2005 we issued the aggregate of 1,000,000 restricted shares of our common stock to National Financial Communications Corp. pursuant to the exercise of Warrants issued in connection with a consulting agreement for services rendered for strategic business planning. We issued the restricted common stock pursuant to Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering.

      On September 19, 2005, we issued 450,000 restricted shares of our common stock to Alpha Capital AG, an accredited investor, in a sale not involving a public offering at a price of $1.00 per share. We issued the common stock pursuant to a Regulation D offering.

      Warrant Issue. On August 31, 2005, we issued a three year Warrant to Coca-Cola Enterprises Inc. to purchase 30,000,000 shares of our common stock a $0.36 per share. During the first 18 months of the exercise period, the Company has the option to "call" the exercise of up to 10,000,000 shares of common stock issuable upon exercise of the Warrant, upon the Company's satisfaction of certain conditions, including a trading price of not less than $1.08 per share for 20 consecutive trading days. This Warrant was issued in connection with the execution of a Master Distribution Agreement on August 31, 2005. We issued the Warrant pursuant to Section 4(6) of the Securities Act of 1933, which provides an exemption from the registration requirements of the Act for transactions not involving a public offering. The Company will record an $11,900,000 net charge in deferred distribution costs for the issuance of a three year warrant to Coca-Cola Enterprises to purchase of 30,000,000 shares of our common stock in connection with the Master Distribution Agreement. The Company will recognize that cost as a selling expense over the 10-year term of the agreement.

Quarter Ended December 31, 2005

      On November 28, 2005, we closed a funding transaction with 13 accredited institutional investors, for the issuance and sale of 40,500,000 shares of our common stock for a purchase price of $20,250,000. In addition, we also issued five-year warrants for the purchase of an additional 15,187,500 shares of common stock at an exercise price of $0.80 per share. The securities are restricted and have been issued pursuant to an exemption to the registration requirements of
Section 5 of the Securities Act of 1933 for "transactions of the issuer not involving any public offering" provided in Section 4(2) of the Act and pursuant to a Regulation D offering. In connection with this financing, we issued common stock purchase warrants to purchase 1,012,500 shares of common stock at an exercise price of $.50 per share and 304,688 shares of common stock at an exercise price of $.80 per share to SG Cowen & Co., LLC, who acted as placement agent for this financing.

      The shares of common stock and the shares of common stock underlying the warrants carry registration rights that obligate us to file a registration statement within 45 days from closing and have the registration statement declared effective within 120 days from closing.

      All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, or business associates of Bravo! Brands Inc., and transfer was restricted by Bravo! Brands Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Warrant Exercise: June 2004 Warrant. In December 2005, we issued 2,500,000 shares of common stock to Alpha Capital AG pursuant to the exercise of a "B" Warrant issued in connection with the June 2004 financing transaction and received $250,000 in warrant exercise payments. The shares of common stock underlying the warrants were issued pursuant to a Form SB-2 shelf registration statement, declared effective by the SEC on April 18, 2005.

Year 2006

On March 31, 2005, we received notices of exercise for and issued 1,000,000 shares of common stock as provided in our June 2004 A Warrant and 500,000 shares of our October 2004 C Warrant. The shares of common stock underlying these Warrants were registered pursuant to a registration statement declared effective April 18, 2005.

On April 13, 2006, we issued 457,125 shares of common stock pursuant to a notice of conversion of interest and premium associated with our June 2004 convertible note. The common stock underlying this note was registered pursuant to a registration statement declared effective on April 18, 2005.

On April 17, 2006, we issued 807,692 shares of common stock underlying our Series F Warrant for 1,000,000 shares to an accredited investor. The shares of common stock underlying the Warrant were issued pursuant Regulation D.

On April 21, 2006, we issued 437,500 shares of common stock to an accredited investor pursuant to notices of conversion of our April, June and October 2004 convertible notes. The common stock underlying these notes was registered pursuant to a registration statement declared effective on August 3, 2004 and April 18, 2005, respectively.

On April 21, 2006, we issued 196,078 shares of our common stock in a private placement, pursuant to Section 4(2) of the Securities Act of 1933, to an accredited investor.

On April 28, 2006 we issued 1,500,000 shares of common stock underlying our April 2004 Warrant. The shares of common stock underlying the Warrant were registered pursuant to a registration statement declared effective on August 3, 2004.

On May 12, 2006, we issued $2,500,000, six-month-term, 10% notes payable plus detachable warrants to purchase 1,500,000 shares of our common stock with a strike price of $0.80 for a period of five-years. Net proceeds from this financing transaction amounted to $2,235,000. The holder has the option to redeem the notes for cash in the event of defaults and certain other contingent events, including events related to the common stock into which the instrument is convertible, registration and listing (and maintenance thereof) of our common stock and filing of reports with the Securities and Exchange Commission (the "Default Put"). We evaluated the terms and conditions of the notes and warrants and determined that (i) the Default Put required bifurcation because it did not meet the "clearly and closely related" criteria of FAS 133 and (ii) the warrants did not meet all of the requisite conditions for equity classification under FAS
133. As a result, the net proceeds from the arrangement were first allocated to the Default Put ($87,146) and the warrants ($901,665) based upon their fair values, because these instruments are required to be initially and subsequently carried at fair values. These instruments will be carried in our balance sheet following the financing under the classification, Derivative Liabilities and adjusted to fair value. The warrants and shares of common stock underlying the warrants and notes were issued to two accredited investors in a private placement exempt from registration under the Securities Act of 1933 pursuant Regulation D.

On May 16, 2006, we issued 2,000,000 shares of common stock pursuant to an exercise of a warrant associated with our January 2005 convertible note financing. The common stock underlying this warrant was registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

On June 7, 2006, we issued 101,100 shares of common stock pursuant to a conversion of our May 2005 convertible note. The shares of common stock underlying the convertible note were issued pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

On June 23, 2006, we issued 2,000,000 shares of common stock pursuant to an exercise of a warrant associated with our November 2003 convertible notes financing. The common stock underlying this warrant was registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 3, 2004.

On July, 6, 2006, we issued 83,121 shares of our common stock in a private placement, pursuant to Section 4(2) of the Securities Act of 1933, to an accredited investor.

On July, 14, 2006, we issued 436,388 shares of common stock upon the cashless exercise of a warrant associated with our Series D convertible preferred stock. These shares were issued to an accredited investor pursuant to Regulation D and
Section 4(2) of the Securities Act of 1933.

On July 14, August 14 and August 31, 2006, we issued, in the aggregate, 275,000 shares of common stock pursuant to a conversion of our Series H preferred stock. The shares of common stock underlying the preferred were issued pursuant to Regulation D.

On July, 19, 2006, we issued 1,008,065 shares of common stock upon the cashless exercise of a warrant associated with our Series H convertible preferred stock. These shares were issued to an accredited investor pursuant to Regulation D and
Section 4(2) of the Securities Act of 1933.

On July 27, 2006, we entered into definitive agreements to sell $30 million senior convertible notes that are due in 2010 to several institutional and accredited investors in a private placement exempt from registration under the Securities Act of 1933. The notes initially carry a 9% coupon, payable quarterly and are convertible into shares of common stock at $0.70 per share. In 2007, the coupon may decline to LIBOR upon the Company achieving certain financial milestones. The notes will begin to amortize in equal, bi-monthly payments beginning in mid-2007. We concurrently issued warrants to purchase 12,857,143 shares of common stock at $0.73 per share that expire in July 2011 to the investors in the private placement. Under the terms of the financing, we will sell $30 million notes, of which $15.0 million of the notes will be held in escrow. The release of the escrowed funds will be subject to stockholder approval. We intend to file a proxy statement seeking such shareholder approval as soon as practical. As a result of our failure to file our March 31, 2006 Form 10QSB timely, an event of default has occurred under the terms of the Notes, and the interest rate on the Notes, payable quarterly, was increased from 9% to 14% per annum. Pursuant to the terms of the Notes, upon the occurrence of an event of default, holders of the Notes may, upon written notice to the Company, each require the Company to redeem all or any portion of their Notes, at a default redemption price calculated pursuant to the terms of the Notes. We have entered into an Amendment Agreement with the holders of the Notes to amend the Notes in certain respects as consideration for the holders' release of the Company's default resulting from its delay in the filing of this quarterly report.

On August 24, 2006, we issued 168,937 shares of common stock pursuant to a conversion of our May 2005 convertible note. The shares of common stock underlying the convertible note were issued pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 2, 2005.

On September 13 2006, we issued, in the aggregate, 161,527 shares of common stock pursuant to a conversion of our Series F preferred stock. The shares of common stock underlying the preferred were issued pursuant to Regulation D.

On September28, 2006, we issued 4,000,000 shares of common stock pursuant to a conversion of our November 2003 convertible note. The shares of common stock underlying the convertible note were issued pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 3, 2004.

On September28, 2006, we issued 1,000,000 shares of common stock pursuant to a conversion of our June 2004 convertible note. The shares of common stock underlying the convertible note were issued pursuant to a registration statement declared effective by the Securities and Exchange Commission on April 18, 2005.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Bravo! Foods International Corp., a Delaware corporation.

        Exhibit
 No.    Title of Document
-----   -----------------
 3.1    Articles of Incorporation                                           (1)

 3.2    Amended Articles (name change)                                      (1)

 3.3    Restated Bylaws China Peregrine Food Corporation                    (1)

 3.4    Amended Articles (name change and increase in authorized shares
        of common stock)                                                    (filed herewith)


 4.1    Preferred, Series B Designation                                     (1)

 4.2    Preferred, Series F Designation                                     (2)

 4.3    Preferred, Series G Designation                                     (3)

 4.4    Preferred, Series H Designation                                     (6)

 4.5    Preferred, Series I Designation                                     (7)

 4.6    Preferred, Series J Designation                                     (8)

 4.7    Preferred, Series K Designation                                     (10)

 4.8    Subscription Agreement dated November 2003 entered with Gamma
        Opportunity Capital Partners, LP                                    (11)

 4.9    Class A Common Stock Purchase Warrant issued to Gamma
        Opportunity Capital Partners, LP                                    (11)

 4.10   Class B Common Stock Purchase Warrant issued to Gamma
        Opportunity Capital Partners, LP                                    (11)

 4.11   Convertible Note issued to Gamma Opportunity Capital Partners,
        LP dated November 2003                                              (11)

 4.12   Class A Common Stock Purchase Warrant issued to Libra Finance,
        S.A.                                                                (11)

 4.13   Subscription Agreement dated November 2003 entered with MID-AM
        CAPITAL, L.L.C.                                                     (11)

 4.14   Class A Common Stock Purchase Warrant issued to MID-AM CAPITAL,
        L.L.C.                                                              (11)

 4.15   Class B Common Stock Purchase Warrant issued to MID-AM CAPITAL,
        L.L.C.                                                              (11)

 4.16   Convertible Note issued to MID-AM CAPITAL, L.L.C. dated
        November 2003                                                       (11)

 4.17   Subscription Agreement dated April 2, 2004 entered with Alpha
        Capital Aktiengesellschaft and Longview Fund LP                     (11)

 4.18   Convertible Note issued to Alpha Capital Aktiengesellschaft
        dated April 2004                                                    (11)

 4.19   Convertible Note issued to Longview Fund LP dated April 2004        (11)

 4.20   Common Stock Purchase Warrant issued to Alpha Capital
        Aktiengesellschaft dated April 2004                                 (11)

 4.21   Common Stock Purchase Warrant  issued to Longview Fund LP dated
        April 2004                                                          (11)

 4.21   Subscription Agreement entered by and between the Company and
        Mid-AM Capital LLC dated June 2004                                  (12)

 4.22   Convertible Note issued to Mid-AM Capital LLC dated June 2004       (12)

 4.23   Common Stock Purchase Warrant A issued to Mid-AM Capital LLC
        dated June 2004                                                     (12)

 4.24   Common Stock Purchase Warrant B issued to Mid-AM Capital LLC
        dated June 2004                                                     (12)

 4.25   Subscription Agreement entered by and between the Company and
        Alpha Capital, Longview Fund LP, Stonestreet Limited
        Partnership, Whalehaven Funds Limited and Gamma Opportunity
        Capital Partners LP dated June 2004                                 (12)

 4.26   Form of Common Stock Purchase A issued to Alpha Capital,
        Longview Fund LP, Stonestreet Limited Partnership, Whalehaven
        Funds Limited and Gamma Opportunity Capital Partners LP dated
        June 2004                                                           (12)

 4.27   Form of Common Stock Purchase B issued to Alpha Capital,
        Longview Fund LP, Stonestreet Limited Partnership, Whalehaven
        Funds Limited and Gamma Opportunity Capital Partners LP dated
        June 2004                                                           (12)

 4.28   Form of Convertible Note issued to Alpha Capital, Longview Fund
        LP, Stonestreet Limited Partnership, Whalehaven Funds Limited
        and Gamma Opportunity Capital Partners LP dated June 2004           (12)

 4.29   Subscription Agreement entered by and between the Company and
        Alpha Capital, Longview Fund LP, Stonestreet Limited
        Partnership and Whalehaven Funds Limited dated October 2004         (12)

 4.30   Form of Common Stock Purchase C issued to Alpha Capital,
        Longview Fund LP, Stonestreet Limited Partnership and
        Whalehaven Funds Limited dated October 2004                         (12)

 4.31   Form of Convertible Note issued to Alpha Capital, Longview Fund
        LP, Stonestreet Limited Partnership, Whalehaven Funds Limited
        and Gamma Opportunity Capital Partners LP dated October 2004        (12)

 4.32   Subscription Agreement entered by and between the Company and
        Momona Capital Corp. and Ellis International Ltd. dated
        December 2004                                                       (12)

 4.33   Form of Common Stock Purchase C issued to Momona Capital Corp.
        and Ellis International Ltd. dated December 2004                    (12)

 4.34   Form of Convertible Note issued to Momona Capital Corp. and
        Ellis International Ltd. dated December 2004                        (12)

 4.35   Subscription Agreement entered by and between the Company and
        Longview Fund, LP, Longview Equity Fund, LP, Longview
        International Equity Fund, LP, Alpha Capital Aktiengesellschaft
        and Whalehaven Funds Limited dated January 2005                     (13)

 4.36   Form of Convertible Note issued in January 2005                     (13)

 4.37   Form of Common Stock Purchase Warrant issued in January 2005        (13)

 4.38   Modification Agreement entered by and between the Company and
        Longview Fund, LP, Longview Equity Fund, LP, Longview
        International Equity Fund, LP, Alpha Capital Aktiengesellschaft
        and Whalehaven Funds Limited dated May 2005                         (13)

 4.39   Subscription Agreement entered by and between the Company and
        Alpha Capital Aktiengesellschaft dated April 2005                   (13)

 4.40   Form of Convertible Note issued in April 2005                       (13)

 4.41   Form of Securities Purchase Agreement with 13 institutional investors in connection with November 28, 2005 $20,250,000
        financing                                                           (16)

 4.42   Form of Stock Purchase Warrant in connection with November 28,
        2005 $20,250,000 financing                                          (16)

 4.43   Securities Purchase Agreement for the August 2006 financing         (17)

 4.44   Registration Rights Agreement for the August 2006 financing         (17)

 4.45   Form of Initial Senior Convertible Note for the August 2006
        financing                                                           (17)

 4.46   Form of Additional Senior Convertible Note for the August 2006
        financing                                                           (17)

 4.47   Form of Series A Warrant for the August 2006 financing              (17)

 4.48   Form of Series B Warrant for the August 2006 financing              (17)

 4.49   Form of Amendment Agreement for the August 2006 financing           (18)

 4.50   Form of Amended and Restated Note                                   (18)

 5.1    Sichenzia Ross Friedman Ference LLP Opinion and Consent             (15)

10.1    Warner Bros China License Agreement                                 (5)

10.2    Warner Bros China License Agreement (modified)                      (5)

10.3    Warner Bros. U.S. License Agreement                                 (5)

10.4    Warner Bros. Mexico License Agreement                               (6)

10.5    Warner Bros. Canada License Agreement                               (6)

10.6    MoonPie License Agreement                                           (10)

10.7    Marvel License Agreement                                            (10)

10.8    SADAFCO Production Agreement                                        (10)

10.9    Real Estate Lease Amendment Extending Term                          (10)

10.10     Coca-Cola Enterprises Master Distribution Agreement               (14)

10.11     Oman National Dairy Products Co. Ltd. Production Agreement        (14)

10.12   Marvel Enterprises License (Middle East)                            (14)

10.13   Bravo! - HP Hood Contract Packaging Agreement                       (19)

21.1    Subsidiaries                                                        (6)

21.2    Subsidiaries Articles of Association                                (6)
        China Premium Food Corporation  (Shanghai) Co., Inc.

23.1    Consent of Lazar Levine & Felix LLP (filed herewith).

23.2    Consent of legal counsel (see Exhibit 5.1).

----------
(1)  Filed with Form 10SB/A First Amendment

(2)  Filed with Form 10QSB for 3-31-99

(3)  Filed with Form 10QSB for 6-30-99

(4)  Filed with Form 10K-SB for 12-31-99

(5)  Filed with Form 10QSB for 6-30-00

(6)  Filed with Form SB-2/A Second Amendment

(7)  Filed with Form SB-2/A Third Amendment

(8)  Filed with Form 10K-SB 2001

(9)  Filed with Form 8K filed October 2, 2002

(10) Filed with Form 10-KSB for 12-31-03

(11) Filed with Form SB-2 filed June 4, 2004

(12) Filed with the Form SB-2 filed on January 19, 2005

(13) Filed with the Form SB-2 filed on June 10, 2005

(14) Filed with the Form 10-QSB for the quarter ended September 30, 2005

(15) Filed with the Form SB-2 filed on December 21, 2005

(16) Filed with the Form 8-K filed November 28, 2005

(17) Filed with the Form 8-K filed August 2, 2006

(18) Filed with the Form 8-K filed September 5, 2006

(19) Filed with the Form 8-K filed October 2, 2006

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of North Palm Beach, State of Florida, on October 30, 2006.


                               BRAVO! BRANDS INC.


By: /s/ Roy G. Warren
    ---------------------
    Roy G. Warren, CEO

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name                    Title                                 Date
---------------------   -----------------------------------   ------------------



/s/Stanley Hirschman    Chairman and Director                  October 30, 2006
---------------------
Stanley Hirschman


/s/Roy G. Warren        Director and CEO                       October 30, 2006
---------------------
Roy G. Warren


/s/Arthur W. Blanding   Director                               October 30, 2006
---------------------
/s/Arthur W. Blanding


/s/Robert Cummings      Director                               October 30, 2006
---------------------
Robert Cummings


/s/Phillip Pearce       Director                               October 30, 2006
---------------------
Phillip Pearce


/s/John McCormack       Director                               October 30, 2006
---------------------
John McCormack


/s/Tommy Kee            Chief Accounting Officer,              October 30, 2006
---------------------
Tommy Kee


/s/Roy D. Toulan        Vice President, Corporate Secretary    October 30, 2006
---------------------   and General Counsel
Roy D. Toulan


/s/Jeffrey Kaplan       Chief Financial Officer                October 30, 2006
-----------------
Jeffrey Kaplan